As filed with the Securities and Exchange Commission on October 10, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wizard Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7900	98-0357690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

662 N. Sepulveda Blvd., Suite 300

Los Angeles, CA 90049

Telephone: (310) 648-8410

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John D. Maatta

Chief Executive Officer and President

662 N. Sepulveda Blvd., Suite 300

Los Angeles, CA 90049

Telephone: (310) 648-8410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven D. Pidgeon DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016	Michael Francis Christina C. Russo Akerman LLP 350 E Las Olas Blvd, Suite 1600 Fort Lauderdale, FL 33301

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	$13,000,000	$1,575.60
Representative’s Warrants to purchase common stock(3)	$—	$—
Shares of common stock underlying the Representative’s Warrants(4)	$1,040,000	$126.05
Total	$14,040,000	$1,701.65

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Includes common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	The Registrant has agreed to issue warrants exercisable within five years after the effective date of this registration statement representing 8% of the securities issued in the offering (the “Representative’s Warrants”) to Roth Capital Partners, LLC, as representative of the underwriters. The Representative’s Warrants are exercisable at a per share price equal to 115% of the common stock public offering price. See “Underwriting.” In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the Representative’s Warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.
(4)	Represents the maximum number of shares of the Registrant’s common stock issuable upon exercise of the Representative’s Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 10, 2018

Preliminary Prospectus

Shares

Wizard Entertainment, Inc.

Common Stock

We are offering $13,000,000 of shares of our common stock.

Our common stock is currently quoted on the OTCQB under the symbol “WIZD”. We have applied to have our common stock listed on the Nasdaq Capital Market under the same symbol. The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq Capital Market. The last reported bid price of our common stock on the OTCQB on October 9, 2018, was $0.16 per share.

After the consummation of this offering, Bristol Investment Fund, Ltd. and our management will beneficially own approximately [__]% of our common stock on an as converted basis, or approximately [__] % of our common stock if the underwriters’ option to purchase additional shares is exercised in full. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of The Nasdaq Capital Market. However, we do not intend to avail ourselves of the controlled company exemption under the corporate governance standards of The Nasdaq Capital Market. See “Certain Relationships and Related Party Transactions”, “Description of Capital Stock”, and “Risk Factors—Risks Relating to this Offering and Ownership of Our Common Stock—The ownership by our Executive Chairman of our common stock will likely limit your ability to influence corporate matters.”

The offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to buy up to an additional [__] shares of common stock from us to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus

Investing in our common stock involves risk. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying shares of our common stock.

	Per Share		Total(1)
Price to public	$	[__]	$	[__]
Underwriting discounts and commissions(2)	$	[__]	$	[__]
Proceeds to us, before expenses	$	[__]	$	[__]

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares of common stock described below. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable will be $[__] and the total proceeds to us, before expenses, will be $[__].
(2)	See “Underwriting” on page 59 of this prospectus for a description of the compensation payable to the underwriters. We have agreed to issue to the representative of the underwriters warrants to purchase up to 8% of the aggregate number of shares of common stock sold in this offering. The representative’s warrants will have an exercise price equal to 115% of the public offering price per share of common stock sold in this offering. The registration statement of which this prospectus forms a part also registers the issuance of the representative’s warrants and the shares of common stock underlying the representative’s warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock will be made on or about [__], 2018.

Roth Capital Partners

The date of this prospectus is [__], 2018.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it.

For investors outside the United States: We and the underwriters have not done anything that would permit this offering, or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside of the United States.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

Certain Trademarks, Trade Names, and Service Marks

This prospectus contains trademarks, trade names and service marks that we use in our business. Each one of these trademarks, trade names and service marks is either (i) our registered trademark, trade name or service mark, (ii) a trademark, trade name or service mark for which we have a pending application, (iii) a trademark, trade name or service mark for which we claim common law rights or (iv) a trademark, trade name or service mark that is owned by a third party and used by us under license. All other trademarks, trade names or service marks appearing in this prospectus belong to their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

ii

Summary

This summary highlights information contained in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and related notes thereto included elsewhere in this prospectus and the information in “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

As used in this prospectus, “we”, “us”, “our”, “Wizard”, “the Company”, or “our Company” refer to Wizard Entertainment, Inc., and references to “Conventions” refer collectively to Kick the Can Corp. and its predecessors, Wizard Conventions, Inc., and Kicking the Can, L.L.C.

Our Company

We are a producer of “pop culture” live multimedia conventions across the United States. These live multimedia conventions provide a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, toys, social networking/gaming, comic books, and graphic novels. We intend to increase our presence in the digital space, through the creation and distribution of high-quality and compelling content.

Our objective is to create an expanded and qualitatively enhanced digital initiative to become a dominant voice for pop culture enthusiasts across multiple media platforms. Key elements of our strategy include:

●	producing and distributing high-quality Pop-Culture/Comic Conventions (“Comic Conventions”) across the United States to entertain fans and to allow for promotion of consumer products and entertainment;

●	producing and distributing high-quality content and leveraging the content created at the Comic Conventions through digital media outlets such as websites, apps, emails, newsletters, Facebook, Twitter, Instagram, and YouTube, among others; and

●	obtaining sponsorships and promotions from media and entertainment companies for our digital initiative Comic Conventions, including:

o	expanding our relationships with entertainment and media companies; and

o	utilizing our digital assets to create and launch a revised and vibrant e-commerce venture.

●	expand operations to include fixed-site attractions that will be appealing to enthusiasts of pop-culture.

Comic Conventions

We produce live Comic Conventions across the United States that provide a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, virtual reality experiences, toys, social networking, gaming, comic books, and graphic novels. Our Comic Conventions provide an opportunity for companies in the entertainment, toy, gaming, virtual reality, publishing and retail business to carry out sales, marketing, product promotion, public relations, advertising, and sponsorship efforts.

We have been producing Comic Conventions since July 1997. In 2017, we held 14 Comic Conventions in the following cities:

● Austin, TX	● Des Moines, IA	● New Orleans, LA	● Sacramento, CA
● Chicago, IL	● Madison, WI	● Oklahoma City, OK	● St Louis, MO
● Cleveland, OH	● Minneapolis, MN	● Philadelphia, PA
● Columbus, OH	● Nashville, TN	● Portland, OR

1

Our target audience includes men and women primarily in the 18 to 34 year-old demographic, together with families of all ages who are fans of various types of entertainment and media, including movies, music, toys, video games, consumer electronics, computers, and lifestyle products (e.g. clothes, footwear, digital devices, and mobile phones). Within the last year, we have added new attractions at our events, including live music, anime, and programming for children. We continuously review our existing operations and procedures relating to our Comic Conventions in order to ensure that we produce the best possible fan experience at our Comic Conventions. At the same time, we have taken significant steps to maximize revenue and contain costs.

We receive revenue from Comic Conventions primarily from three sources: (i) consumer admissions; (ii) exhibitor booth sales; and (iii) national and/or regional sponsorships. Comic Conventions vary in cost to produce depending on the size and scope of the convention.

Digital Media

We produce content for a number of digital media platforms, including our recently updated website, emails, newsletters, and Facebook, YouTube, Twitter, and Instagram accounts, to create awareness of our Comic Conventions and provide updates to our fans and consumers. We also use our website to provide the latest Wizard Entertainment news and information. While we derive little or no direct revenue from these properties, they have the indirect benefit of supporting sales relating to our Comic Conventions, as well as helping us secure additional sought after and high-profile talent. This helps us obtain additional admissions, booth sales and sponsorships for our Comic Conventions. We intend to increase our presence in the digital space, through the creation and distribution of high-quality and compelling content.

Competitive Strengths

In the live, regionally-based consumer conventions market, competitive strength is measured by the location and size of the region or city, the frequency of live events per year, the VIP list (e.g. celebrities and artists), the number of paying attendees, the physical size of the convention, the extent of the public relations outreach (through traditional media, digital media and social media), and the quantity and quality of exhibitors and dealers. We believe that we have a strong competitive position because our Comic Conventions take place in major cities across the United States throughout the year. Our numerous annual Comic Conventions enable us to market our events throughout the entire year, create a large amount of high-quality content that can be distributed through our digital media outlets, and market nationally as well as regionally. Our multiple locations also allow us to work with more celebrities, artists and writers and host them in numerous cities.

There are a number of Comic Convention providers that produce events across the country; however, on an annual basis, we produce a greater number of Comic Conventions in the United States annually than any other organization.

We believe that our Comic Conventions are well known and well respected in the Comic Convention and pop culture industry. We have a reputation among fans, exhibitors, and celebrities for producing high-quality and well-attended conventions.

Growth Strategy

We plan to pursue expansion by converting the Company from a live-event business into a live event/media company adding content development and other activities to our existing operations.

We plan to organically develop new local attractions as adjuncts to our Comic Conventions, including a focused initiative to develop new attractions as an adjunct to our existing conventions. We also seek to increase revenues of our existing Comic Conventions through improving the fan experience by adding more entertainment, exhibitors, celebrities, panels, gaming tournaments, and opportunities for VIP experiences. While increasing revenues we are working to reduce our operating costs. We aim to leverage our existing resources and exposure, both online and at Comic Conventions, to generate revenue through new, complimentary business opportunities.

We intend to increase revenue through increasing corporate sponsorships with experienced marketers by offering these advertisers a wide range of promotional vehicles, both on-site and through our digital media and online offerings. We believe that we will be able to further enhance our relationships with our existing dealers, exhibitors, celebrities, and VIPs while, at the same time, developing new relationships with national brand marketers looking to connect with our growing audiences. Additionally, we are seeking opportunities to expand our operations outside of the United States, especially in Asia and the Middle East.

2

In addition to our core live event comic convention business, we are actively entering the media space by (i) developing intellectual property with Sony Pictures Entertainment (“Sony”), (ii) programming two televisions networks in China, (iii) developing location-based entertainment opportunities, (iv) exploring pop-up retail and merchandising opportunities, (v) pursuing pop culture-related content under our “WizPop” brand, and (vi) expanding into alternative affinity-based attractions which will co-locate with the core comic conventions.

To help facilitate our growth, we have recently restructured our internal operations. We have also revamped our production methods allowing us to produce Comic Conventions at a cost that is materially lower than the production cost that we had been spending. Additionally, we have been successful in materially containing costs associated with corporate overhead. We believe these measures will assist us in achieving our growth strategies.

Recent Developments

On December 1, 2016, we sold convertible notes (the “Notes”) to Bristol Investment Fund, Ltd. (“Bristol”), an entity controlled by our Executive Chairman, pursuant to a securities purchase agreement (the “Purchase Agreement”) for a cash purchase price of $2,500,000. Immediately prior to the completion of this offering, the Notes will be exchanged (the “Exchange”) for our Series A Preferred Stock (the “Preferred Stock”), which will be convertible into common stock, contain certain protective provisions, and have an initial aggregate liquidation value of approximately $2.9 million, representing the outstanding principal and accrued but unpaid interest on the Notes. After giving effect to this offering and the exchange of Notes for Preferred Stock, Bristol and its affiliates will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval or rejection of any change in control transaction. In connection with the Exchange, we entered into an agreement with Bristol to provide certain rights previously granted to Bristol pursuant to the Purchase Agreement, including that the consent of the holders of a majority of the Preferred Stock will be required for the incurrence of certain liens on the Company’s assets. In addition, upon Bristol’s request, we will register the shares of common stock issuable upon conversion of the Preferred Stock or shares issued in payment of any dividend on the Preferred Stock on a Registration Statement on Form S-3, once eligible to utilize such form. Following the consummation of this offering, we expect to be a “controlled company” for the purposes of the Nasdaq Stock Market Rules. However, we do not intend to avail ourselves of the controlled company exemption under the corporate governance standards of The Nasdaq Capital Market. For a discussion of our relationship with Bristol and more details on Bristol’s ownership interest, see “Certain Relationships and Related Party Transactions”, “Description of Capital Stock”, and “Risk Factors—Risks Relating to this Offering and Ownership of Our Common Stock—The ownership by our Executive Chairman of our common stock will likely limit your ability to influence corporate matters”.

During 2016, we underwent significant senior management restructuring. The restructuring included the appointment of a new Chief Executive Officer, who entered into such role with experience at major movie studios and television networks. We also appointed an Executive Chairman. Focused on reforming our operations and key operating controls, the new management team has worked extensively to position us to successfully grow by, among other things, implementing operating controls and efficiencies, as well as an increased focus on corporate strategy.

On October 24, 2017, we announced alignment with CNLive to distribute advertising-supported linear programming and subscription video on-demand (“SVOD”) streamed content to mobile devices in China. The alignment with CNLive, one of only seven entities licensed to distribute content over mobile devices in China, provides us with a multi-year right and license to program a 24/7, linear and SVOD services across all of mainland China, including Macao and Hong Kong.

On February 12, 2018, we announced the formation of a working relationship with Sony. As part of the relationship, we will work with Sony to jointly discover top artistic talent with the aim of incubating the next generation of movies, television, and digital media. We also plan to explore other strategic initiatives with Sony in areas such as immersive entertainment, location-based entertainment, programming and live events. Pursuant to an exclusive license with Sony we are producing a “Ghostbusters” fan fest on June 8, 2019 celebrating the 35th anniversary of the “Ghostbusters” motion picture franchise.

3

On February 27, 2018, we announced an agreement with Associated Television International (“ATI”), an Emmy-winning, worldwide full-service production and distribution company. ATI will distribute a daily, four-hour wheel of programming under the “WizPop” brand, to be streamed live in China via the CNLive platform.

On [__], 2018, we effected a 1-for-[__] reverse stock split on our common stock. Share amounts set forth herein reflect the split.

Risks Associated with Our Business

Our business is subject to numerous risks described in “Risk Factors” immediately following this prospectus summary and elsewhere in this prospectus. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. Some of the more significant risks are:

●	We may never achieve or sustain profitability;

●	We may not be able to attract sufficient capital to finance all of our planned operations;

●	We may be unable to continue as a going concern;

●	We may fail to manage our expected growth which could cause a disruption of our operations and failure to generate revenues at levels we expect;

●	Our collaboration agreements in the digital media space may not produce the anticipated commercial success;

●	We are subject to the terms of a letter agreement with Bristol, our principal stockholder, which may hinder our ability to raise additional capital if and when needed.

●	We may not be able to prevent others from using our intellectual property, and may be subject to claims by third parties that we infringe on their intellectual property;

●	We encounter competition in our business, and any failure to compete effectively could adversely affect our results of operations.

●	If we do not maintain and further develop and market our brand, we may not be able to attract sufficient audiences to our Comic Conventions;

●	We may fail to attract a sufficient number of sponsors and pop culture advertisers;

●	We rely on key contracts and business relationships, and if our current or future business partners or contracting counterparties fail to perform or terminate any of their contractual arrangements with us for any reason or cease operations, or should we fail to adequately identify key business relationships, our business could be disrupted and our reputation may be harmed

●	We may fail to attract high-profile celebrities and VIPs to our Comic Conventions;

●	We may not be able to secure or retain desirable dates and locations for our Comic Conventions;

●	We may fail to accurately monitor or respond to changing market trends and adapt our Comic Conventions and digital media offerings accordingly; and

●	A decline in general economic conditions and disruption of financial markets may, among other things, reduce the discretionary income of Comic Convention attendees and consumers or further erode advertising markets.

4

Corporate Information

We were incorporated as GoEnergy, Inc. in Delaware in 2001, renamed as Wizard World, Inc. on December 6, 2010 and renamed as Wizard Entertainment, Inc. on October 5, 2018. Our executive offices are located at 662 N. Sepulveda Blvd., Suite 300, Los Angeles, California 90049, and our telephone number is (310) 648-8410. We maintain a website at www.wizardworld.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the “Commission”). The Commission maintains an internet site that contains our public filings with the Commission and other information regarding our company, at www.sec.gov. These reports and other information concerning our company may also be accessed at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

5

Summary of the Offering

Common stock offered by us	[__] shares

Offering price	$[__] per share

Common stock outstanding before this offering	68,535,036 shares, as of June 30, 2018

Common stock to be outstanding after this offering	[__] shares. If the underwriters’ over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be [__].

Over-allotment option	We have granted a 30-day option to the underwriters to purchase up to [__] additional shares of common stock solely to cover over-allotments, if any.

Use of proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds” for further details.

Lock-up	Before the completion of this offering, we and each of our officers and directors have agreed, subject to certain exceptions, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of common stock beneficially owned by them, or any securities beneficially owned by them that are convertible into or exercisable or exchangeable for shares of common stock, for a period of 180 days after the date of this prospectus, without the prior written consent of the underwriter. See “Underwriting” for additional information.

Risk factors	Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider before making a decision to invest in our common stock.

Controlled company	After the completion of this offering, Mr. Kessler, our Executive Chairman, will continue to control a majority of our common stock, on an as converted basis. We do not intend to avail ourselves of the controlled company exemption under the corporate governance standards of The Nasdaq Capital Market.

Proposed listing	Our common stock is currently quoted on the OTCQB under the symbol “WIZD”. We have applied to have our common stock listed on the Nasdaq Capital Market (the “Nasdaq CM”) under the same symbol. The closing of this offering is contingent upon the successful listing of our common stock on Nasdaq CM.

The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 68,535,036 shares of common stock outstanding as of June 30, 2018. This number of shares excludes, as of June 30, 2018:

●	3,743,000 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $0.59 per share;

●	16,666,667 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted exercise price of $0.15 per share;

●	an aggregate of up to 11,257,000 shares of common stock reserved for future issuance under our equity incentive plans;

●	[__] shares issuable upon conversion of the Preferred Stock issued in the Exchange; and

●	[__] shares issuable upon the exercise of the Representative’s Warrant.

Unless otherwise indicated, all information in this prospectus assumes:

●	That the underwriters do not exercise their option to purchase up to an additional [__] shares of our common stock; and

●	No options or shares of common stock were issued after June 30, 2018, and no outstanding equity awards were exercised after June 30, 2018.

6

Summary Consolidated Financial and Operating Data

The following table presents summary consolidated financial data for the periods and at the dates indicated. The summary consolidated financial data as of December 31, 2016 and 2017, and for the years ended December 31, 2016 and 2017, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data as of June 30, 2017 (as restated) and 2018, and for the six months ended June 30, 2017 (as restated) and 2018, have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results expected for any future period.

The following information should be read in conjunction with “Capitalization”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,		Six Months ended June 30,
Statement of operations data:	2016	2017	2017	2018
Convention revenue	$21,994,433	$14,983,033	$8,384,041	$9,103,033
ConBox revenue(1)	$707,101	84,580	$84,580	$-
Gross profit	$6,534,543	$9,316	$36,605	$1,727,197
Operating expenses	$(7,716,789)	$(5,346,924)	$3,214,561	$1,688,192
(Loss) income from operations	$(1,182,246	$(5,337,608)	$(3,177,956)	$39,005
Other expenses	$(325,857	$(395,887)	$(177,459)	$(429,894)
Net income (loss)	$(1,508,103)	$(5,733,495)	$(3,355,415)	$(390,889)
Income (loss) per common share – basic and diluted(2)	$(0.03)	$(0.08)	$(0.05)	$(0.01)

	At December 31,		At June 30,
Balance sheet data:	2016	2017	2017	2018
Cash and cash equivalents	$4,401,217	$1,769,550	$2,918,778	$1,457,735
Total assets	$5,835,129	$2,940,089	$4,337,820	$2,238,770
Current liabilities	$2,736,953	$6,306,310	$4,294,930	$6,002,600
Total liabilities(3)	$3,764,129	$6,306,310	$4,320,408	$6,002,600

	Year Ended December 31,		Six Months Ended June 30,
Cash flows from operating activities data:	2016	2017	2017	2018
Net cash used in operating activities	$(2,488,009)	$(2,533,595)	$(1,389,454)	$(303,887)
Net cash used in investing activities	$(311,140)	$(98,072)	$(92,985)	$(7,928)
Net cash provided by financing activities	$2,476,667	$-	$-	$-
Net change in cash and cash equivalents	$(322,482)	$(2,631,667)	$(1,482,439)	$(311,815)

	Year Ended December 31,		Six Months Ended June 30,
Other financial data (unaudited):	2016	2017	2017	2018
Adjusted EBITDA(4)	$(544,985)	$(4,894,287)	$(2,817,097)	$125,559

(1)	We ceased the sale of merchandise under the ConBox brand name in 2017.

(2)	Reflects the 1-for-[__] reverse stock split of our common stock that occurred on [__], 2018.

(3)	Immediately prior to this offering, the Notes (with an aggregate outstanding amount of $[__], including accumulated but unpaid interest) will be converted to the Preferred Stock.

7

(4)	In addition to net income (loss) presented in accordance with GAAP, we use Adjusted EBITDA to measure our financial performance. Adjusted EBITDA is a supplemental non-GAAP financial measure of operating performance and is not based on any standardized methodology prescribed by GAAP. Adjusted EBITDA should not be considered in isolation or as alternatives to net income (loss), cash flows from operating activities or other measures determined in accordance with GAAP. Also, Adjusted EBITDA is not necessarily comparable to similarly titled measures presented by other companies.

We define Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) depreciation and amortization, (iii) stock-based compensation, and (iv) items that management believes are not part of our core operations. We present Adjusted EBITDA because we believe its assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management and our board of directors has begun to use Adjusted EBITDA to assess our financial performance and believe it is helpful in highlighting trends because it excludes the results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. We have begun to reference Adjusted EBITDA in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods. In addition, we have based certain of our forward-looking estimates and budgets on Adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP.

	Year Ended December 31,		Six Months Ended June 30,
Reconciliation of Adjusted EBITDA:	2016	2017	2017	2018
Net loss:	$(1,508,103)	$(5,733,495)	$(3,355,415)	$(390,889)
Add (deduct):
Interest expense	$26,481	$395,102	$176,674	$429,894
Depreciation	$159,101	$147,832	$85,538	$48,274
Stock-based compensation	$777,536	$296,274	$276,106	$38,280
Adjusted EBITDA	$(544,985)	$(4,894,287)	$(2,817,097)	$125,559

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Risk Factors

Relating to Our Company

We may never achieve or sustain profitability.

We have historically operated at a loss, which has resulted in an accumulated deficit. There can be no assurance that we will ever achieve profitability. Even if we do, there can be no assurance that we will be able to maintain or increase profitability on a quarterly or annual basis. Failure to do so would continue to have a material adverse effect on our accumulated deficit, would affect our cash flows, would affect our efforts to raise capital and is likely to result in a decline in our common stock price.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

We have had to rely on a combination of cash flow from operations and new capital in order to sustain our business. As we move forward to implement our growth strategies, we may experience increased capital needs. We may not, however, have sufficient capital to fund our future operations without additional capital investments. If adequate additional financing is not available on reasonable terms or at all, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans (e.g., limit our expansion, limit our marketing efforts and/or decrease or eliminate capital expenditures), any of which may adversely affect our financial condition, results of operations and cash flow. Such reduction could materially adversely affect our business and our ability to compete.

Our capital needs will depend on numerous factors, including, without limitation, (i) our profitability, (ii) our ability to respond to a release of competitive products by our competitors, and (iii) the amount of our capital expenditures, including acquisitions. Moreover, the costs involved may exceed those originally contemplated. Cost savings and other economic benefits expected may not materialize as a result of any cost overruns or changes in market circumstances. Failure to obtain intended economic benefits could adversely affect our business, financial condition and operating performances.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues. Our failure to manage growth can cause a disruption of our operations that may result in the failure to generate revenues at levels we expect.

In order to maximize potential growth in our current markets, we may have to expand our operations. Such expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We recently entered into collaboration arrangements in the digital media space. There can be no assurance they will produce commercial success.

We recently entered into collaboration arrangements to provide advertising-supported linear programming and SVOD content in China and to jointly discover top artistic talent with the aim of incubating the next generation of movies and media. There can be no assurance that these initiatives will achieve commercial success or, even if they do, that they will be profitable for the Company.

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We are subject to the terms of a letter agreement with Bristol, our principal stockholder, which may hinder our ability to raise additional capital if and when needed.

In connection with the exchange of certain outstanding indebtedness for shares of our Preferred Stock, we entered into an agreement with Bristol, our principal stockholder, which will become effective upon the exchange. The agreement provides, among other things, that Bristol may exchange its shares of Series A Preferred Stock as consideration in any future financing and the consent of Bristol will be required for the incurrence of certain liens on the Company’s assets. These terms may hinder our ability to raise additional capital on adequate terms, if at all. If we are not successful in raising sufficient additional capital as needed, we may be compelled to reduce the scope of our operations and planned capital expenditures and/or sell or license certain assets at inopportune times, which could have a material and adverse effect on our ability to pursue our business strategy and our future financial condition.

Our ability to use NOLs to reduce future tax payments may be limited if taxable income does not reach sufficient levels or there is a change in ownership of the Company.

At December 31, 2017, we had net operating loss carry-forwards (“NOLs”) of approximately $9.9 million for U.S. federal tax purposes and also anticipate NOLs for state tax purposes. These NOLs expire at varying dates through 2036. To the extent available, and to the extent that we generate taxable income, we intend to use these NOLs to reduce the corporate income tax liability associated with our operations. Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), generally imposes an annual limitation on the amount of NOLs that may be used to offset taxable income when a corporation has undergone significant changes in stock ownership. In general, an ownership change, as defined by Section 382, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups, which are generally outside of our control.

Relating to Our Business and Industry

General

We may not be able to prevent others from using our intellectual property, and may be subject to claims by third parties that we infringe on their intellectual property.

We regard the content that we plan to distribute via digital media to be important to our success. We plan to rely on non-disclosure and other contractual provisions to protect our proprietary rights. We may also try to protect our intellectual property rights by, among other things, searching the Internet to detect unauthorized use of our intellectual property.

However, policing the unauthorized use of our intellectual property is often difficult and any steps we take may not, in every case, prevent the infringement by unauthorized third parties. Further, there can be no assurance that our efforts to enforce our rights and protect our intellectual property will be successful. We may need to resort to litigation to enforce our intellectual property rights, which may result in substantial costs and diversion of resources and management attention.

Further, although management does not believe that our products and services infringe on the intellectual rights of others, there is no assurance that we will not be the target of infringement or other claims. Such claims, even if not true, could result in significant legal and other costs and may be a distraction to our management or interrupt our business.

We encounter competition in our business, and any failure to compete effectively could adversely affect our results of operations.

We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

If we do not compete successfully against new and existing competitors, we may lose our market share, and our operating results may be adversely affected.

We compete with other advertising service providers that may reach our target audience by means that are more effective than our Comic Conventions and digital media. Further, if such other providers of advertising have a long operating history, large product and service suites, more capital resources and broad international or local recognition, our operating results may be adversely affected if we cannot successfully compete.

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Our future success depends upon, in large part, our continuing ability to attract and retain qualified personnel.

Expansion of our business and operations may require additional managers and employees with industry experience, in which case our success will be dependent on our ability to attract and retain experienced management personnel and other employees. There can be no assurance that we will be able to attract or retain qualified personnel. Competition may also make it more difficult and expensive to attract, hire and retain qualified managers and employees. If we fail to attract, train and retain sufficient numbers of the qualified personnel, our prospects, business, financial condition and results of operations will be materially and adversely affected.

Comic Conventions

If we do not maintain and develop our Wizard World Comic Convention brand, we will not be able to attract an audience to the Comic Conventions.

We attract audiences and advertisers partly through brand name recognition. We believe that establishing, maintaining and enhancing our portfolio of Comic Conventions and the brands of our strategic partners will enhance our growth prospects. The promotion of our Wizard World Comic Convention brand and those of our strategic partners will depend largely on our success in maintaining a sizable and loyal audience, providing high-quality content and organizing effective marketing programs. If we fail to meet the standards to which our consumers are accustomed, our reputation will be harmed and we may lose market share.

Our future success depends on attracting sponsors and pop culture advertisers who will advertise at our Comic Conventions. If we fail to attract a sufficient number of sponsors and pop culture advertisers, our operating results and revenues may not meet expectations.

One of our important strategies is to create an integrated platform of tours on which sponsors and pop culture advertisers wishing to reach our young male and female target audience may advertise. However, advertisers may find that our targeted demographic does not consist of their desired consumers or a critical mass of consumers, decide to use a competitor’s services or decide not to use our services for other reasons. If the sponsors and pop culture advertisers decide against advertising with us, we may not realize our growth potential or meet investor expectations. Our future operating results and business prospects could be adversely affected.

We may not be able to respond to changing consumer preferences and our sales may decline.

We operate in markets that are subject to change, including changes in customer preferences. New fads, trends and shifts in pop culture could affect the type of live events customers will attend or the products consumers will purchase. Content in which we have invested significant resources may fail to meet consumer demand at the time. A decrease in the level of media exposure or popularity of the pop culture market or a loss in sales could have a material adverse effect on our business, prospects and financial condition.

We rely on key contracts and business relationships, and if our current or future business partners or contracting counterparties fail to perform or terminate any of their contractual arrangements with us for any reason or cease operations, or should we fail to adequately identify key business relationships, our business could be disrupted and our reputation may be harmed.

If any of our business partners or contracting counterparties fails to perform or terminates their agreement(s) with us for any reason, or if our business partners or contracting counterparties with which we have short-term agreements refuse to extend or renew the agreement or enter into a similar agreement, our ability to carry on operations and cross-sell sales and marketing services among different platforms may be impaired. In addition, we depend on the continued operation of our long-term business partners and contracting counterparties and on maintaining good relations with them. If one of our long-term partners or counterparties is unable (including as a result of bankruptcy or a liquidation proceeding) or unwilling to continue operating in the line of business that is the subject of our contract, we may not be able to obtain similar relationships and agreements on terms acceptable to us or at all. If a partner or counterparty fails to perform or terminates any of the agreements with us or discontinues operations, and we are unable to obtain similar relationships or agreements, such events could have an adverse effect on our operating results and financial condition. Further, if we are unable to timely produce our Comic Conventions or produce the same quality of Comic Conventions to which our target demographic has been accustomed, the consequences could be far-reaching and harmful to our reputation, existing business relationships and future growth potential.

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We may also need to form new strategic partnerships or joint ventures to access appropriate assets and industry know-how. Failing to identify, execute and integrate such future partnerships or joint ventures may have an adverse effect on our business, growth, financial condition, and cash flow from operations.

Our future success depends on attracting high-profile celebrities and VIPs to our Comic Conventions. If we fail to attract such celebrities and VIPs, our attendance may suffer and our operating results and revenues may be adversely impacted.

Our ability to maintain our competitive position will be dependent on attracting high profile celebrities and VIPs to attend our Comic Conventions. We attract our audience by providing opportunities to meet some of their favorite celebrities. Our failure to attract such high-profile celebrities and VIPs may hurt the attendance at our Comic Conventions and as a result, our operations results and revenues may be adversely impacted.

Digital Media

We could face a variety of risks of expanding into a new business.

We expect to continue to expand into digital media and content creation. Risks of our entry into the new business line of digital media, include, without limitation: (i) potential diversion of management’s attention and other resources, including available cash, from our existing businesses; (ii) unanticipated liabilities or contingencies; (iii) the need for additional capital and other resources to expand into this new line of business; and (iv) inefficient combination or integration of operational and management systems and controls. Entry into a new line of business may also subject us to new laws and regulations with which we are not familiar, and may lead to increased litigation and regulatory risk. Further, our business model and strategy are still evolving and are continually being reviewed and revised, and we may not be able to successfully implement our business model and strategy. We may not be able to attract a sufficiently large number of audience or customers, or recover costs incurred for developing and marketing these products or services. If we are unable to successfully implement our growth strategies, our revenue and profitability may not grow as we expect, our competitiveness may be materially and adversely affected, and our reputation and business may be harmed.

In developing and marketing the new business of digital media, we may invest significant time and resources. Initial timetables for the introduction and development of our digital media business may not be achieved and price and profitability targets may not prove feasible. Furthermore, any new line of business could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of our new digital media business could have a material adverse effect on our business, results of operations and financial condition.

We will face significant competition in the digital media business. If we fail to compete effectively, we may lose users to competitors, which could materially and adversely affect our ability to generate revenues from online advertising.

We will face significant competition for online advertising revenues with other websites that sell online advertising services. In addition, we indirectly compete for advertising budgets with traditional advertising media, such as television and radio stations, newspapers and magazines, and major out-of-home media. Some of our competitors may have longer operating histories and significantly greater financial, technical and marketing resources than we do, and in turn may have an advantage in attracting and retaining users and advertisers.

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Relating to Being a Public Company

If we fail to maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected and investor confidence may be adversely impacted.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the Commission adopted rules requiring public companies to include a report of management on our internal controls over financial reporting in their annual reports. Under current Commission rules, our management may conclude that our internal controls over our financial reporting are not effective. Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In the event that we are unable to have effective internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing as needed could suffer.

We have identified material weaknesses in our internal control over financial reporting and, as a result of such weaknesses, our management, with the participation of our principal executive officer and principal financial officer, concluded that our disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2017, December 31, 2016 and December 31, 2015. These material weaknesses were originally identified in connection with our assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, and were determined not to have been remediated as of December 31, 2017. To date, our remediation efforts to address this material weakness have included, among other things, hiring additional qualified personnel and undertaking improvements to our systems and processes. No assurances can be given that our efforts will sufficiently correct our material weakness or will prevent us from identifying or correcting a material weakness in the future. Our independent registered accounting firm was not required nor did they include an attestation report regarding internal control over financial reporting because we are a “smaller reporting company”.

In addition, failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm identify material weaknesses, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, if we are unable to continue to comply with SOX 404, our non-compliance could subject us to a variety of administrative sanctions, including the inability of registered broker-dealers to make a market in our common stock, which would likely reduce our stock price.

Relating to Our Industry

A decline in general economic conditions and disruption of financial markets may, among other things, reduce the discretionary income of consumers or further erode advertising markets, which could adversely affect our business.

Our operations are affected by general economic conditions, which affect consumers’ disposable income. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers’ disposable income. Declines in general economic conditions could reduce the level of discretionary income that our fans and potential fans have to spend on consumer products and entertainment, which could adversely affect our revenues. Volatility and disruption of financial markets could limit our advertisers’, sponsors’, and/or promoters’ ability to obtain adequate financing to maintain operations, and result in a decrease in sales volume that could have a negative impact on our business, financial condition and results of operations. Continued softness in the market could adversely affect our revenues or the financial viability of our distributors.

The advertising market is particularly volatile and we may not be able to effectively adjust to such volatility.

Advertising spending is volatile and sensitive to changes in the economy. Our advertising customers may reduce the amount they spend on our media for a number of reasons, including, without limitation:

●	a downturn in economic conditions;
●	a deterioration of the ratings of their programs; or
●	a decline in advertising spending in general.

13

We may be unable to maintain or increase our advertising fees and sales, which could negatively affect our ability to generate revenues in the future. A decrease in demand for advertising in general, and for our advertising services in particular, could materially and adversely affect our operating results.

Relating to this Offering and Ownership of Our Securities

We expect to become listed on the Nasdaq CM concurrently with this offering. If we fail to maintain this listing, our stock price and ability to raise capital would be adversely affected.

Our common stock is currently quoted on the OTCQB under the symbol “WIZD”. We have applied to have our common stock listed on the Nasdaq CM under the same symbol. The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq CM. If, after listing, we fail to satisfy the continued listing standards of the Nasdaq CM, such as the corporate governance requirements (to the extent applicable to us), stockholder equity requirements, or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement or prevent future non-compliance with the Nasdaq CM’s continued listing standards.

Our stock price is likely to be highly volatile because of our limited public float.

The market price of our common stock is likely to be highly volatile because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility. Other factors that could cause such volatility may include, among other things: actual or anticipated fluctuations in our operating results; the absence of securities analysts covering us and distributing research and recommendations about us; overall stock market fluctuations; economic conditions generally; announcements concerning our business or those of our competitors; our ability to raise capital when we require it, and to raise such capital on favorable terms; conditions or trends in the industry; litigation; changes in market valuations of other similar companies; announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships or joint ventures; future sales of common stock; actions initiated by the Commission or other regulatory bodies; and general market conditions. Any of these factors could have a significant and adverse impact on the market price of our common stock. These broad market fluctuations may adversely affect the trading price of our common stock.

If you purchase shares of our common stock in this offering, you will suffer immediate dilution of your investment.

We expect the public offering price of our common stock to be substantially higher than the pro forma net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our pro forma as adjusted net tangible book value per share after this offering. Based on the public offering price of $[__] per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of $[__] per share, representing the difference between our as adjusted pro forma net tangible book value per share after this offering and the assumed public offering price.

In addition, as of June 30, 2018, we had outstanding stock options to purchase 3,743,000 shares of common stock and outstanding warrants to purchase 16,666,667 shares of our common stock. To the extent these outstanding options or warrants are exercised, there may be further dilution to investors in this offering.

14

The ownership by our Executive Chairman of our common stock will likely limit your ability to influence corporate matters.

Mr. Paul Kessler, our Executive Chairman, is currently the beneficial owner of 71% of the issued and outstanding shares of our common stock, and is expected to beneficially own [__]% of our common stock (or approximately [__]% if the underwriters’ option to purchase additional shares is exercised in full) after the completion of this offering. Mr. Kessler may be deemed to beneficially own the securities held by Bristol. Immediately prior to completion of this offering, Bristol will exchange the Notes for convertible Preferred Stock that will vote with the common stock with each one share of Preferred Stock having voting rights equal to [__] shares of common stock, giving him [__]% of the votes on any matter before the stockholders of the Company (or approximately [__] if the underwriters’ option to purchase additional shares is exercised in full). As a result, Mr. Kessler has, and will continue to have, significant influence over most matters that require approval by our stockholders, including the election of directors and approval (or rejection) of significant corporate transactions, even if other stockholders oppose (or approve of) them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our Company that other stockholders may view as beneficial.

The Preferred Stock is senior to the common stock, and carries certain other protective provisions, giving it priority on liquidation, which could affect the trading price of the common stock.

At closing of this offering, Bristol will exchange the Notes into shares of Preferred Stock. The Preferred Stock has a priority on liquidation of the Company over the common stock and contains certain other protective provisions. These factors could depress the price of the common stock.

Following the completion of this offering, we will qualify as a “controlled company” within the meaning of the Nasdaq rules and will qualify for exemptions from certain corporate governance requirements. While we do not intend to rely on these exemptions, we may change our decision in the future.

Following the completion of this offering, we will qualify as a “controlled company” within the meaning of the Nasdaq corporate governance standards, because in excess of 50% of our voting power will be beneficially owned by Mr. Paul Kessler, our executive chairman. Under these rules, a “controlled company” may elect not to comply with certain corporate governance requirements, including:

●	the requirement that a majority of our board of directors consists of independent directors;
●	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

Following this offering, we do not intend to take advantage of these exemptions. See “Corporate Governance”. However, we could change our decision in the future. In such event, you would not have the same protections that these rules are intended to provide.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our common shares outstanding. We may also have to issue securities that may have rights, preferences and privileges senior to our common stock.

15

Our stock has been thinly traded, so an investor may be unable to sell at or near ask prices or at all.

The shares of our common stock historically have been thinly traded, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a smaller reporting company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even in the event that we come to the attention of such persons, they would likely be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, our stock price may not reflect an actual or perceived value. Also, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as is currently the case, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broader or more active public trading market for our common shares may not develop or if developed, may not be sustained. Due to these conditions, you may not be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

Currently, there is a limited public market for our securities, and there can be no assurances that any public market will ever develop and, even if developed, it is likely to be subject to significant price fluctuations.

Our stock has been thinly traded, if at all. Consequently, there can be no assurances as to whether:

●	any market for our shares will develop;

●	the prices at which our common stock will trade; or

●	the extent to which investor interest in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of our Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Our management has broad discretion as to the use of the net proceeds from this offering.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering, and these uses may vary from our current plans. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds”. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business.

We are currently subject to the “penny stock rules” which may make our securities more difficult to sell.

We are currently subject to the Commission’s “penny stock” rules as our securities sell below $5.00 per share and we are not listed on a national securities exchange. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Furthermore, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities and the price at which they trade.

16

We are not likely to pay cash dividends in the foreseeable future, and only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. In addition, the terms of any existing or future debt agreements we may enter into may preclude us from paying dividends. Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

Provisions of our certificate of incorporation, our bylaws and Delaware law could make an acquisition of our Company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove the current members of our board and management.

Certain provisions of our certificate of incorporation and bylaws, each to be effective immediately prior to completion of this offering, could discourage, delay or prevent a merger, acquisition or other change of control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove members of our Board. These provisions also could limit the price that investors might be willing to pay in the future for our common stock, thereby depressing the market price of our common stock. Stockholders who wish to participate in these transactions may not have the opportunity to do so. These provisions:

●	allow the authorized number of directors to be changed only by resolution of our Board of Directors;
●	provide that our stockholders may remove our directors only for cause;
●	authorize our Board to issue without stockholder approval shares of common stock, that, if issued, would dilute our stock ownership and could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our Board;
●	authorize our Board to issue without stockholder approval shares of preferred stock, the rights of which will be determined at the discretion of the Board that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our Board;
●	establish advance notice requirements for stockholder nominations to our Board or for stockholder proposals that can be acted on at stockholder meetings;
●	limit who may call stockholder meetings;
●	limit the right of stockholders to act by written consent unless authorized by 66 2/3% of the total voting power of our then outstanding capital stock; and
●	require the approval of the holders of 66 2/3% of the total votes of our capital stock entitled to vote in order to amend certain provisions of our certificate of incorporation and bylaws.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may, unless certain criteria are met, prohibit large stockholders, in particular those owning 15% or more of the voting rights on our common stock, from merging or combining with us for a prescribed period of time.

Our Certificate of Incorporation provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and applicable Delaware law provide for the indemnification of our directors and officers against attorney’s fees and other expenses incurred by them in any action to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

We have been advised that, in the opinion of the Commission, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares if such a market ever develops.

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Cautionary Note Regarding Forward-Looking Statement

This prospectus contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance contained in this prospectus under the headings “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Business” are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the headings “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

●	general economic conditions;
●	the availability and adequacy of cash to meet our requirements;
●	the reputation of the sponsors, vendors, and VIPs to our Comic Conventions;
●	our ability to secure desirable dates and locations for our Comic Conventions;
●	disruptions in global or local travel conditions or terrorist actions and communicable diseases;
●	our ability to monitor and respond to changing market trends;
●	our ability to attract a sufficient number of sponsors and pop culture advertisers;
●	our ability to attract celebrities and VIPs to our Comic Conventions;
●	competition from existing convention operators or new competitors;
●	risks associated with our growth strategy;
●	the effect of shifts in marketing and advertising budgets to online initiatives;
●	our ability to retain our senior management team and our reliance on key full-time employees;
●	the use of third party agents whom we do not control;
●	our reliance on a limited number of outside contractors;
●	changes in legislation, regulation and government policy;
●	risks and costs associated with new Comic Convention launches;
●	disruption of our information technology systems;
●	the failure to maintain the integrity or confidentiality of employee or customer data;
●	risks associated with event cancellations or interruptions;
●	risks associated with material litigation;
●	risks associated with material weaknesses; and
●	other factors beyond our control.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this prospectus are not guarantees of future performance and our actual results of operations, financial condition, and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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Use of Proceeds

We estimate that the net proceeds to us from the sale of our common stock offered hereby will be approximately $[__], after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or approximately $[__] if the underwriters’ option to purchase additional shares is exercised in full).

We will retain broad discretion over the use of the net proceeds of this offering. We intend to use the net proceeds from this offering for working capital and general corporate purposes. This expected use of proceeds represents our intentions based on current plans and business conditions. Thus, as of the date of this prospectus and except as explicitly set forth herein, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Although it is difficult to predict future liquidity requirements, we believe that the net proceeds from this offering and our existing cash flow from operations will be sufficient to fund our operations for the next twelve months.

Dividend Policy

We have not declared or paid any dividends on our common stock and intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not anticipate paying dividends on our common stock for the foreseeable future. There are no restrictions on our present ability to pay dividends to stockholders of our common stock, other than those prescribed by Delaware law.

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Price Range of Common Stock

Our common stock has been quoted on OTCQB under the symbol “WIZD”. We have applied for listing of our common stock on the Nasdaq CM under the same symbol. The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq CM.

The last reported sale price for our common stock on October 9, 2018 was $0.16 per share. The table below sets forth high and low bid prices for our common stock during the periods indicated as quoted on the OTCQB (as adjusted for the 1-for-[__] reverse stock split). We note that over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. We refer you to “Risk Factors—Risks Related to this Offering and Ownership of Our Securities” for additional discussions relating to the risks associated with our common stock being traded on the OTCQB.

	2016		2017		2018
	High	Low	High	Low	High	Low
First Quarter	$0.50	$0.263	$0.26	$0.155	$0.33	$0.115
Second Quarter	$0.53	$0.304	$0.23	$0.135	$0.31	$0.211
Third Quarter	$0.49	$0.28	$0.35	$0.09	$0.27	$0.125
Fourth Quarter (through October 9, 2018)	$0.335	$0.125	$0.30	$0.11	0.164	0.13

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Dilution

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2018, was approximately $(3,718,830), or $(0.05) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2018. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to (i) the sale of [__] shares of our common stock in this offering at a public offering price of $[__] per share and deducting underwriting discounts and commissions and estimated offering expenses payable by us and (ii) the 1-for-[__] reverse stock split, our as adjusted net tangible book value as of June 30, 2018 would have been approximately $[__], or $[__] per share. This would represent an immediate increase in net tangible book value of $[__] per share to existing stockholders and an immediate dilution of $[__] per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book per share as of June 30, 2018	$(0.05)
Increase per share attributable to investors in this offering

As adjusted net tangible book value per share after this offering

Dilution per share to investors in this offering		$

If the underwriters’ option to purchase up to an additional [__] shares of our common stock is exercised in full at the public offering price of $[__] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value after this offering would be $[__] per share, representing an increase in net tangible book value of $[__] per share to existing shareholders and immediate dilution in net tangible book value of $[__] per share to investors participating in this offering at the public offering price.

The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 68,535,036 shares of common stock outstanding as of June 30, 2018. This number of shares excludes, as of June 30, 2018:

●	3,743,000 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $0.59 per share;
●	16,666,667 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted exercise price of $0.15 per share;
●	an aggregate of up to 11,257,000 shares of common stock reserved for future issuance under our equity incentive plans;
●	[__] shares issuable upon conversion of the Preferred Stock issued in the Exchange; and
●	[__] shares issuable upon the exercise of the Representative’s Warrant.

New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

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Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2018:

●	on an actual basis; and
●	on an as-adjusted basis to give effect to the sale by us pursuant to this offering of shares of our common stock, and the application of the net proceeds from this offering as described in “Use of Proceeds”.

You should read this table in conjunction with our audited consolidated financial statements and the related notes thereto appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 and the unaudited consolidated financial statements and the related notes thereto appearing in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, all of which are incorporated by reference herein.

As of June 30, 2018	Actual	As adjusted(1)
Cash and cash equivalents	$1,457,735

Stockholders’ equity:
Common stock, $0.0001 par value per share; 80,000,000 shares authorized; 68,535,036 shares issued and outstanding, actual; [__] shares issued and outstanding, as adjusted(2)	6,855
Preferred stock, $0.0001 par value per share; 20,000,000 shares authorized; and no shares issued and outstanding, actual and as adjusted	-
Additional paid-in capital	19,999,173
Accumulated deficit	(23,712,360)
Non-controlling interest	(12,498)

Total stockholders’ (deficit) equity	$(3,718,830)

Total capitalization	$2,238,770

(1)	If the underwriters’ option to purchase up to an additional [__] shares of our common stock is exercised in full, (i) an additional shares of common stock would be issued and we would receive approximately $[__] million in additional net proceeds; and (ii) cash and cash equivalents, total stockholders’ equity and total capitalization would each also increase by approximately $[__] million.
(2)	The number of shares of common stock to be outstanding after this offering is based on 68,535,036 shares of common stock outstanding as of June 30, 2018, and excludes, in each case as of June 30, 2018:

●	3,743,000 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $0.59 per share;
●	16,666,667 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted exercise price of $0.15 per share;
●	an aggregate of up to 11,257,000 shares of common stock reserved for future issuance under our equity incentive plans;
●	[__] shares issuable upon the conversion of the Preferred Stock issued in the Exchange; and
●	[__] shares issuable upon the exercise of the Representative’s Warrant.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS PROSPECTUS.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our financial statements and accompanying notes for the three and six months ended June 30, 2018 and 2017 and the years ended December 31, 2017 and 2016, included elsewhere in this prospectus.

Our objective is to create expanded and qualitatively enhanced offerings and initiatives to become a dominant voice for pop culture enthusiasts across multiple media platforms. Key elements of our strategy include:

●	producing and distributing high-quality Comic Conventions across the United States and internationally to entertain fans and to allow for promotion of consumer products and entertainment;

●	producing and distributing high-quality content and leveraging the content created at the Comic Conventions through digital media outlets such as websites, apps, emails, newsletters, Facebook, Twitter, Instagram, and YouTube, among others;

●	obtaining sponsorships and promotions from media and entertainment companies for our Comic Conventions, including:

o	expanding our relationships with entertainment and media companies; and

o	utilizing our digital assets to create and launch a revised and vibrant e-commerce venture.

●	expand operations to include fixed-site attractions that will be appealing to enthusiasts of pop-culture.

We produce Comic Conventions across the United States that provide a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, virtual reality experiences, toys, social networking, gaming, comic books, and graphic novels. Our Comic Conventions provide an opportunity for companies in the entertainment, toy, gaming, publishing and retail business to carry out sales, marketing, product promotion, public relations, advertising, and sponsorship efforts.

During 2016, we underwent a significant senior management restructuring. The restructuring included the appointment of a new Chief Executive Officer, entering his role with experience at major movie studios and television networks. We also appointed an Executive Chairman. The new management team has reviewed key operating controls and taken several steps to reform our operating controls and procedures. In addition, the management team consolidated our operations to a single office in order to improve our overall operational efficiency.

Operations

At present, we are engaged primarily in the live event business and derive income from: (i) the production of Comic Conventions, which involves the sales of admissions and exhibitor booth space, and (ii) sale of sponsorships and advertising. As we move forward, we intend to recast the company as a hyphenate live event- media company. The entry into the media space will complement to our core live event business, and will stand alone as producer of entertainment content across many platforms.

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We plan on continuing to qualitatively enhance and broaden our Comic Conventions by featuring a blend of live entertainment, programming and content and celebrities that is unique in the industry. Further, we are (i) carefully researching and identifying new geographic markets for our Comic Convention, (ii) preparing for offerings affinity-based offerings as a co-located adjunct to our Comic Conventions; and (iii) examining price sensitivity in the markets where we hold our events with the intention of perfecting revenue models based on scalable event pricing.

Concurrently with our efforts in the domestic Comic Convention business, we are focused on international operations, entering the digital media space and location-based entertainment sector, and producing live-event offerings that will appeal to fans beyond the pop-culture genre.

We currently expect to produce 14 live events during 2018, although that number of conventions may change as we evaluate locations and venues.

Results of Operations

Three Months Ended June 30, 2018 Compared to the Three Months Ended June 30, 2017

Summary of Statements of Operations for the Three Months Ended June 30, 2018 and 2017:

	Three Months Ended
	June 30, 2018	June 30, 2017
Convention revenue	$5,111,867	$4,936,084
ConBox revenue	$-	$10,461
Gross margin	$622,365	$(345,141)
Operating expenses	$(866,636)	$(1,550,737)
Loss from operations	$(244,271)	$(1,895,878)
Other expenses	$(261,001)	$(92,776)
Net loss attributable to common shareholder	$(505,272)	$(1,988,504)
Income (loss) per common share – basic and diluted	$(0.01)	$(0.03)

Convention Revenue

Convention revenue was $5,111,867 for the three months ended June 30, 2018, as compared to $4,936,084 for the comparable period ended June 30, 2017, an increase of $175,783. The increase in convention revenue is primarily attributable to enhanced marketing techniques and the qualitative enhancement of the Conventions. We ran four events during the three months ended June 30, 2018, as compared to five events during the comparable three months ended June 30, 2017. Average revenue generated per event in 2018 was $1,277,966 as compared to $987,216 during 2017.

ConBox Revenue

ConBox revenue was $0 for the three months ended June 30, 2018, as compared to $10,461 for the comparable three months ended June 30, 2017, a decrease of $10,461. We ceased ConBox operations in 2017 due to its ongoing costs resulting in the decrease.

Gross Profit

Gross profit percentage for the convention segment increased from a gross profit percentage of (7)% during the three months ended June 30, 2017, to a positive gross profit percentage of 12% during the three months ended June 30, 2018. The gross profit percentage increase was attributable to enhanced marketing and show production techniques which allowed us to generate more revenue at the Conventions while decreasing the costs of producing the Conventions.

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Operating Expenses

Operating expenses for the three months ended June 30, 2018, were $866,636, as compared to $1,550,737 for the three months ended June 30, 2017. The change is attributable to a decrease in staffing and a correlating decrease in employee compensation, general and administrative expenses and consulting expenses. The $467,895 decrease in compensation is primarily attributable to a decline in both headcount and officer compensation. General and administrative expenses decreased by $126,154 from the prior year comparative period primarily due to a decrease in service fees and web development.

Loss from Operations

Loss from operations for the three months ended June 30, 2018, was ($244,271) as compared to a loss from operations of ($1,895,878) for the three months ended June 30, 2017. The positive variance was primarily attributable to the introduction of strategies by our management which increased gross revenue while containing Convention production costs in addition to our cost containment strategy concerning corporate overhead. We have addressed both issues. Additionally, we have augmented our marketing activities to increase attendance at its conventions. During the fourth quarter of 2017 the Company dramatically reduced its corporate overhead expenses, reducing the projected Corporate Operating budget in 2018 to $2,700,000 compared with $4,900,000 in 2017. This reduction combined with the operating efficiency in producing the Conventions is materially improving the operating results in 2018.

Other Expenses

Other expenses for the three months ended June 30, 2018 was $261,001, as compared to $92,776 for the three months ended June 30, 2017. In each case, the expense was interest expense related to the convertible note and corresponding debt discount.

Net Loss Attributable to Common Stockholder

Net loss attributable to common stockholders for the three months ended June 30, 2018, was ($505,272) or loss per basic and diluted share of ($0.01), compared to a net loss of ($1,988,504) or loss per basic and diluted share of ($0.03) for the three months ended June 30, 2017.

Inflation did not have a material impact on our operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on our results of operations.

Six Months Ended June 30, 2018 Compared to the Six Months Ended June 30, 2017

Summary of Statements of Operations for the Six Months Ended June 30, 2018 and 2017:

	Six Months Ended
	June 30, 2018	June 30, 2017
Convention revenue	$9,103,033	$8,384,041
ConBox revenue	$-	$84,580
Gross margin	$1,727,197	$36,605
Operating expenses	$(1,688,192)	$(3,214,561)
Income (loss) from operations	$39,005	$(3,177,956)
Other expenses	$(429,894)	$(177,459)
Net loss attributable to common shareholder	$(390,889)	$(3,354,772)
Loss per common share – basic and diluted	$(0.01)	$(0.05)

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Convention Revenue

Convention revenue was $9,103,033 for the six months ended June 30, 2018, as compared to $8,384,041 for the comparable period ended June 30, 2017, an increase of $718,992. As mentioned earlier, the increase in convention revenue is primarily attributable to enhanced marketing techniques and the qualitative enhancement of the Conventions. We ran seven events during the six months ended June 30, 2018, as compared to eight events during the comparable six months ended June 30, 2017. Average revenue generated per event in 2018 was $1,300,433 as compared to $1,048,005 during 2017.

ConBox Revenue

ConBox revenue was $0 for the six months ended June 30, 2018, as compared to $84,580 for the comparable six months ended June 30, 2017, a decrease of $84,580. We ceased ConBox operations due to its ongoing costs in 2017 resulting in the decrease.

Gross Profit

Gross profit percentage for the convention segment increased from a negative gross profit percentage of (1%) during the six months ended June 30, 2017, to a positive gross profit of 19% during the six months ended June 30, 2018. As was the case for the three month period ended June 30, 2018, the gross profit percentage increase was attributable to enhanced marketing and show production techniques which allowed us to generate more revenue at the Conventions while decreasing the costs of producing the Conventions.

Operating Expenses

Operating expenses for the six months ended June 30, 2018, were $1,688,192, as compared to $3,214,561 for the six months ended June 30, 2017. As mentioned earlier, the change is attributable to a decrease in staffing and a correlating decrease in employee compensation, general and administrative expenses and consulting expenses. The $1,015,940 decrease in compensation is primarily attributable to a decline in both headcount and officer compensation. General and administrative expenses decreased by $407,210 from the prior year comparative period primarily due to a decrease in service fees and web development.

Income (Loss) from Operations

Income from operations for the six months ended June 30, 2018, was $39,005 as compared to a loss from operations of ($3,177,956) for the six months ended June 30, 2017. As with the three month period ended June 30, 2018, positive variance was primarily attributable to the introduction of strategies by Management which increased gross revenue while containing Convention production costs in addition to our cost containment strategy concerning corporate overhead.

Other Expenses

Other expenses for the six months ended June 30, 2018 was $429,894, as compared to $177,459 for the six months ended June 30, 2017. Other than a loss on the disposal of equipment in the amount of $785 during the six months ended June 30, 2017, all expense for both periods was interest expense.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the six months ended June 30, 2018, was ($390,889) or loss per basic and diluted share of ($0.01), compared to a net loss of ($3,354,772) or loss per basic and diluted share of ($0.05), for the six months ended June 30, 2017.

Inflation did not have a material impact on our operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on our results of operations.

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Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Summary of Statements of Operations for the Year Ended December 31, 2017 and 2016:

	Year Ended December 31,
Statement of operations data:	2017	2016
Convention revenue	$14,983,033	$21,994,433
ConBox revenue	$84,580	707,101
Gross profit	$9,316	$6,534,543
Operating expenses	$(5,346,924)	$(7,716,789)
Loss from operations	$(5,337,608)	$(1,182,246)
Other expenses	$(395,887)	$(325,857)
Net loss attributable to common shareholder	$(5,733,495)	$(1,508,103)
Loss per common share – basic and diluted(1)	$(0.08)	$(0.03)

(1)	Reflects the 1-for-[__] reverse stock split of our common stock that occurred on [__], 2018.

Prior to 2018, the Company maintained operating segments: Conventions and Conbox. The Company ceased Conbox operations in 2017, which is the principal reason for the decrease in ConBox operating results compared to 2016.

Convention Revenue

Convention revenue was $14,983,033 for the year ended December 31, 2017, as compared to $21,994,433 for the comparable period ended December 31, 2016, a decrease of $7,011,400. The decrease in convention revenue was primarily attributable to staging fewer shows than the prior year. We ran fourteen events during the year ended December 31, 2017, as compared to sixteen events during the comparable year ended December 31, 2016. Average revenue generated per event in 2017 was $1,070,217 as compared to $1,374,652 during 2016.

ConBox Revenue

ConBox revenue was $84,580 for the year ended December 31, 2017, as compared to $707,101 for the comparable year ended December 31, 2016, a decrease of $622,521. We ceased the sale of merchandise under the ConBox brand name in 2017, which resulted in the decrease in ConBox revenue.

Gross Profit

Gross profit percentage for the convention segment decreased from a gross profit of 31% during the year ended December 31, 2016, to a gross profit of 0.1% during the year ended December 31, 2017. We produced fourteen events during the year ended December 31, 2017, as compared to sixteen events during the comparable year ended December 31, 2016. The gross profit percentage decrease was attributable to decreased revenue at each show coupled with high production costs.

Gross profit percentage for the ConBox segment increased from a negative gross profit percentage of 46% during the year ended December 31, 2016, to a gross profit of 5% during the year ended December 31, 2017. The gross profit percentage increase was attributable to an overall decrease in fulfillment costs. We ceased the sale of merchandise under the ConBox brand name in 2017.

Operating Expenses

Operating expenses for the year ended December 31, 2017, was $5,346,924, as compared to $ 7,716,789 for the year ended December 31, 2016. The change was attributable to a decrease in employee compensation and general and administrative expenses offset by a slight increase in consulting expenses. The $1,450,062 decrease in compensation was primarily attributable to a decline in both headcount and officer compensation. General and administrative expenses decreased by $943,383 since the prior year comparative period due to a decrease in service fees, travel and web development.

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Loss from Operations

Loss from operations for the year ended December 31, 2017, was $5,337,608 as compared to a loss from operations of $1,182,246 for the year ended December 31, 2016. The loss was primarily attributable to issues related to production costs and corporate overhead that could not be sustained. We have addressed both issues. In particular, during the fourth quarter of 2017, we dramatically reduced our corporate overhead expenses. Additionally, we have augmented our marketing and talent departments to increase attendance at our conventions.

Other Expenses

Other expenses for the year ended December 31, 2017, was $395,887, as compared to $325,857 for the year ended December 31, 2016. During the year ended December 31, 2017, the Company recorded interest of expense of $395,102 related to the convertible note and corresponding debt discount compared to $26,481 during the year ended December 31, 2016. We recorded a loss of $262,500 during the year ended December 31, 2016 on the CONtv joint venture with Cinedigm compared to a loss of $0 during the year ended December 31, 2017. See Footnote 5 to the Financial Statements included herein for more information. For the year ended December 31, 2017 and 2016, the Company recorded a loss of $785 and $36,876, respectively, upon the disposal of equipment.

Net Loss Attributable to Common Stockholder

Net loss attributable to common stockholders for the year ended December 31, 2017, was $5,732,814 or loss per basic and diluted share of $0.08, compared to a net loss of $1,575,361 or loss per basic and diluted share of $0.03, for the year ended December 31, 2016.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at June 30, 2018 compared to December 31, 2017:

	June 30, 2018	December 31, 2017	Increase/(Decrease)
Current Assets	$2,149,305	$2,765,278	$(615,973)
Current Liabilities	$6,002,600	$6,306,310	$(303,710)
Working Capital (Deficit)	$(3,853,295)	$(3,541,032)	$312,263

At June 30, 2018, we had a working capital deficit of $3,853,295 as compared to working capital deficit of $3,541,032, at December 31, 2017, an increase of $312,263. The change in working capital is primarily attributable to a decrease in cash and cash equivalents, accounts receivable and prepaid expenses. These changes in current assets were offset by an overall decrease in current liabilities.

The following table summarizes total current assets, liabilities and working capital at December 31, 2017 compared to December 31, 2016:

	December 31, 2017	December 31, 2016	Increase/(Decrease)
Current Assets	$2,765,278	$5,599,279	$(2,833,991)
Current Liabilities	$6,306,310	$2,736,953	$3,569,357
Working Capital (Deficit)	$(3,541,032)	$2,862,326	$(6,403,358)

At December 31, 2017, we had a working capital deficit of $3,541,032, as compared to working capital of $2,862,326, at December 31, 2016, a decrease of $6,403,358. The change in working capital is primarily attributable to a decrease in cash and cash equivalents, and prepaid expenses and an increase in accounts payable and accrued expenses, unearned revenue and convertible promissory notes. These were offset in part by an increase in accounts receivable.

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Cash Flows

Net cash used in operating activities for the six months ended June 30, 2018 and 2017 was $303,887 and $1,389,454, respectively. The net loss for the six months ended June 30, 2018 and 2017, was ($390,889) and ($3,355,415), respectively.

Net cash used in operating activities for the year ended December 31, 2017 and 2016, was $2,533,595 and $2,488,009, respectively. Net cash used in investing activities was $98,072 and $311,140, respectively, for such periods; and net cash provided by financing activities was $0 and $2,476,667for fiscal 2017 and fiscal 2016. See “Certain Relationships and Related Party Transactions” for information about our capital raise in 2016.

Going Concern Analysis

The Company had income (loss) from operations of $39,005 and $(3,177,956) for the six months ended June 30, 2018 and 2017, respectively. As of June 30, 2018, we had cash and working capital deficit of $1,457,735 and $3,853,295 respectively.

We had a net loss of $5,733,495 and $1,508,103 for the years ended December 31, 2017 and 2016, respectively. As of December 31, 2017, we had cash and a working capital deficit of $1,769,550 and $3,541,032, respectively.

We have evaluated the significance of these conditions in relation to our ability to meet our obligations, which had previously raised doubts about the Company’s ability to continue as a going concern through June 2019. However, the Company believes that the effects of its cost savings efforts with regard to corporate overhead and show production expenses, which commenced in 2017, are being made manifest in 2018.

In addition to our cost containment strategies, we have announced three relationships intended to expand our future revenues: (1) an alignment with Sony Pictures Entertainment to explore a number of strategic initiatives; (2) an agreement to program a linear advertising supported channel and an SVOD Channel in China on the CNLive platform; and (3) a programming agreement with ATI to launch the Chinese networks.

Additionally, if necessary, management believes that both related parties (management and members of the Board of Directors) and potential external sources of debt and/or equity financing may be obtained based on management’s history of being able to raise capital from both internal and external sources coupled with current favorable market conditions. Therefore, the accompanying condensed consolidated financial statements have been prepared assuming that we will continue as a going concern.

The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the matters discussed herein. While we believe in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon the ability to further implement the business plan, generate sufficient revenues and to control operating expenses. However, based on the results of the six months operating results where operating costs decreased by 47% and convention revenue increased by $175,783, management’s strategies on a directional basis appear to be positive and impactful.

Off-Balance Sheet Arrangements

As of December 31, 2017 and June 30, 2018, we had no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s). Actual results could differ from those estimates.

Property and Equipment

Property and equipment is stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the assets, varying from 3 to 5 years or, when applicable, the life of the lease, whichever is shorter.

Impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Income Taxes

We account for income taxes under Section 740-10-30 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

We adopted section 740-10-25 of the FASB ASC. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carryforwards. We periodically review the recoverability of deferred tax assets recorded on our consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, we operate within multiple taxing jurisdictions and are subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Revenue Recognition

We follow paragraph 605-10-S99-1 of the FASB ASC for revenue recognition. We will recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Unearned convention revenue is deposits received for conventions that have not yet taken place, which are fully or partially refundable depending upon the terms and conditions of the agreements.

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Unearned ConBox revenue is non-refundable up-front payments for products. These payments are initially deferred and subsequently recognized over the subscription period, typically three months, and upon shipment of the product. We ceased the sale of merchandise under the ConBox brand name in 2017.

We recognize cost of revenues in the period in which the revenues was earned. In the event we incur cost of revenues for conventions that are yet to occur, we record such amounts as prepaid expenses and such prepaid expenses are expensed during the period the convention takes place.

Equity–Based Compensation

We recognize compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, we recognize equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at our discretion. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of our common stock on the grant date.

The fair value of option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of our common stock over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as we have never paid or declared any cash dividends on our common stock and does not intend to pay dividends on our common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and we use different assumptions, our equity–based compensation could be materially different in the future. In addition, we are required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If our actual forfeiture rate is materially different from our estimate, the equity–based compensation could be significantly different from what we recorded in the current period.

We account for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. We determine the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB ASC for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB ASC to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 are described below:

Level 1 – Quoted market prices available in active markets for identical assets or liabilities as of the reporting date;

Level 2 – Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date; and

Level 3 – Pricing inputs that are generally observable inputs and not corroborated by market data.

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Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of our assets and liabilities, such as cash, accounts receivable, inventory, prepaid expenses, accounts payable and accrued liabilities, and unearned revenue approximate their fair value because of the short maturity of those instruments.

Recent Accounting Pronouncements

In July 2015, the FASB issued the Accounting Standards Update (“ASU”) No. 2015-11 “Inventory (Topic 330): Simplifying the Measurement of Inventory”. The amendments in this ASU do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure inventory within the scope of this ASU at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We adopted the standard during the year ended December 31, 2017 and the adoption did not have a material effect on its consolidated financial statements and disclosures.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. Under ASU 2016-02, lessees will be required to recognize, for all leases of 12 months or more, a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature of an entity’s leasing activities. This ASU is effective for public reporting companies for interim and annual periods beginning after December 15, 2018, with early adoption permitted, and must be adopted using a modified retrospective approach. We are in the process of evaluating the effect of the new guidance on its consolidated financial statements and disclosures.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing (Topic 606)”. In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross verses Net) (Topic 606)”. These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, “Revenue from Contracts with Customers”. The amendments in ASU 2016-10 provide clarifying guidance on materiality of performance obligations; evaluating distinct performance obligations; treatment of shipping and handling costs; and determining whether an entity’s promise to grant a license provides a customer with either a right to use an entity’s intellectual property or a right to access an entity’s intellectual property. The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The adoption of ASU 2016-10 and ASU 2016-08 is to coincide with an entity’s adoption of ASU 2014-09, which we intend to adopt for interim and annual reporting periods beginning after December 15, 2017. We adopted the standard during the six months ended June 30, 2018 and the adoption did not have a material effect on our consolidated financial statements and disclosures.

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In April 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”. The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. We adopted the standard during the year ended December 31, 2017 and the adoption did not have a material effect on our consolidated financial statements and disclosures.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which narrowly amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition and is effective during the same period as ASU 2014-09. We are currently evaluating the standard and do not expect the adoption will have a material effect on its consolidated financial statements and disclosures.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”. ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. We adopted the standard during the six months ended June 30, 2018 and the adoption did not have a material effect on our consolidated financial statements and disclosures.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. We are currently evaluating the impact of the new standard.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. We adopted the standard during the six months ended June 30, 2018 and the adoption did not have a material effect on our consolidated financial statements and disclosures.

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting”, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This standard is required to be adopted in the first quarter of 2018. We adopted the standard during the six months ended June 30, 2018 and the adoption did not have a material effect on our consolidated financial statements and disclosures.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. We early adopted the ASU 2017-11 in the three months ending December 31, 2017.

Management made the decision to early adopt ASU 2017-11, which required retrospective adjustment causing the 2016 audited financial statements to be restated. See Footnote 3 to the Financial Statements. The comparative financial information disclosed in the Form 10-K including the audited 2016 financial statements represent the restated amounts. The comparative financial information disclosed in the June 30, 2018 Form 10-Q including the unaudited financial statements for the six months ended June 30, 2017 represent the restated amounts.

In September 2017, the FASB issued ASU No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842)”. The new standard, among other things, provides additional implementation guidance with respect to Accounting Standards Codification (ASC) Topic 606 and ASC Topic 842. ASU 2017-03 is effective for annual and interim fiscal reporting periods beginning after December 15, 2017. We are currently evaluating the impact of the new standard but do not expect it to have a material impact on our implementation strategies or our consolidated financial statements upon adoption.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated financial statements.

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Business

Our Company

We are a producer of “pop culture” live multimedia conventions across the United States. These live multimedia conventions provide a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, toys, social networking/gaming, comic books, and graphic novels. We intend to increase our presence in the digital space, through the creation and distribution of high-quality and compelling content.

Our objective is to create expanded and qualitatively enhanced offerings and initiatives to become a dominant voice for pop culture enthusiasts across multiple media platforms. Key elements of our strategy include:

●	producing and distributing high-quality Comic Conventions across the United States and internationally to entertain fans and to allow for promotion of consumer products and entertainment;

●	producing and distributing high-quality content and leveraging the content created at the Comic Conventions through digital media outlets such as websites, apps, emails, newsletters, Facebook, Twitter, Instagram, and YouTube, among others; and

●	obtaining sponsorships and promotions from media and entertainment companies for our Comic Conventions, including:

o	expanding our relationships with entertainment and media companies; and

o	utilizing our digital assets to create and launch a revised and vibrant e-commerce venture.

●	expand operations to include fixed-site attractions that will be appealing to enthusiasts of pop-culture.

Comic Conventions

We produce Comic Conventions across the United States that provide a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, virtual reality experiences, toys, social networking, gaming, comic books, and graphic novels. Our Comic Conventions provide an opportunity for companies in the entertainment, toy, gaming, publishing and retail business to carry out sales, marketing, product promotion, public relations, advertising, and sponsorship efforts.

We have been producing Comic Conventions since July 1997. In 2017, we held 14 Comic Conventions in the following cities:

● Austin, TX	● Des Moines, IA	● New Orleans, LA	● Sacramento, CA
● Chicago, IL	● Madison, WI	● Oklahoma City, OK	● St Louis, MO
● Cleveland, OH	● Minneapolis, MN	● Philadelphia, PA
● Columbus, OH	● Nashville, TN	● Portland, OR

Our target audience includes men and women primarily in the 18 to 34 year-old demographic, together with families of all ages who are fans of various types of entertainment and media, including movies, music, toys, video games, consumer electronics, computers, and lifestyle products (e.g. clothes, footwear, digital devices, and mobile phones). Within the last year, we have added new attractions at our events, including live music, anime, and programming for children. We continuously review our existing operations and procedures relating to our Comic Conventions in order to ensure that we produce the best possible fan experience at our Comic Conventions, while seeking to maximize revenue and contain costs. At the same time, we have taken significant steps to maximize revenue and contain costs.

We receive revenue from Comic Conventions primarily from three sources: (i) consumer admissions; (ii) exhibitor booth sales; and (iii) national and/or regional sponsorships. Comic Conventions vary in cost to produce depending on the size and scope of the convention.

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Digital Media

We produce content for a number of digital media platforms, including our recently updated website, emails, newsletters, and Facebook, YouTube, Twitter, and Instagram accounts, to create awareness of our Comic Conventions and provide updates to our fans and consumers. We also use our website to provide the latest Wizard Entertainment news and information. While we derive little or no direct revenue from these properties, they have the indirect benefit of supporting sales relating to our Comic Conventions, as well as helping us secure additional sought after and high profile talent. This helps us obtain additional admissions, booth sales and sponsorships for our Comic Conventions. We intend to increase our presence in the digital space, through the creation and distribution of high-quality and compelling content.

Sponsorships and Advertising

We sell sponsorship and advertising opportunities to businesses seeking to reach our core target audience of active entertainment consumers.

Sponsorships and Promotions

We provide sponsorship opportunities that allow advertisers a wide range of promotional vehicles on-site and through our public relations efforts. For example, we offer advertisers the ability to: (i) display signage at our Comic Conventions, (ii) include their desired logos on all direct mail that is sent in connection with one or more Comic Conventions, (iii) be included in press releases to the media, (iv) obtain sponsor tags on the radio spots or in the print or online ads where we advertise, and (v) obtain advertising space in our digital media. We also provide the opportunity for advertisers to sponsor events at the Comic Conventions, such as costume contests or gaming tournaments and the ability to brand “step-and-repeats” for photo opportunities, meet and greets with celebrities, VIP packages, and “goody” bag giveaways. Sponsors pay a fee based upon the position of their advertising media and the exposure it will receive. We are able to increase our revenue by utilizing a strategic floor layout that maximizes the amount of highly profitable booth, advertising, and sponsorship opportunities. We are actively engaged in enhancing our capabilities to facilitate sponsorship opportunities.

Marketing

Our Comic Conventions are marketed through a variety of media outlets, including social media, websites, public relations, television, radio, out-of-home, email, “street-teams”, flyers, and postcards. Our Comic Conventions usually obtain publicity through coverage of the events at our Comic Conventions by local television stations, radio stations, newspapers, national press, fan websites, blogs, and social network channels such as Twitter, Facebook, Instagram, and Snapchat. We often do not pay for the publicity. For example, we typically invite local television stations to our Comic Conventions so that they can interview the celebrities featured at our Comic Conventions, providing our Comic Conventions with incidental publicity. In addition, we often arrange for celebrities to call into local radio stations. As a result, we receive on-air promotion of our events and the radio station reaches a larger audience who want to tune in to hear our celebrities. We also receive on-air promotion by exchanging air time for admission giveaways to our Comic Conventions.

Competitive Strengths

In the live, regionally-based consumer conventions market, competitive strength is measured by the location and size of the region or city, the frequency of live events per year, the guest and VIP list (e.g. celebrities and artists), the number of paying attendees, the physical size of the convention, the extent of the public relations outreach (through traditional media, digital media and social media), and the quantity and quality of programming, live entertainment, exhibitors and dealers. We believe that we have a strong, if not unique, competitive position because our Comic Conventions take place in major cities across the United States throughout the year. Our numerous annual Comic Conventions enable us to market our events throughout the entire year, create high-quality content that can be distributed through our digital media outlets, and market nationally as well as regionally. Our multiple locations also allow us to work with more celebrities, artists and writers and host them in numerous cities. Additionally, we are focused on the strategy of developing innovative and competitive revenue models which modulate the manner in which tickets are sold to our events.

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There are a number of Comic Convention providers that produce events across the country; however, we produce more Comic Conventions in the United States annually than any other organization.

We also believe that our Comic Conventions are well known and well respected in the Comic Convention and pop culture industry. We have a reputation among fans, exhibitors, and celebrities for producing high-quality and well-attended conventions.

Growth Strategy

We plan to pursue expansion by converting the Company from a live-event business into a live event-/media company adding content development and other activities to our existing operations.

We plan to organically develop new Comic Conventions. We also seek to increase revenues of our existing Comic Conventions through improving the fan experience by providing entertainment, programming, exhibitors, celebrities, panels, gaming tournaments, and opportunities for VIP experiences that will be appealing to core base of fans. We aim to leverage our existing resources and exposure, both online and at Comic Conventions, to generate revenue through new, co-located complimentary business opportunities.

We intend to increase revenue through increasing corporate sponsorships with experienced marketers by offering these advertisers a wide range of promotional vehicles, both on-site and through our digital media and online offerings. We believe that we will be able to further enhance our relationships with our existing dealers, exhibitors, celebrities, and VIPs while, at the same time, developing new relationships with national and specialty brand marketers looking to connect with our growing audiences. Additionally, we are seeking opportunities to expand our operations outside of the United States, especially in Asia and the Middle East.

In addition to our core live event comic convention business, we are actively entering the media space by: (i) developing intellectual property with Sony, (ii) programming two televisions networks in China, (iii) developing location-based entertainment opportunities, (iv) exploring pop-up retail and merchandising opportunities, (v) producing and distributing pop culture-related content under our “WizPop” brand, and (vi) expanding into alternative affinity-based attractions which will co-locate with the core comic conventions.

To help facilitate our growth, we have recently restructured our internal operations. We have also revamped our production methods allowing us to produce Comic Conventions at a cost that is materially lower than the production cost that we had been spending. Additionally, we have been successful in materially containing costs associated with corporate overhead. We believe these measures will assist us in achieving our growth strategies.

Intellectual Property

We have a portfolio of trademarks and service marks and maintain a catalog of copyrighted works. Such marks include “Wizard World”, “Where Pop FI Comes to Life”, “Wizard World Girls”, and “WizPop”. Our trademarks, if not renewed, are scheduled to expire between 2021 and 2029.

Employees

We currently have 18 full-time equivalent employees. Additionally, we engage two consultants providing us with greater competence in our core operating areas.

Regulation

Typically, we do not have to obtain permits to operate the Comic Conventions. The convention centers that host our Comic Conventions obtain any required permits and cover fire safety and occupancy matters as part of our rental agreement. Crowd control varies by location and is either provided by the convention center’s personnel or by a third-party security service recommended by the convention center. The convention centers do, however, require liability insurance, which we have obtained and maintained.

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Legal Proceedings

A complaint for breach of contract and various disability discrimination claims was filed by our former Chief Operating Officer, Randy Malinoff, after we terminated him for cause. We believe that the matter, which is set for trial in 2019, is without merit. We currently intend to proceed to trial on this matter.

Additionally we have filed suit against a former vendor alleging a number of claims on behalf of the Company with regard to convention decorator services that were provided to the Company.

With the exception of the foregoing dispute, we are not involved in any disputes and do not have any litigation matters pending that we believe could have a materially adverse effect on our financial condition or results of operations.

Recent Developments

On December 1, 2016, we sold convertible notes (the “Notes”) to Bristol Investment Fund, Ltd. (“Bristol”), an entity controlled by our Executive Chairman, pursuant to a securities purchase agreement (the “Purchase Agreement”) for a cash purchase price of $2,500,000. Immediately prior to the completion of this offering, the Notes will be exchanged (the “Exchange”) for our Series A Convertible Preferred Stock (the “Preferred Stock”), which will be convertible into common stock, contain certain protective provisions, and have an initial aggregate liquidation value of approximately $2.9 million, representing the outstanding principal and accrued but unpaid interest on the Notes. After giving effect to this offering and the exchange of Notes for Preferred Stock, Bristol and its affiliates will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval or rejection of any change in control transaction. In connection with the Exchange, we entered into an agreement with Bristol to provide certain rights previously granted to Bristol pursuant to the Purchase Agreement, including that the consent of the holders of a majority of the Preferred Stock will be required for the incurrence of certain liens on the Company’s assets. In addition, upon Bristol’s request, we will register the shares of common stock issuable upon conversion of the Preferred Stock or shares issued in payment of any dividend on the Preferred Stock on a Registration Statement on Form S-3, once eligible to utilize such form. Following the consummation of this offering, we expect to be a “controlled company” for the purposes of the Nasdaq Stock Market Rules. For a discussion of our relationship with Bristol and more details on Bristol’s ownership interest, see “Certain Relationships and Related Party Transactions”, “Description of Capital Stock”, and “Risk Factors—Risks Relating to this Offering and Ownership of Our Common Stock—The ownership by our Executive Chairman of our common stock will likely limit your ability to influence corporate matters”.

During 2016, we underwent significant senior management restructuring. The restructuring included the appointment of a new Chief Executive Officer, who entered into such role with experience at major movie studios and television networks. We also appointed an Executive Chairman. Focused on reforming our operations and key operating controls, the new management team has worked extensively to position us to successfully grow by, among other things, implementing newly constituted internal accounting, marketing, and talent departments.

On October 24, 2017, we announced alignment with CNLive to distribute advertising-supported linear programming and subscription video on-demand (“SVOD”) streamed content to mobile devices in China. The alignment with CNLive, one of only seven entities licensed to distribute content over the internet in China, provides us with a multi-year right and license to program a 24/7, linear and SVOD services across all of mainland China, including Macao and Hong Kong.

On February 12, 2018, we announced the formation of a working relationship with Sony Pictures Entertainment (“Sony”). As part of the relationship, we will work with Sony to jointly discover top artistic talent with the aim of incubating the next generation of movies, television, and digital media. We also plan to explore other strategic initiatives with Sony in areas such as immersive entertainment, location-based entertainment, programming and live events.

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On February 27, 2018, we announced an agreement with Associated Television International (“ATI”), an Emmy-winning, worldwide full-service production and distribution company. ATI will distribute a daily, four-hour wheel of programming under the “WizPop” brand, to be streamed live in China via the CNLive platform.

On [__], 2018, we effected a 1-for-[__] reverse stock split on our common stock. Share amounts set forth herein reflect the split.

Corporate Information

We were incorporated as GoEnergy, Inc. in Delaware in 2001, renamed as Wizard World, Inc. in December 2010, and renamed as Wizard Entertainment, Inc. in September 2018. Our executive offices, which we sublease from BAC, are located at 662 N. Sepulveda Blvd., Suite 300, Los Angeles, California 90049, and our telephone number is (310) 648-8410.

We maintain a website at www.wizardworld.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus.

For certain historical information about us, see Note 1 to the Consolidated Financial Statements.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. The Commission maintains an internet site that contains our public filings with the Commission and other information regarding our company, at www.sec.gov. These reports and other information concerning our company may also be accessed at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

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Corporate Governance

Governance Matters

Attendance at Board, Committee and Annual Stockholders’ Meetings

The Board held one formal meeting, and acted by unanimous written consent one time in 2017. No committee of the Board met separately during 2017. We expect each director to attend every meeting of the Board and the committees on which the director serves. In 2017, all directors then serving attended the meetings and signed the consent of the Board. Although we have no formal policy, we encourage each of the directors to attend the annual meeting of stockholders.

Director Independence

In general, the Nasdaq Stock Market Rules require that a majority of a listed company’s directors be independent and that a compensation committee and nominating committee of the board of directors composed solely of independent directors be established. However, these standards are not applicable to any company where more than 50% of the voting power is held by one individual or group. Mr. Kessler, our Executive Chairman, currently controls 71% of the total voting power of our common stock, and is expected to control [__]% (or approximately [__]% if the underwriters’ option to purchase additional shares is exercised in full) of the total voting power of our stock after the completion of this offering. Accordingly, we are a “controlled company” and are exempt from those rules. We do not intend to take advantage of these exemptions.

Additionally, we will be subject to Nasdaq Stock Market Rules requiring that the Audit Committee (i) be composed solely of independent directors; (ii) be directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, which must report directly to the audit committee; (iii) establish procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls and auditing matters, and for employees’ confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters; (iv) have the authority to engage independent counsel and other advisors when the committee determines such outside advice is necessary; and (v) be adequately funded by us. Prior to completion of this offering, our Audit Committee will be in compliance with these standards.

The Nasdaq Stock Market Rules listing standards have both objective tests and a subjective test for determining who is an “independent director” of each listed company. The objective tests state, among other things, that a director is not considered independent if he or she is an employee of ours or is a partner in or executive officer of an entity to which we made, or received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever is greater. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of August 31, 2018, Greg Suess, Jordan Schur, and Michael Breen qualify as “independent” in accordance with the Nasdaq Stock Market Rules.

Corporate Code of Ethics

The Board is committed to legal and ethical conduct in fulfilling its responsibilities. Our Board expects all directors, as well as officers and employees, to act ethically at all times. All directors, officers, and employees must adhere to our Code of Business Conduct and Ethics. We have implemented a Whistleblower Policy and provide multiple ways in which perceived unethical conduct can be anonymously reported. The Code of Business Conduct and Ethics and the Whistleblower Policy are posted on Internet website under the “Investor Relations—Corporate Governance” tab.

Communications with the Board of Directors

Our Board recommends that stockholders initiate any communication with the Board in writing and send it to the attention of our Corporate Secretary by mail to: Board of Directors, Wizard Entertainment, Inc., 662 N. Sepulveda Blvd., Suite 300, Los Angeles, California 90049, or by e-mail to jdmaatta@wizardworld.com. This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. Our Board has instructed our Corporate Secretary to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration.

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Committees of the Board of Directors

Audit Committee

The Audit Committee assists our Board in its general oversight of our financial reporting, internal controls, and audit functions, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm. The Audit Committee is also responsible for reviewing and approving related party transactions, discussing risk management with management, and maintaining and enforcing our Code of Ethics.

The Audit Committee’s job is one of oversight. Management is responsible for our financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm is responsible for auditing our financial statements. It is the Audit Committee’s responsibility to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. GAAP and on the representations of the independent registered public accounting firm included in their report on our consolidated financial statements.

The members of the Audit Committee are Michael Breen (chair), Gregory Suess and Jordan Schur, all of whom are independent under the Nasdaq Stock Market Rules. The Board has determined that Michael Breen also meets the Commission’s qualifications to be an “audit committee financial expert”. Under the rules promulgated by the Commission, the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification. The Board has determined that all members of the Audit Committee are financially literate and experienced in business matters and are capable of (1) understanding U.S. GAAP and financial statements, (2) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves, (3) analyzing and evaluating our financial statements, (4) understanding our internal controls and procedures for financial reporting, and (5) understanding audit committee functions.

The Audit Committee operates under a written charter adopted by our Board. A copy of the Audit Committee’s charter is available on our website under the “Investor Relations—Corporate Governance” tab.

Compensation Committee

The Compensation Committee has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers, and administering our stock option plans, including reviewing, amending, and granting stock options to our executive officers and key employees.

The members of the Compensation Committee are Gregory Suess (chair), Michael Breen and Jordan Schur, each of whom are independent. Although we expect to be a “controlled company”, as of the close of this offering within the meaning of Nasdaq corporate governance standards, and do not need to comply with the independence requirements regarding compensation committees, we plan to do so.

The Compensation Committee operates under a formal charter that governs its duties and standards of performance. A copy of the Compensation Committee’s charter is available on our website under the “Investor Relations—Corporate Governance” tab.

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Nominating and Corporate Governance Committee

The primary responsibilities of the Nominating and Corporate Governance Committee (the “Governance Committee”) are to identify individuals qualified to become members of the Board, select or recommend director nominees for each election of directors, develop and recommend to the Board criteria for selecting qualified director candidates, and provide oversight in the evaluation of the Board and each committee.

The members of the Nominating and Corporate Governance Committee are [•] (chair), [•] and [•], each of whom are independent. Although we expect to be a “controlled company”, as of the close of this offering within the meaning of Nasdaq corporate governance standards, and do not need to comply with the independence requirements regarding compensation committees, we plan to do so.

The Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current makeup of the Board. This assessment includes understanding of and experience in business, consulting and solution companies and finance experience. The Governance Committee reviews these factors, among others, in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominations Subcommittee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members.

Consideration of new candidates for our Board typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or executive officers typically suggest candidates for nomination to the Governance Committee. If appropriate, the Governance Committee may retain a professional search firm to identify potential director candidates. Nominating and Corporate Governance Committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for the consideration the Governance Committee must do so by giving notice in writing to the Governance Committee at [__]. Any such notice must, for any given annual meeting, be delivered to the Governance Committee not less than 120 days prior to the anniversary of the preceding year’s annual meeting. The notice must state (1) the name and address of the stockholder making the recommendations, (2) the name, age, business address, and residential address of each person recommended, (3) the principal occupation or employment of each person recommended, (4) the class and number of shares of our common stock that are beneficially owned by each person recommended and by the recommending stockholder, (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Securities Exchange Act of 1934, and (6) a signed consent of each person recommended stating that he or she consents to serve as a director if elected.

The Nominating and Governance Committee operates under a written charter, a copy of which is available on our website under the “Investor Relations—Corporate Governance” tab.

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Directors and Executive Officers

Our Board of Directors and Executive Officers

John D. Maatta, age 66, Chief Executive Officer, President and Director

John D. Maatta has been a member of our Board since May 25, 2011, serving as Chairman of the Board from February 5, 2016 through April 22, 2016. Mr. Maatta has served as our Chief Executive Officer and President since May 3, 2016. Prior to joining us, Mr. Maatta was engaged in the practice of law from October 2014 to January 2016. Mr. Maatta also served as Executive Vice President of The CW Television Network from January 2006 to October 2014, prior to which he was the Chief Operating Officer of The CW Network, which is America’s fifth broadcast network and a network that focuses substantially on targeting young adults between the ages of 18 and 34. From September 2005 through September 2006, Mr. Maatta served as the Chief Operating Officer of The WB, a Warner Bros. television network (“The WB”), where he had direct oversight of all business and operations departments, such as business affairs, finance, network distribution (which included The WB 100+ station group), technology, legal, research, network operations, broadcast standards and human resources. While Chief Operating Officer at The WB, Mr. Maatta also served as The WB’s General Counsel. Mr. Maatta is currently a director of Trader Vic’s, Inc., a Polynesian-style restaurant chain, a position he has held since 1998. Mr. Maatta received a Bachelor of Arts in Government from the University of San Francisco in 1974, and a Juris Doctorate from the University of California, Hastings College of the Law, in 1977. Between 2013 and 2016 Mr. Maatta served as the President of UNICEF for the Southern California region, and is a current member of the UNICEF Southern California Board and the Chairman of the UNICEF Chinese Children’s Initiative. Mr. Maatta is also a member of the Southern California Board of the Asia Society.

The Board believes that Mr. Maatta is qualified to serve as a director as a result of his knowledge of the Company and its industry and extensive leadership experience.

Paul L. Kessler, age 57, Executive Chairman

Paul L. Kessler was appointed as Executive Chairman of the Company on December 29, 2016. Mr. Kessler is Principal, Portfolio Manager and Founder of Bristol Capital Advisors, LLC. His investments have focused on emerging growth public companies, private equity, venture capital, and private companies on the path to becoming public. Mr. Kessler has guided and overseen hundreds investment transactions in his career, as lead, co-lead, or syndicate investor.

Mr. Kessler has broad experience in financing private and public emerging growth companies as well as negotiating, structuring and re-structuring investment transactions. Mr. Kessler has worked on numerous mergers, acquisitions, divestitures, venture capital, private equity, re-structuring and other capital market activities. He has actively worked with executives and boards of companies on corporate governance, capital formation, and oversight, strategic repositioning and alignment of interests with shareholders.

Mr. Kessler co-founded Start Engine, LLC, incubating or starting over 60 technology companies while evolving into its current status as a leading US-based Crowd Funding platform. He is a lead investor and Advisor to ‘Act One Ventures’ a UCLA/LA based accelerator and founding Advisor to MedTech Innovator, a leading US based medical technology accelerator.

Mr. Kessler has been a guest speaker on tops including financing emerging growth public companies and at a variety of forums, including Activist Investing in Europe, The Deal Corporate Governance Conference, The Pipe’s Conference, Los Angeles Venture Association (LAVA), Wall Street Reporter’s Pipe Conference, UCLA Anderson School of Management, and Pepperdine University’s Graziadio School of Business and Management. He has attended courses at various colleges and universities, including Harvard Business School’s Executive Education Program, Stanford Business School’s Executive Directors Consortium, and UCLA’s Extension Program.

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The Board believes that Mr. Kessler is qualified to serve as a director as a result of his extensive experience in finance, sourcing and identifying investment opportunities, and negotiating, structuring and re-structuring investment transactions with emerging growth companies both private and public companies.

Greg Suess, age 46, Director

Greg Suess has served as a director of our Company since May 9, 2011. In 2018, he co-founded Activist Artists Management (“Activist”), a management and consulting company that focuses on media and entertainment and provides comprehensive management services for its clients, including talent and brand management, managing partnerships, strategic alliances and marketing strategies that engage consumers through entertainment, music and lifestyle experiences. Mr. Suess is, and has been since inception, a partner at Activist. Since 1997, Mr. Suess has been with the law firm of Glaser, Weil, Fink, Howard, Avchen & Shapiro, LLP, where he is currently Partner and focuses on general corporate law and media and entertainment. Mr. Suess holds a Bachelor of Science from the University of Southern California (Lloyd Greif Center for Entrepreneurial Studies), and holds a JD/MBA from Pepperdine University. He is a member of the State Bar of California.

The Board believes that Mr. Suess is qualified to serve as a director as a result of his extensive experience and background in the media and entertainment industry complements the Company’s events business and its new initiatives and will provide a significant contribution to the Company’s growth.

Michael Breen, age 55, Director

Michael Breen has been a director of our Company since March 2017. Mr. Breen is an English qualified solicitor and was the Managing Director of the Sports and Entertainment Division of Bank Insinger de Beaufort N.V., a wealth management organization and part of the BNP Paribas Group, one of the world’s largest banks. Mr. Breen was an equity partner with the law firm Clyde & Co, where he specialized in all aspects of sports and entertainment law. Mr. Breen also has extensive experience in event-based entertainment, having been responsible for the legal documentation relating to the world-famous UK music awards known as the Brit Awards. Mr. Breen holds an Honours LLB degree in law from the University College of Wales, Aberystwyth.

The Board believes that Mr. Breen is qualified to serve as a director as a result of his extensive experience and background in the entertainment industry and entertainment law.

Jordan Schur, age 54, Director

Jordan Schur has been a director of our Company since March 2017. Mr. Schur is a veteran of the music and film industries. In 1994, Mr. Schur created Flip Records, a record label that sold over seventy million records. In 1999, Mr. Schur was appointed President of Geffen Records at Universal Music Group, where he merged the original Geffen Records with MCA Records and DreamWorks Records. The expanded company went on to become a market leader, generating over Two Billion Dollars in sales. In 2006, Mr. Schur left Geffen and founded Suretone Records which drove several artists to number one on iTunes and Soundscan in the U.S. and around the world. Mr. Schur entered the film industry in 2008, founding Mimran Schur Pictures and going on to become a successful film producer. In 2012, Mr. Schur founded Suretone Pictures, where he released several notable films. In 2014, Mr. Schur, in partnership with Cinsay, created and launched Suretone Live, the world’s first syndicatable e-commerce and social media driven film, television, and music content destination. Mr. Schur holds a Bachelor’s degree from Boston College.

The Board believes that Mr. Schur is qualified to serve as a director as a result of his extensive experience and background in the music and film industry.

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Executive and Director Compensation

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers as of December 31, 2017, were:

●	John D. Maatta, Chief Executive Officer and President;

●	Paul L. Kessler, Executive Chairman; and

●	Randall S. Malinoff, former Executive Vice President and Chief Operating Officer

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our named executive officers during fiscal 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)

John D. Maatta(2)	2017	$138,269	$—	$—	$74,980	$—	$213,249
Chief Executive Officer	2016	$165,277	$—	$—	$121,953	$—	$287,230

Paul L. Kessler(3)	2017	$6,480	$—	$—	$34,883	$—	$41,363
Executive Chairman	2016	$—	$—	$—	$—	$—	$—

Randall S. Malinoff (4)	2017	$108,846	$—	$—	$38,392	$—	$147,238
Former Executive Vice President and Chief Operating Officer	2016	$168,462	$—	$—	$65,613	$—	$234,075

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the years indicated, computed in accordance with Financial Accounting Standard Board ASC Topic 718 for stock-based compensation transactions, or ASC 718. Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements included elsewhere in this prospectus. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)	Mr. Maatta was appointed as our Chief Executive Officer effective May 3, 2016. Mr. Maatta served as our non-executive Chairman from February 5, 2016 through April 22, 2016.
(3)	Mr. Kessler served as our non-executive Chairman from April 22, 2016 through December 29, 2016. On December 29, 2016, we appointed Mr. Kessler as our Executive Chairman. Mr. Kessler serves as Executive Chairman pursuant to a consulting agreement between Bristol Capital, LLC and the Company. See “Certain Relationships and Related Party Transactions” for a description of the consulting agreement with Bristol Capital, LLC.
(4)	Mr. Malinoff was appointed as our Interim Chief Operating Officer effective as of March 2, 2016 and appointed Executive Vice President and Chief Operating Officer on July 14, 2016. Mr. Malinoff resigned from all of his positions in July 2017.

Employment Arrangements with Our Named Executive Officers

John D. Maatta

In connection with the appointment of John D. Maatta as our President and Chief Executive Officer, we and Mr. Maatta entered into an employment agreement, effective as of May 3, 2016 (the “Maatta Employment Agreement”). The initial term of the Maatta Employment Agreement is for a period of two years, commencing on May 3, 2016. The term of the Maatta Employment Agreement will be automatically extended for additional terms of one year each, unless either we or Mr. Maatta gives prior written notice of non-renewal to the other party no later than sixty days prior to the expiration of the then current term.

During the term of the Maatta Employment Agreement, we will pay Mr. Maatta an annual base salary of $250,000. In addition, Mr. Maatta may receive an annual bonus as determined by the Compensation Committee of the Board and approved by the Board. Mr. Matta also received options to purchase shares of our common stock, vesting in quarterly increments. Mr. Maatta declined acceptance of any cash bonus for the years ended December 31, 2016 and 2017. Effective January 1, 2018, Mr. Maatta voluntarily elected to accept cash compensation of $125,000 per year, with the remaining $125,000 per year deferred until such date as we and Mr. Maatta mutually agree.

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Randall S. Malinoff

Effective as of July 14, 2016, 2016, we entered into an employment agreement with Randall S. Malinoff, with an annual base salary of $225,000 and eligibility for performance-based bonuses. Mr. Malinoff departed from the Company in July 2017. All outstanding options previously awarded to Mr. Malinoff have been cancelled.

Equity Compensation Plans

Below is a description of our compensation plan adopted in 2011, and our compensation plan adopted in 2016.

2011 Incentive Stock and Award Plan

On May 9, 2011, our Board approved, authorized and adopted (subject to stockholder approval) the 2011 Incentive Stock and Award Plan (the “2011 Plan”). The 2011 Plan was amended on September 14, 2011, April 11, 2012, July 9, 2012 and September 25, 2014. The Plan provides for the issuance of up to 15,000,000 shares of our common stock through the grant of non-qualified options, incentive options and restricted stock to our directors, officers, consultants, attorneys, advisors and employees. The 2011 Plan has been administered by the Board since its adoption.

Each option issued under the 2011 Plan contains the following terms:

●	the exercise price, which shall be determined at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the common stock is listed or quoted, as applicable) of our common stock, provided that if the recipient of the option owns more than 10% of our total combined voting power or of any subsidiary, the exercise price shall be at least 110% of the Fair Market Value;
●	the term of each option shall be fixed by the Board, provided that such option shall not be exercisable more than five years after the date such option is granted, and provided further that with respect to an incentive option, if the recipient owns more than ten percent (10%) of our total combined voting power or of any subsidiary, the incentive option shall not be exercisable more than five years after the date such incentive option is granted;
●	subject to acceleration in the event of a change of control of the Company (as further described in the 2011 Plan), the period during which the options vest shall be designated by the Board or, in the absence of any option vesting periods designated by the Board at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter through the four-year anniversary of the date on which the option was granted;
●	no option is transferable and each is exercisable only by the recipient of such option except in the event of the death of the recipient (if such recipient is a natural person); and
●	with respect to incentive options, the aggregate Fair Market Value of common stock exercisable for the first time during any calendar year shall not exceed $100,000.

Each award of restricted stock issued under the 2011 Plan will be subject to the following terms:

●	no rights to an award of restricted stock is granted to the intended recipient of restricted stock unless and until the grant of restricted stock is accepted within the period prescribed by the Board;
●	a certificate or certificates issued evidencing shares of restricted stock shall not be delivered until they are free of any restrictions specified by the Board at the time of grant;
●	upon the acceptance and issuance of a certificate or certificates, recipients of restricted stock have the rights of a stockholder of the Company as of the date of the grant of the restricted stock;
●	shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied or the employment with us is terminated; and
●	the restricted stock is not transferable until the date on which the Board has specified such restrictions have lapsed.

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As of December 31, 2017, we issued the following stock options and grants under the 2011 Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights and number of shares of restricted stock	Weighted average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance
Equity compensation approved by security holders under the Plan	3,319,000	$0.59	-

Equity compensation plans not approved by security holders	-	$-	-

Total	3,319,000	$0.59	-

(1)	Excludes shares of restricted stock issued under the Plan.

2016 Incentive Stock Award Plan

On August 12, 2016, Board unanimously approved, authorized and adopted (subject to stockholder approval) the 2016 Incentive Stock and Award Plan (the “2016 Plan”) to replace the expired Third Amended and Restated 2011 Incentive Stock and Award Plan. The 2016 Plan provides for the issuance of up to 5,000,000 shares of our common stock through the grant of nonqualified options, incentive options and restricted stock to our directors, officers, consultants, attorneys, advisors and employees. Until a committee consisting of two or more independent, non-employee directors is appointed to administer the 2016 Plan, the Board shall administer the Plan.

Each option issued under the 2016 Plan will contain the following terms:

●	the exercise price for an Incentive Option (as defined in the Plan), which shall be determined at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the common stock is listed or quoted, as applicable) of our common stock, provided that if the recipient of the option owns more than ten percent (10%) of our total combined voting power, the exercise price shall be at least 110% of the Fair Market Value, and provided further that with respect to the Nonqualified Option (as defined in the Plan), the purchase price of each share of stock purchasable under a Nonqualified Option shall be at least 100% of the Fair Market Value of such share of stock on the date that Nonqualified Option is granted, unless the Committee, in its sole and absolute discretion, determines to set the purchase price of such Nonqualified Option below Fair Market Value;
●	the term of each option shall be fixed by the Board, provided that such option shall not be exercisable more than ten years after the date such option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of our total combined voting power, the Incentive Option shall not be exercisable more than five years after the date such Incentive Option is granted;
●	subject to acceleration in the event of a change of control of the Company (as further described in the Plan), the period during which the options vest shall be designated by the Board or, in the absence of any option vesting periods designated by the Board at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter through the four-year anniversary of the date on which the option was granted;
●	no option is transferable and each is exercisable only by the recipient of such option except in the event of the death of the recipient (if such recipient is a natural person); and
●	with respect to Incentive Options, the aggregate Fair Market Value of common stock exercisable for the first time during any calendar year shall not exceed $100,000.

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Each award of restricted stock issued under the 2016 Plan will be subject to the following terms:

●	no rights to an award of restricted stock is granted to the intended recipient of restricted stock unless and until the grant of restricted stock is accepted within the period prescribed by the Board;
●	certificate(s) evidencing the restricted stock shall not be delivered until they are free of any restrictions specified by the Board at the time of grant;
●	recipients of restricted stock have the rights of a stockholder of the Company as of the date of the grant of the restricted stock;
●	shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied or the employment with us is terminated prior to such restrictions being satisfied; and
●	the restricted stock is not transferable until the date on which the Board has specified such restrictions have lapsed.

As of December 31, 2017, we issued the following stock options and grants under the 2016 Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights and number of shares of restricted stock	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation approved by security holders under the Plan	2,000,000	$0.55	3,000,000

Equity compensation plans not approved by security holders	-	$-	-

Total	2,000,000	$0.55	3,000,000

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes our outstanding equity awards at the end of fiscal 2017:

2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)

John D. Maatta Chief Executive Officer and President	600,000	200,000	200,000	$0.60	5/11/21

Paul L. Kessler Executive Chairman	450,000	150,000	150,000	$0.60	12/29/21

Randall S Malinoff, Former Executive Vice President and Chief Operating Officer	—	—	—	$—	—

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At this time, we only grant stock options as equity-based compensation and, as a result, had no stock awards outstanding at the end of fiscal 2017.

Director Agreements

The Company has entered into director agreements with each of its directors except Mr. Schur and Mr. Breen. The Company plans to enter into director Agreements with Mr. Schur and Mr. Breen in the near future. Each director agreement commences on the date that the respective director was appointed a member of the Board and continues through the Company’s next annual stockholders’ meeting, unless automatically renewed at the option of the Board on such date that such director is re-elected to the Board. Pursuant to the director agreements that were entered into with our directors, each director is granted a non-qualified option to purchase up to 150,000 shares of the Company’s common stock.

In conjunction with the director agreements, we entered into an indemnification agreement with each director that is effective during the term that such director serves as a member of the Board until six years thereafter. The indemnification agreement indemnifies the director to the fullest extent permitted under Delaware law for any claims arising out of, or resulting from, among other things, (i) any actual, alleged or suspected act or failure to act as a director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Further, the director is indemnified for any losses pertaining to such claims, provided, however, that the losses not include expenses incurred by the director in respect of any claim as which such director shall have been adjudged liable to the Company, unless the Delaware Chancery Court rules otherwise.

Director Compensation

Non-employee members of the Board (i) for their participation in meetings of the Board and its committees, are paid $1,000 for each in person meeting, and $250 to $500 per telephonic meeting, depending on the length of the telephonic meeting, and (ii) are provided a monthly retainer of $750 per month.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our non-executive directors by us during the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Michael Breen	$6,750	$—	$—	$—	$6,750

Vadim Mats(1)	$3,000	—	17,645	$—	20,645

Jordan Schur	$6,750	$—	$—	$—	$6,750

Greg Suess	$9,750	$—	$27,579	$—	$37,329

(1)	Mr. Mats resigned from the Board on March 23, 2017.

On September __, 2018, the Board approved the grant of equity awards to its directors. Each of Messrs. Suess, Breen and Schur received option awards to purchase 300,000 shares of common stock with an exercise price of $[●]. The options vest in full on the first anniversary of the grant date. In addition, the Board awarded for their past service as directors 200,000 shares of restricted stock to Messrs. Breen and Schur and 400,000 shares of restricted stock to Messrs. Suess, Kessler and Maatta, all of which were vested in full upon grant.

Following the completion of this offering, the Board intends to engage a compensation consultant to advise on the compensation for non-employee directors for service on the Board.

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Principal Stockholders

The following table shows information within our knowledge with respect to the beneficial ownership of our common stock as of June 30, 2018, for:

●	of our directors;
●	each Named Executive Officer;
●	each person or group of affiliated persons whom we know to beneficially own more than 5% of our common stock; and
●	all of our directors, director nominees and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the Commission’s rules. In computing the number of shares a person beneficially owns and the corresponding percentage ownership of that person, shares of common stock underlying options, warrants and convertible instruments that are exercisable within 60 days of June 30, 2018, are considered to be outstanding. The shares underlying these options, warrants and convertible instruments are considered to be outstanding for purposes of calculating the percentage ownership of the person, entity or group that holds those options, warrants and convertible instruments but are not considered to be outstanding for purposes of calculating the percentage ownership of any other person, entity or group. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The table is based on 68,535,036 shares of our common stock outstanding as of April 30, 2018. The address for those individuals for which an address is not otherwise indicated is: c/o Wizard Entertainment, Inc., 662 N. Sepulveda Blvd., Suite 300, Los Angeles, California 90049.

	Common Stock Beneficially Owned			Common Stock Beneficially Owned Post-Offering
Name of Beneficial Owner	Number of Shares		Percentage of Class	Number of Shares	Percentage of Class
Directors and Named Executive Officers
John D. Maatta Chief Executive Officer, President, Director	900,000	(1)	1%
Paul L. Kessler Executive Chairman Bristol Investment Fund, Ltd Bristol Capital, LLC Bristol Capital Advisors Profit Sharing Plan	[___]	(2)	[__]%
Michael Breen Director	—		*
Jordan Schur Director	—		*
Greg Suess Director	385,053	(3)	*
All executive officers and directors as a group	[__]		80%

*	Less than 1% of the outstanding common stock

(1)	Includes shares issuable upon exercise of an option for 1,100,000 shares of common stock, of which approximately 900,000 have vested.
(2)	The total consists of: (i) 48,803,836 shares of commons stock owned by Bristol, (ii) 489,000 shares owned by Bristol Capital, LLC, (iii) 78,700 shares owned by Mr. Kessler, and (iv) 787,000 shares owned by Bristol Capital Advisors Profit Sharing Plan (“BCA PSP”). This total includes shares issuable upon exercise of an option for 600,000 shares of common stock, of which approximately 525,000 shares have vested. This total includes shares issuable upon exercise of options for 450,000 shares of common stock, of which all shares have vested.[1] This total includes shares issuable upon exercise of a warrant for 16,666,667 shares of common stock, of which all shares have vested. This total includes shares issuable upon conversion of the Preferred Stock for [__] shares of common stock. Mr. Kessler, as manager of the investment advisor to Bristol, manager of Bristol Capital, and manager of BCA PSP, has the power to vote and dispose of the shares owned by Bristol, Bristol Capital, and BCA PSP, as well as the shares owned my Mr. Kessler himself. Mr. Kessler disclaims beneficial ownership of the Shares owned by Bristol.
(3)	Includes shares issuable upon exercise of an option for 300,000 shares of common stock, all of which have vested.

1Please confirm option totals and vesting.

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Certain Relationships and Related Party Transactions

We present all possible transactions between us and our officers, directors and 5% stockholders, and our affiliates, to our Board for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties. Upon completion of this offering and the listing of our common stock on the Nasdaq CM, the Audit Committee will review and approve all related party transactions. During the years ended December 31, 2017 and 2016, we had the following transactions with related persons reportable under Item 404 of Regulation S-K:

On June 16, 2016, we entered into a Standard Multi-Tenant Sublease (“Sublease”) with Bristol Capital Advisors, LLC (“BCA”), an entity controlled by our Executive Chairman. The term of the Sublease is for 5 years and 3 months, beginning on July 1, 2016 with monthly payments of $8,118. Upon execution of the Sublease, we paid a security deposit of $9,137 and $199,238 for prepaid rent of which $181,796 remains as of December 31, 2017. The amounts received by BCA from us pursuant to the Sublease are paid directly to the owner of such premises by BCA on a pass-through basis, without mark-up.

Effective December 1, 2016, we entered into a securities purchase agreement (the “Purchase Agreement”) with Bristol Investment Fund, Ltd. (“Bristol”), an entity controlled by our Executive Chairman, for the sale of our securities, comprised of (i) $2.5 million of convertible debentures convertible at a price of $0.15 per share (the “Debenture”), (ii) warrants (the “Series A Warrants”) to acquire 16,666,667 shares of our common stock at an exercise price of $0.15 per share, and (iii) warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to acquire 16,666,650 shares of our common stock at an exercise price of $0.0001 per share. As a condition to Bristol entering into the Purchase Agreement, we entered into a Security Agreement (the “Security Agreement”) in favor of Bristol, granting a security interest in substantially all of our property, whether presently owned or existing or hereafter acquired or coming into existence, including but not limited to, its ownership interests in our subsidiaries, to secure the prompt payment, performance and discharge in full of all of our obligations under the Debenture. We received net proceeds under the Purchase agreement of approximately $2.47 million after paying certain fees and expenses. In connection with this offering, on [__], 2018, we entered into and Exchange Agreement with Bristol pursuant to which we will issue immediately prior to the closing of this offering [__] shares of Preferred Stock in exchange for the Notes (the “Exchange”).

In connection with the Exchange, the Purchase Agreement was terminated and we entered into an agreement with Bristol providing certain rights previously granted to Bristol pursuant to the Purchase Agreement, including, among other things, that the consent of the holders of a majority of the Preferred Stock will be required for the incurrence of certain liens on the Company’s assets. In addition, upon Bristol’s request, we will register the shares of common stock issuable upon conversion of the Preferred Stock or shares issued in payment of any dividend on the Preferred Stock on a Registration Statement on Form S-3, once eligible to utilize such form.

On December 29, 2016, we entered into a Consulting Services Agreement (the “Bristol Consulting Agreement”) with Bristol Capital, LLC (“Bristol Capital”), a Delaware limited liability company managed by our Executive Chairman. Pursuant to the Bristol Consulting Agreement, Mr. Kessler will serve as our Executive Chairman. The initial term of the Bristol Consulting Agreement is from December 29, 2016 through March 28, 2017. The term of the Bristol Consulting Agreement will be automatically extended for additional terms of 90-day periods each, unless either we or Bristol Capital gives prior written notice of non-renewal to the other party no later than thirty days prior to the expiration of the then current term.

During the term of the Bristol Consulting Agreement, we will pay Bristol Capital a monthly fee of $18,750. For services rendered by Bristol Capital prior to entering into the Bristol Consulting Agreement, we paid Bristol Capital a fee of $[__]. Bristol Capital may receive an annual performance incentive award as determined by the Compensation Committee and approved by the Board.

In addition, we granted Bristol Capital options to purchase up to an aggregate of 600,000 shares of our common stock, vesting in quarterly increments of 75,000 options through June 30, 2018 and expiring on December 29, 2021.

During the year ended December 31, 2017, we utilized outsourced marketing support from a company affiliated with a management and consulting company which, at the time of the relationship with the Company was partially owned by a member of the Board. The Company’s member of the Board no longer has any affiliation with the entity. We had expenses of $7,500 and $5,809 during the years ended December 31, 2017 and 2016. As of December 31, 2017 and 2016, the outstanding liability due to the entity was $2,250 and $0, respectively.

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Description of Capital Stock

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplements or any free writing prospectuses that we may authorize to be delivered to you, summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future capital stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or free writing prospectus. For the complete terms of our capital stock, please refer to our certificate of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any prospectus supplement or free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and our bylaws.

Common Stock

We are authorized to issue 80,000,000 shares of common stock, of which [68,535,036] shares were issued and outstanding as of [_____], 2018 and held by [__] shareholders of record (without consideration of those shareholders whose certificates are held in the name of broker-dealers or other nominees. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Our common stock is currently quoted on the OTCQB under the symbol “WIZD”. We have applied to have our common stock listed on the Nasdaq CM under the same symbol. The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq CM.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, [__] of which are classified as Preferred Stock, of which [__] were issued and outstanding as of [_____], 2018. Our board is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

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The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. The terms of preferred stock may include but not be limited to:

●	the distinctive designation and the maximum number of shares in the series;
●	the terms on which dividends, if any, will be paid;
●	the voting rights, if any, on the shares of the series;
●	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
●	the terms on which the shares may be redeemed, if at all;
●	the liquidation preference, if any; and
●	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

We have designated one series of our Preferred Stock as Preferred Stock. A summary of the terms of the Preferred Stock is set forth below.

Stated Value. Each share of Preferred Stock shall have a stated value of $1,000 (the “Stated Value”).

Shares Reserved. We have reserved for issuance [__] shares of common stock to be issued upon conversion of the Preferred Stock.

Dividends. The Preferred Stock carries a dividend, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the first issuance by the Company at the rate of twelve percent (12%) per annum on the liquidation preference then in effect. The dividend may be paid in cash or in shares of common stock, at the election of the Company, in its sole discretion, provided that at the time of payment the Company has not announced a change of control transaction and the trading volume of the Company exceeds $100,000 for 20 consecutive trading days. Dividends paid in shares of common stock are valued at the lesser of (i) the conversion price then in effect and (ii) 70% of the volume weighted average price for 20 consecutive trading days prior to declaration or payment.

Conversion. The Preferred Stock is convertible into common stock at a price of $0.15 per share (the “Conversion Price”) (which amount shall be proportionally adjusted to reflect the Consolidation Ratio), at any time, at the option of the holder. The conversion rate is subject to a full ratchet adjustment for certain issuances of our common stock or securities convertible into our common stock at a price per share below the Preferred Stock conversion price then in effect. In addition, the conversion price may be adjusted for certain corporate transactions including, but not limited to, stock splits, stock dividends, or other recapitalizations.

Voting. The Preferred Stock and Common Stock vote on all matters before the stockholders as a single class, except as may be provided by law. Each share of Preferred Stock will have the number of votes per share equal to (i) the Stated Value divided by (ii) the greater of (x) the Conversion Price and (y) the consolidated bid price per share of the Common Stock on our principal market at the time the Exchange Agreement is signed.

Protective Provisions. As long as any shares of Preferred Stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock, (i) amend, alter or repeal any provision of, or add any provision to, our Certificate of Incorporation (by means of amendment or by merger, consolidation or otherwise), or our Bylaws, to change the rights of the Preferred Stock, (ii) create or authorize the creation of any additional class or series of shares of stock which ranks senior to the Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company, or increase the authorized amount of any additional class or series of shares of stock which ranks senior to such Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company, or create or authorize any obligation or security convertible into shares of any series of Series Preferred Stock or into shares of any other class or series of stock which ranks senior to such Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase shall be by means of amendment to our Certificate of Incorporation or by merger, consolidation or otherwise, (iii) create, or authorize the creation of, or issue, or authorize the issuance of, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, if such equity security ranks senior to the Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company, (iv) issue shares of Common Stock which issuance would result in the Corporation having and insufficient number of shares of Common Stock necessary to deliver upon the conversion of the Preferred Stock in full, (v) purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and other than shares of Common Stock repurchased from employees, advisors, officers, directors or consultants or service providers at the original purchase price thereof, or (vi) permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under (i) through (v), purchase or otherwise acquire such shares at such time and in such manner.

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Redemption. The holder(s) may not redeem the Preferred Stock. With the consent of our independent directors, we may redeem the Preferred Stock upon payment of sum of (i) the product of (x) 130% of the Stated Value and (y) the number of shares of Preferred Stock to be redeemed and (ii) any unpaid dividends.

Liquidation. Upon a liquidation of the Company, after payment of all debts and before any payment is made on the common stock, the Preferred Stock is entitled to be paid the Stated Value, plus any unpaid dividends.

Immediately prior to the completion of this offering, the Notes will be exchanged for shares of Preferred Stock.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Removal of Directors

Our bylaws provide that our stockholders may only remove our directors with cause.

Amendment

Our certificate of incorporation and our bylaws provide that the affirmative vote of the holders of at least 66 2/3% of our voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of our directors, the filling of our board vacancies, stockholder notice procedures, the calling of special meetings of stockholders or action by consent of stockholders, the indemnification of directors and officers and the forum for certain actions relating to the Company.

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Size of Board and Vacancies

Our bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of our board of directors then in office, provided that a majority of the entire board of directors, or a quorum, is present and any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.

Special Stockholder Meetings

Our certificate of incorporation provides that only the Chairman of our board of directors, our Chief Executive Officer or our board of directors pursuant to a resolution adopted by a majority of the entire board of directors may call special meetings of our stockholders.

Stockholder Action by Written Consent

Our certificate of incorporation expressly eliminates the right of our stockholders to act by written consent other than by written consent of at least 66 2/3% of the total voting power of our then-outstanding capital stock, provided, however, that certain actions additionally require the separate consent of the majority of the shares of Preferred Stock then outstanding. Stockholder action must otherwise take place at the annual or a special meeting of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The above provisions may deter a hostile takeover or delay a change in control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is VStock Transfer, LLC.

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Shares Eligible for Future Sale

Based on the number of shares outstanding as of June 30, 2018, upon completion of this offering, [__] shares of common stock will be outstanding. All of these shares will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our “affiliates”, as that term is defined under Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if their resale qualifies for exemption from registration described below under Rule 144 promulgated under the Securities Act or another available exemption. Of these shares, approximately [__] shares will be eligible for sale in the public market 90 days after the date of this prospectus, subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144, and to 180-day lock-up agreements applicable to holders of most of the Company’s common stock.

Rule 144

In general, non-affiliate persons who have beneficially owned restricted shares of our common stock for at least six months, and any affiliate of ours who owns either restricted or unrestricted shares of our common stock, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates (subject to certain exceptions); and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to whether we are current in our Exchange Act reporting. Non-affiliate resales are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three-month period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately [__] shares immediately after the completion of this offering based on the number of shares outstanding as of June 30, 2018; or
●	the average weekly trading volume of our common stock on The NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Lock-Up Agreements

We and each of our directors and officers have agreed, for a period of 180 days after the date of this prospectus and subject to certain exceptions, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or
●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock beneficially owned by them or other capital stock or any securities beneficially owned by them that are convertible into or exercisable or exchangeable for our common stock or other capital stock other than a Form S-8 Registration Statement to cover shares and interests granted under the Company’s equity incentive plans; or
●	in the case of us, complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or
●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

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Certain U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock

The following is a discussion of certain material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock, as well as any consequences arising under the U.S. estate tax or under the laws of any other taxing jurisdiction, including any state, local and non-U.S. tax consequences and any U.S. federal non-income tax consequences. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative rulings and judicial decisions, all as in effect as of the date of this prospectus. These laws are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

This discussion is limited to non-U.S. holders that hold shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. estate or gift tax, or any state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders subject to the alternative minimum tax or Medicare contribution tax, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and U.S. expatriates and certain former citizens or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships or such entities or arrangements. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences with respect to the matters discussed below.

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Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “—Gain on sale, exchange or other disposition of our common stock.”

Subject to the discussion below regarding backup withholding and foreign accounts, dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy relevant certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To claim the exemption, the non-U.S. holder must furnish to us or the applicable withholding agent a valid IRS Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and foreign accounts, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

●	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock” may also apply;
●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
●	our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. We expect that our common stock will be regularly traded on an established securities market, but no assurance can be provided that our common stock will be regularly traded.

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Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. U.S. backup withholding generally will not apply to a non-U.S. holder who provides a properly executed IRS Form W-8BEN or W-8BEN-E or otherwise establishes an exemption.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign accounts

The Code generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which may include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. This U.S. federal withholding tax of 30% also applies to dividends and the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity, unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or information regarding substantial direct and indirect U.S. owners of the entity. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. The withholding provisions described above currently apply to dividends on our common stock and will apply with respect to gross proceeds of a sale or other disposition of our common stock on or after January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible implications of the legislation on their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENTLY ENACTED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS.

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Underwriting

We have entered into an underwriting agreement dated [__], 2018, with Roth Capital Partners, LLC, acting as the representative for the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of shares common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Shares
Roth Capital Partners, LLC	[__]
Total	[__]

All of the shares to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares of common stock are taken, other than those shares of common stock and warrants covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 30 calendar days after the effective date of the registration statement, to purchase up to an additional [__] shares of common stock (15% of the shares of common stock sold in this offering) from us to cover over-allotments, if any, at a price per share of common stock of $[__], less the underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase these additional shares of common stock. If any additional shares of common stock are purchased, the underwriters will offer the additional shares of common stock on the same terms as those on which the shares of common stock are being offered hereby.

Discounts and Commissions

The representative has advised us that the underwriters propose to offer the shares of common stock to the public at the initial public offering price per share set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $[__] per share. After the initial offering to the public, the public offering price and other selling terms may be changed by the representative.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

		Per Share		Total Without Over- Allotment		Total With Over-Allotment
Public offering price	$	[__]	$	[__]	$	[__]
Underwriting discounts and commissions ([__]%)	$	[__]	$	[__]	$	[__]
Proceeds, before expenses, to us	$	[__]	$	[__]	$	[__]

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We have also agreed to pay the reasonable out of pocket expenses of the underwriters relating to the offering, including the underwriters’ legal fees incurred in connection with this offering, in an amount up to $150,000.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions will be approximately $[__].

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the representative of the underwriters as compensation warrants to purchase a number of shares of common stock equal to 8% of the aggregate number of shares of common stock sold in this public offering, or the Representative’s Warrants. The Representative’s Warrants will be exercisable at a per share exercise price equal to 115% of the public offering price per share of the shares of common stock sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the registration statement related to this offering.

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares of common stock for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction.

NASDAQ Listing

We expect that our common stock will be approved for listing on The Nasdaq Capital Market under the symbol “WIZD” upon completion of this offering, subject to official notice of issuance.

Lock-Up Agreements

We and each of our directors and officers have agreed, for a period of 180 days after the date of this prospectus and subject to certain exceptions, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock beneficially owned by them or other capital stock or any securities beneficially owned by them that are convertible into or exercisable or exchangeable for our common stock or other capital stock; or
●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock other than a Form S-8 Registration Statement to cover shares and interest granted under the Company’s equity incentive plans; or
●	in the case of us, complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or
●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of common stock in this offering because the underwriter repurchases the shares of common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on NASDAQ, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;
●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
●	passive market making bids must be identified as such.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative of the underwriters to underwriters and selling group members that may make internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not intend to confirm sales to accounts over which they exercise discretionary authority in excess of five percent of the total number of shares of common stock offered by them.

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Other than the prospectus in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus is a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;
●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or
●	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus is not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and has not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended), or the FSMA, by a person authorized under FSMA. The financial promotions contained in this prospectus are directed at, and this prospectus is only being distributed to, (1) persons who receive this prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as Relevant Persons). This prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.]

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Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for us by DLA Piper LLP (US), Phoenix, Arizona. Certain legal matters will be passed upon for the underwriters by Akerman LLP, Fort Lauderdale, Florida.

Experts

Our consolidated financial statements as of December 31, 2017 and for the year ended December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the report of Maughan Sullivan LLC (“Maughan”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2016 and for the year ended December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of Rosenberg Rich Baker Berman & Company (“RRBB”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Change in Auditor

Effective on December 19, 2017, we dismissed RRBB as our independent registered public accounting firm.

RRBB’s report on the financial statements for the fiscal years ended December 31, 2016 and 2015, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2016 and 2015, and in the subsequent interim periods through December 19, 2017, the date of dismissal of RRBB, there were no disagreements with RRBB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RRBB, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended December 31, 2016 and 2015, and in the subsequent interim period through December 19, 2017, the date of dismissal of RRBB, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. RRBB provided us with a letter, dated December 28, 2017, addressed to the Commission stating that it agreed with the above disclosure. The change in auditors was approved by our Board of Directors.

Effective on December 26, 2017, we approved the engagement of Maughan as our new independent registered public accounting firm.

During the fiscal year ended December 31, 2016, and the subsequent interim period prior to the engagement of Maughan, we did not consult Maughan regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) of Regulation S-K or a reportable event (as defined in Item 304(a)(1)(v)) of Regulation S-K.

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Where You Can Find More Information

We file annual, quarterly and current reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Eastern Time. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

You also may access our filings on our website at www.wizardworld.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the Commission that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Incorporation of Certain Information by Reference

The Commission allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the Commission (File No. 000-33383):

●	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on April 2, 2018, as amended on April 4, 2018 and April 30, 2018;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the Commission on May 14, 2018 and August 14, 2018, respectively; and

●	our Current Reports on Form 8-K filed with the Commission on October 5, 2018[2].

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the Commission pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Wizard Entertainment, Inc., Attn: Investor Relations, 662 N. Sepulveda Blvd., Suite 300, Los Angeles, California 90049.

You also may access these filings on our website at www.wizardworld.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the Commission that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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WIZARD ENTERTAINMENT, INC.

F-1

WIZARD ENTERTAINMENT, INC.

Condensed Consolidated Balance Sheets

	June 30, 2018	December 31, 2017
	(unaudited)
Assets

Current Assets
Cash and cash equivalents	$1,457,735	$1,769,550
Accounts receivable, net	272,691	336,030
Inventory	-	1,204
Prepaid convention expenses	274,003	461,986
Prepaid insurance	68,035	87,987
Prepaid rent - related party	25,837	76,006
Prepaid taxes	13,984	14,398
Other prepaid expenses	37,020	18,117
Total Current Assets	2,149,305	2,765,278

Property and equipment, net	125,057	165,403

Security deposits	9,408	9,408

Total Assets	$2,238,770	$2,940,089

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$2,643,593	$2,800,118
Unearned revenue	1,737,545	2,164,972
Convertible promissory note – related party, net	1,397,221	1,116,979
Due to CONtv joint venture	224,241	224,241

Total Current Liabilities	6,002,600	6,306,310

Total Liabilities	6,002,600	6,306,310

Commitments and contingencies

Stockholders’ Deficit
Preferred stock par value $0.0001: 20,000,000 shares authorized; 50,000 shares designated Series A convertible preferred stock par value $0.0001: 50,000 shares designated; 39,101 shares issued and converted, respectively	-	-
Common stock par value $0.0001: 80,000,000 shares authorized; 68,535,036 and 68,535,036 shares issued and outstanding, respectively	6,855	6,855
Additional paid-in capital	19,999,173	19,960,893
Accumulated deficit	(23,712,360)	(23,321,471)
Non-controlling interest	(12,498)	(12,498)
Total Stockholders’ Deficit	(3,718,830)	(3,366,221)

Total Liabilities and Stockholders’ Deficit	$2,238,770	$2,940,089

See accompanying notes to the condensed consolidated financial statements

F-2

WIZARD ENTERTAINMENT, INC.

Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
		As Restated (Note 3)		As Restated (Note 3)
Revenues
Convention	$5,111,867	$4,936,084	$9,103,033	$8,384,041

ConBox	-	10,461	-	84,580

Total revenues	5,111,867	4,946,545	9,103,033	8,468,621

Cost of revenues
Cost of revenue	4,489,502	5,291,686	7,375,836	8,432,016
Total cost of revenues	4,489,502	5,291,686	7,375,836	8,432,016

Gross margin	622,365	(345,141)	1,727,197	36,605

Operating expenses
Compensation	464,296	932,191	921,581	1,937,521
Consulting fees	107,931	197,983	224,017	327,236
General and administrative	294,409	420,563	542,594	949,804

Total operating expenses	866,636	1,550,737	1,688,192	3,214,561

(Loss) income from operations	(244,271)	(1,895,878)	39,005	(3,177,956)

Other expenses
Interest expense	(261,001)	(92,776)	(429,894)	(176,674)
Loss on disposal of equipment	-	-	-	(785)

Total other expenses	(261,001)	(92,776)	(429,894)	(177,459)

Loss before income tax provision	(505,272)	(1,988,654)	(390,889)	(3,355,415)

Income tax provision	-	-	-	-

Net loss	(505,272)	(1,988,654)	(390,889)	(3,355,415)

Net loss attributable to non-controlling interests	-	(150)	-	(643)

Net loss attributable to common stockholders	$(505,272)	$(1,988,504)	$(390,889)	$(3,354,772)

Loss per share - basic	$(0.01)	$(0.03)	$(0.01)	$(0.05)

Loss per share - diluted	$(0.01)	$(0.03)	$(0.01)	$(0.05)

Weighted average common shares outstanding - basic	68,535,036	68,535,036	68,535,036	68,535,036
Weighted average common shares outstanding - diluted	68,535,036	68,535,036	68,535,036	68,535,036

See accompanying notes to the condensed consolidated financial statements

F-3

WIZARD ENTERTAINMENT, INC.

Condensed Consolidated Statement of Stockholders’ Deficit

For the Six Months Ended June 30, 2018

(Unaudited)

	Preferred Stock Par Value $0.0001		Common Stock Par Value $0.0001		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity

Balance - December 31, 2017	-	$-	68,535,036	$6,855	$19,960,893	$(23,321,471)	$(12,498)	$(3,366,221)

Share-based compensation	-	-	-	-	38,280	-	-	38,280

Net loss	-	-	-	-	-	(390,889)	-	(390,889)

Balance – June 30, 2018	-	$-	68,535,036	$6,855	$19,999,173	$(23,712,360)	$(12,498)	$(3,718,830)

See accompanying notes to the condensed consolidated financial statements

F-4

WIZARD ENTERTAINMENT, INC.

Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended
	June 30, 2018	June 30, 2017
	(Unaudited)	(Unaudited)
		As Restated (Note 3)
Cash Flows From Operating Activities:
Net loss	$(390,889)	$(3,355,415)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	48,274	85,538
Loss on disposal of equipment	-	785
Accretion of debt discount	280,242	24,022
Share-based compensation	38,280	276,106
Changes in operating assets and liabilities:
Accounts receivable	63,339	(12,776)
Inventory	1,204	(20,789)
Prepaid convention expenses	187,983	(41,298)
Prepaid rent - related party	50,169	55,620
Prepaid insurance	19,952	40,159
Prepaid taxes	414	(828)
Other prepaid expenses	(18,903)	(9,060)
Security deposits	-	10,504
Accounts payable and accrued expenses	(156,525)	1,598,412
Unearned revenue	(427,427)	(40,434)

Net Cash Used In Operating Activities	(303,887)	(1,389,454)

Cash Flows from Investing Activities:
Purchase of property and equipment	(7,928)	(92,985)

Net Cash Used In Investing Activities	(7,928)	(92,985)

Net change in cash and cash equivalents	(311,815)	(1,482,439)

Cash and cash equivalents at beginning of reporting period	1,769,550	4,401,217

Cash and cash equivalents at end of reporting period	$1,457,735	2,918,778

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income tax paid	$-	$-

See accompanying notes to the condensed consolidated financial statements

F-5

WIZARD ENTERTAINMENT, INC.

June 30, 2018

Notes to the Condensed Consolidated Unaudited Financial Statements

Note 1 – Organization and Operations

Wizard World, Inc.

Wizard World, Inc., formerly GoEnergy, Inc. (“Wizard World” or the “Company”) was incorporated on May 2, 2001, under the laws of the State of Delaware. The Company, through its operating subsidiary, is a producer of pop culture and live multimedia conventions across North America.

Note 2 – Going Concern Analysis

Going Concern Analysis

The Company had income (loss) from operations of $39,005 and $(3,177,956) for the six months ended June 30, 2018 and 2017, respectively. As of June 30, 2018, we had cash and working capital deficit $1,457,735 and $3,853,295, respectively. We have evaluated the significance of these conditions in relation to our ability to meet our obligations, which had previously raised doubts about the Company’s ability to continue as a going concern through June 2019. However, the Company believes that the effects of its cost savings efforts with regard to corporate overhead and show production expenses commenced in 2017 and should be evident in 2018.

In addition to its cost containment strategies, the Company has announced three agreements to expand its future revenues: 1) An alignment with Sony Pictures Entertainment to explore a number of strategic initiatives; 2) An agreement to program a linear advertising Supported channel and an SVOD Channel in China on the CN Live platform; and, 3) A programming agreement with Associated Television International to launch the Chinese networks.

Additionally, if necessary, management believes that both related parties (management and members of the Board of Directors of the Company) and potential external sources of debt and/or equity financing may be obtained based on management’s history of being able to raise capital from both internal and external sources coupled with current favorable market conditions. Therefore, the accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the matters discussed herein. While the Company believes in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon the ability to further implement the business plan, generate sufficient revenues and to control operating expenses. However, based on the results of the six months ended June 30, 2018 where operating costs decreased by 47% as compared to the same period last year, Management’s strategies on a directional basis appear to be positive and impactful.

Note 3 – Significant and Critical Accounting Policies and Practices

The management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

F-6

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2017 and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on April 2, 2018.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s).

All inter-company balances and transactions have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

As of June 30, 2018 and December 31, 2017, the aggregate non-controlling interest in ButtaFyngas was ($12,498). The non-controlling interest is separately disclosed on the Condensed Consolidated Balance Sheet.

Cash and Cash Equivalents

The Company considers investments with original maturities of three months or less to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of June 30, 2018 and December 31, 2017, the allowance for doubtful accounts was $0 and $0, respectively.

F-7

Inventories

Inventories are stated at average cost using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following:

	June 30, 2018	December 31, 2017
Finished goods	$-	$1,204

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment	3

Equipment	2-5

Furniture and fixture	7

Leasehold improvements	*

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever period is shorter.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Investments - Cost Method, Equity Method and Joint Venture

In accordance with sub-topic 323-10 of the FASB ASC (“Sub-topic 323-10”), the Company accounts for investments in common stock of an investee for which the Company has significant influence in the operating or financial policies even though the Company holds 50% or less of the common stock or in-substance common stock.

Method of Accounting

Investments held in stock of entities other than subsidiaries, namely corporate joint ventures and other non-controlled entities usually are accounted for by one of three methods: (i) the fair value method (addressed in Topic 320), (ii) the equity method (addressed in Topic 323), or (iii) the cost method (addressed in Subtopic 325-20). Pursuant to Paragraph 323-10-05-5, the equity method tends to be most appropriate if an investment enables the investor to influence the operating or financial policies of the investee.

Investment in CONtv

On August 27, 2014, the Company entered into a joint venture and executed an Operating Agreement for CON TV LLC (“CONtv”) with Cinedigm Entertainment Corp. (“Cinedigm”), Bristol Capital, LLC (a related party controlled by a member of the Board) (“Bristol Capital”) and a third party previously affiliated with a board member. The Company owned a 47.50% interest in the newly formed entity, CONtv. The Company was accounting for the interest in the joint venture utilizing the equity method of accounting.

On November 16, 2015, pursuant to that certain Amended and Restated Operating Agreement for CONtv by and among the aforementioned parties (the “A&R Operating Agreement”), the Company’s ownership interest in CONtv was reduced to 10%. Pursuant to the A&R Operating Agreement, the Company is only obligated to fund on-going costs in the amount of $25,000 in cash on an on-going monthly basis for a period of 12 months following the effective date.

F-8

For the three months ended June 30, 2018 and 2017, the Company recognized $0 losses from this venture, respectively. For the six months ended June 30, 2018 and 2017, the Company recognized $0 losses from this venture, respectively.

As of June 30, 2018 and December 31, 2017, the amount due to CONtv was $224,241.

Fair Value of Financial Instruments

The Company follows ASC 820-10 of the FASB Accounting Standards Codification to measure the fair value of its financial instruments and disclosures about fair value of its financial instruments. ASC 820-10 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820-10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by ASC 820-10 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, inventory, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

In connection with the securities purchase agreement and debt transactions during the year ended December 31, 2016, the Company issued warrants, to purchase common stock with an exercise price of $0.15 and a five-year term. Upon issuance of the warrants, the Company evaluated the note agreement to determine if the agreement contained any embedded components that would qualify the agreement as a derivative. The Company identified certain put features embedded in the warrants that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the warrants as a derivative liability. During the year ended December 31, 2017, the Company early adopted ASU 2017-11 on a retrospective basis (see below).

Transactions involving related parties typically cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. However, in the case of the convertible promissory note discussed in Note 6, the Company obtained a fairness opinion from an independent third party which supports that the transaction was carried out at an arm’s length basis.

Revenue Recognition and Cost of Revenues

The Company follows Paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

F-9

Convention revenue is generally earned upon completion of the convention. Unearned convention revenue is deposits received for conventions that have not yet taken place, which are fully or partially refundable depending upon the terms and conditions of the agreements.

Unearned ConBox revenue is non-refundable up-front payments for products. These payments are initially deferred and subsequently recognized over the subscription period, typically three months, and upon shipment of the product. The Company ceased ConBox operations during 2017.

The Company recognizes cost of revenues in the period in which the revenues was earned. In the event the Company incurs cost of revenues for conventions that are yet to occur, the Company records such amounts as prepaid expenses and such prepaid expenses are expensed during the period the convention takes place.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of revenue as incurred.

Shipping and handling costs were $0 and $4,654 for the three months ended June 30, 2018 and 2017, respectively. Shipping and handling costs were $0 and $21,479 for the six months ended March 31, 2018 and 2017, respectively.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s Common stock over the expected option life and other appropriate factors. The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on the Common stock of the Company and does not intend to pay dividends on the Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the actual forfeiture rate is materially different from the Company’s estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

F-10

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by federal, state, and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with federal, state, and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is no longer subject to tax examinations by tax authorities for years prior to 2015.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

F-11

The following table shows the outstanding dilutive common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Contingent shares issuance arrangement, stock options or warrants
	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017

Convertible note	16,666,667	16,666,667
Common stock options	3,743,000	4,645,000
Common stock warrants	16,666,667	16,666,667

Total contingent shares issuance arrangement, stock options or warrants	37,076,334	37,978,334

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” Under ASU 2016-02, lessees will be required to recognize, for all leases of 12 months or more, a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature of an entity’s leasing activities. This ASU is effective for public reporting companies for interim and annual periods beginning after December 15, 2018, with early adoption permitted, and must be adopted using a modified retrospective approach. The Company is in the process of evaluating the effect of the new guidance on its consolidated financial statements and disclosures.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which narrowly amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition and is effective during the same period as ASU 2014-09. The Company is currently evaluating the standard and does not expect the adoption will have a material effect on its consolidated financial statements and disclosures.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company early adopted the ASU 2017-11 in the three months ending December 31, 2017. See below.

F-12

Adoption of ASU 2017-11

As noted above, in connection with the securities purchase agreement and debt transactions during the year ended December 31, 2016, the Company issued warrants, to purchase common stock with an exercise price of $0.15 and a five-year term. Upon issuance of the warrants, the Company evaluated the note agreement to determine if the agreement contained any embedded components that would qualify the agreement as a derivative. The Company identified certain put features embedded in the warrants that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the warrants as a derivative liability. The Company changed its method of accounting for the debt and warrants through the early adoption of ASU 2017-11 during the three months ended December 31, 2017 on a retrospective basis. Accordingly, the Company recorded the warrant derivative and conversion option derivative liabilities to additional paid in capital upon issuance.

Tabular summaries of the revisions and the corresponding effects on the statement of earnings for the three and six months ended June 30, 2017 are presented below:

	Consolidated Statement of Operations Three Months Ended June 30, 2017
	Previously Reported	Revisions	Revised Reported
Change in fair value of derivative liabilities	$(238,069)	$238,069	$-

Net loss	$(2,226,573)	$238,069	$(1,988,654)

Net loss per common share:
Basic	$(0.03)	$(0.00)	$(0.02)
Diluted	$(0.03)	$(0.00)	$(0.02)

Tabular summaries of the revisions and the corresponding effects on the statement of earnings for the six months ended June 30, 2017 are presented below:

	Consolidated Statement of Operations Six Months Ended June 30, 2017
	Previously Reported	Revisions	Revised Reported
Change in fair value of derivative liabilities	$1,645,372	$(1,645,372)	$-

Net loss	$(1,710,043)	$(1,645,372)	$(3,355,415)

Net loss per common share:
Basic	$(0.03)	$(0.02)	$(0.05)
Diluted	$(0.03)	$(0.02)	$(0.05)

F-13

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	June 30, 2018	December 31, 2017
Computer Equipment	$43,087	$43,087
Equipment	468,822	460,927
Furniture and Fixtures	62,321	62,321
Leasehold Improvements	22,495	22,495
	596,758	588,830
Less: Accumulated depreciation	(471,701)	(423,427)
	$125,057	$165,403

Depreciation expense was $48,274 and $85,538 for the six months ended June 30, 2018 and 2017, respectively.

Note 5 – Investment in CONtv Joint Venture

On August 27, 2014, the Company entered into a joint venture and executed an Operating Agreement with Cinedigm, Bristol Capital (a related party founded by the Company’s Chairman of the Board) and a third party consultant entity previously affiliated with a board member (the “Consulting Entity”). The Company owned a 47.50% interest in the newly formed entity, CONtv. The Company was accounting for the interest in the joint venture utilizing the equity method of accounting.

On November 16, 2015, the Company entered that certain A&R Operating Agreement by and among, the Company, Cinedigm, Bristol Capital and the Consulting Entity, pursuant to which the Company’s interest in CONtv was reduced to a non-dilutable 10% membership interest. Such agreement was deemed effective on the execution date; however, Cinedigm agreed to the Company recognizing only 10% of the losses from the period July 1, 2015 through December 31, 2015. Pursuant to the A&R Operating Agreement, the Company is only obligated to fund on-going costs in the amount of $25,000 in cash on an on-going monthly basis for a period of 12 months following the effective date.

For the six months ended June 30, 2018 and 2017, the Company recognized $0 in losses from this venture, respectively.

As of June 30, 2018 and December 31, 2017, the investment in CONtv was $0.

As of June 30, 2018 and December 31, 2017, the Company has a balance due to CONtv of $224,241.

Note 6 – Related Party Transactions

Consulting Agreement

On December 29, 2016, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol Capital, LLC, a Delaware limited liability company (“Bristol”) managed by Paul L. Kessler, the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the Company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Term”). The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Bristol gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Term.

F-14

During the Term, the Company will pay Bristol a monthly fee (the “Monthly Fee”) of Eighteen Thousand Seven Hundred Fifty and No/100 Dollars ($18,750).

In addition, the Company will grant to Bristol options to purchase up to an aggregate of 600,000 shares of the Company’s common stock.

During the three months ended June 30, 2018 and 2017, the Company incurred total expenses of $40,608 and $56,250, respectively, for services provided by Bristol.

During the six months ended June 30, 2018 and 2017, the Company incurred total expenses of $84,313 and $112,500, respectively, for services provided by Bristol.

At June 30, 2018 and December 31, 2017, the Company accrued $367,419 and $283,106, respectively, of monthly fees due to Bristol.

Operating Sublease

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease (“Sublease”) with Bristol Capital Advisors, LLC (“Bristol Capital Advisors”), an entity controlled by the Company’s Chairman of the Board. The leased premises are owned by an unrelated third party and Bristol Capital Advisors passes the lease costs down to the Company. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016 with monthly payments of $8,118. Upon execution of the Sublease, the Company paid a security deposit of $9,137 and $199,238 for prepaid rent of which $25,837 and $76,006 remain at June 30, 2018 and December 31, 2017, respectively. During the six months ended June 30, 2018 and 2017, the Company incurred total rent expense of $40,969 and $83,268, respectively, under the Sublease. See Note 7 for future minimum rent payments due.

Securities Purchase Agreement

Effective December 1, 2016, the Company entered into the Purchase Agreement with Bristol Investment Fund, Ltd. (the “Purchaser”), an entity controlled by the Chairman of the Company’s Board of Directors, pursuant to which the Company sold to the Purchaser, for a cash purchase price of $2,500,000, securities comprising: (i) the Debenture, (ii) Series A Warrants, and (iii) Series B Warrants. Pursuant to the Purchase Agreement, the Company paid $25,000 to the Purchaser and issued to the Purchaser 500,000 shares of Common Stock with a grant date fair value of $85,000 to cover the Purchaser’s legal fees. The Company recorded as a debt discount of $25,791 related to the cash paid and the relative fair value of the shares issued to Purchaser for legal fees.

(i) Debenture

The Debenture with an initial principal balance of $2,500,000, due December 30, 2018 (the “Maturity Date”), will accrue interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2017, (ii) on each date the Purchaser converts, in whole or in part, the Debenture into Common Stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the Company’s notice to redeem some or all of the of the outstanding principal of the Debenture (only as to that principal amount then being redeemed) and on the Maturity Date. The Debenture is convertible into shares of the Company’s Common Stock at any time at the option of the holder, at an initial conversion price of $0.15 per share, subject to adjustment. In the event of default occurs, the conversion price shall be the lesser of (i) the initial conversion price of $0.15 and (ii) 50% of the average of the 3 lowest trading prices during the 20 trading days immediately prior to the applicable conversion date.

(ii) Series A Warrants

The Series A Warrants to acquire up to 16,666,667 shares of Common Stock at the Series A Initial Exercise Price of $0.15 and expiring on December 1, 2021. The Warrants may be exercised immediately upon the issuance date, upon the option of the holder.

F-15

(iii) Series B Warrants

The Series B Warrants to acquire up to 16,666,650 shares of Common Stock at the Series B Initial Exercise Price of $0.15 and expiring on December 1, 2021. The Series B Warrants were exercised immediately upon the issuance date. The Company received gross proceeds of $1,667 upon exercise of the warrants.

Upon issuance of the note, the Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it using the relative fair value of $1,448,293 as debt discount on the consolidated balance sheet. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method which approximates the interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $1,102,779 and $1,383,021 as of June 30, 2018 and December 31, 2017, respectively, which includes the debt discount recorded upon execution of the Securities Purchase Agreement discussed above.

Note 7 – Commitments and Contingencies

Appointment of President and Chief Executive Officer

On April 22, 2016, the Board approved the appointment of Mr. John D. Maatta as the Company’s President and Chief Executive Officer, effective as of May 3, 2016. Mr. Maatta will continue to serve as a member of the Board. In addition, the Board granted Mr. Maatta options to purchase up to an aggregate of 1,100,000 shares of the Company’s common stock, subject to the terms and conditions of the Third Amended and Restated 2011 Stock Incentive and Award Plan. Mr. Maatta formally entered into his Employment Agreement with the Company on July 17, 2016. Effective January 1, 2018, Mr. Maatta has elected to receive 50% of the compensation provided for his employment contract and is currently receiving $125,000 per year with the remainder of the balance deferred which amount is included in accounts payable and accrued expenses on the accompanying condensed consolidated balance sheets.

Consulting Agreement

As discussed in Note 6, on December 29, 2016, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol managed by Paul L. Kessler, the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the Company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Term”). The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Bristol gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Term.

During the Term, the Company will pay Bristol a monthly fee (the “Monthly Fee”) of Eighteen Thousand Seven Hundred Fifty and No/100 Dollars ($18,750). For services rendered by Bristol prior to entering into the Consulting Agreement, the Company will pay Bristol the Monthly Fee, pro-rated, for the time between September 1, 2016 and December 29, 2016. Bristol may also receive an annual bonus as determined by the Compensation Committee of the Company’s Board of Directors (the “Board”) and approved by the Board. Bristol has deferred payment of the monthly fees due from the Company as defined under the Consulting Agreement. At June 30, 2018 and December 31, 2017, the Company accrued $367,419 and $283,106, respectively, of monthly fees due to Bristol.

In addition, the Company granted to Bristol options to purchase up to an aggregate of 600,000 shares of the Company’s common stock.

Operating Lease

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease (“Sublease”) with Bristol Capital Advisors, an entity controlled by the Company’s Chairman of the Board. The leased premises are owned by an unrelated third party and Bristol Capital Advisors passes the lease costs down to the Company. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016 with monthly payments of $8,118. Upon execution of the Sublease, the Company paid a security deposit of $9,137 and $199,238 for prepaid rent of which $25,837 and $76,006 remain at June 30, 2018 and December 31, 2017, respectively. During the six months ended June 30, 2018 and 2017, the Company incurred total rent expense of $40,969 and $83,268, respectively, under the Sublease.

See below for future minimum rent payments due.

F-16

Future minimum lease payments inclusive of related tax required under the non-cancelable operating lease are as follows:

Fiscal year ending December 31:
2018 (remainder of year)	$51,674
2019	104,899
2020	108,046
2021	83,054
$347,673

Obligation to Fund CONtv

As discussed in Note 3, on November 16, 2015, pursuant to that certain A&R Operating Agreement for CONtv, the Company’s ownership interest in CONtv was reduced to 10%. In addition, the Company is only obligated to fund on-going costs in the amount of $25,000 in cash on an on-going monthly basis for a period of 12 months following the effective date.

For the three and six months ended June 30, 2018 and 2017, the Company recognized $0 losses from this venture, respectively. As of June 30, 2018 and December 31, 2017, the amount due to CONtv was $224,241.

Malinoff Dispute

Randall Malinoff, the Company’s former Chief Operating Officer, who departed from on the Company as of July 5, 2017, is currently engaged in a dispute with the Company. A complaint for breach of contract and various disability discrimination claims was filed after the Company terminated him for cause. The Company believes that the matter, which is set for trial in 2019, is wrongful and is without merit. The Company currently intends to proceed to trial on this matter.

With the exception of the foregoing dispute, the Company is not involved in any disputes and does not have any litigation matters pending which the Company believes could have a materially adverse effect on the Company’s financial condition or results of operations.

Note 8 – Stockholders’ Equity (Deficit)

The Company’s authorized capital stock consists of 100,000,000 shares, of which 80,000,000 are for shares of common stock, par value $0.0001 per share, and 20,000,000 are for shares of preferred stock, par value $0.0001 per share, of which 50,000 have been designated as Series A Cumulative Convertible Preferred Stock.

As of June 30, 2018 and December 31, 2017, there were 68,535,036 shares of common stock issued and outstanding. Each share of the common stock entitles its holder to one vote on each matter submitted to the shareholders.

Stock Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price

Outstanding – December 31, 2017	4,043,000	$0.58
Exercisable – December 31, 2017	3,328,000	$0.57
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	(300,000)	$-
Outstanding – June 30, 2018	3,743,000	$0.59
Exercisable – June 30, 2018	3,278,000	$0.59

F-17

Options Outstanding				Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40 – 1.50	3,743,000	1.76 years	$0.59	3,278,000	$0.59

At June 30, 2018, the total intrinsic value of options outstanding and exercisable was $0 and $0, respectively.

The Company recognized an aggregate of $38,280 and $276,106 in compensation expense during the six months ended June 30, 2018 and 2017, respectively, related to option awards. At June 30, 2018, unrecognized stock-based compensation was $66,776.

Stock Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – December 31, 2017	16,666,667	$0.15
Exercisable – December 31, 2017	16,666,667	$0.15
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – June 30, 2018	16,666,667	$0.15
Exercisable – June 30, 2018	16,666,667	$0.15

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.15	16,666,667	3.42 years	$0.15	16,666,667	$0.15

At June 30, 2018, the total intrinsic value of warrants outstanding and exercisable was $0.

F-18

There were no new options or warrants granted during the six months ended June 30, 2018.

Note 8 – Segment Information

The Company maintained operating segments; Conventions and ConBox. The Company ceased ConBox operations in 2017, which is the principal reason for the decrease in operating results compared to 2017. The Company evaluated performance of its operating segments based on revenue and operating profit (loss). Segment information for the three and six months ended June 30, 2018 and 2017 and as of June 30, 2018 and December 31, 2017, are as follows:

	Conventions	ConBox	Total
Three Months ended June 30, 2018
Revenue	$5,111,867	$-	$5,111,867
Cost of revenue	(4,489,502)	-	(4,489,502)
Gross margin	622,365	-	622,365)
Operating expenses	(866,636)	-	(866,636)
Operating loss	(244,271)	-	(244,271)

Three Months ended June 30, 2017
Revenue	$4,936,084	$10,461	$4,946,545
Cost of revenue	(5,267,353)	(24,333)	(5,291,686)
Gross margin	(331,269)	(13,872)	(345,141)
Operating expenses	(1,550,096)	(641)	(1,550,737)
Operating loss	(1,881,365)	(14,513)	(1,895,878)

Six Months Ended June 30, 2018
Revenue	$9,103,033	$-	$9,103,033
Cost of revenue	(7,375,836)	-	(7,375,836)
Gross margin	1,727,197	-	1,727,197)
Operating expenses	(1,688,192)	-	(1,688,192)
Operating income	39,005	-	39,005

Six Months Ended June 30, 2017
Revenue	$8,384,041	$84,580	$8,468,621
Cost of revenue	(8,351,855)	(80,161)	(8,432,016)
Gross margin	32,186	4,419	36,605
Operating expenses	(3,185,706)	(28,855)	(3,214,561)
Operating loss	(3,153,520)	(24,436)	(3,177,956)

June 30, 2018
Accounts receivable, net	$272,691	$-	$272,691
Total assets	2,283,770	-	2,283,770
Unearned revenue	1,737,545	-	1,737,545

December 31, 2017
Accounts receivable, net	$336,030	$-	$336,030
Total assets	2,940,089	-	2,940,089
Unearned revenue	2,164,972	-	2,164,972

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Wizard World, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Wizard World, Inc. (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Change in Accounting Principle

As discussed in Note 3 to the financial statements, the Company has changed its method of accounting for Derivatives (Topic 815) in the fourth quarter of 2017 and the retrospective application resulting in a restatement of the 2016 audited financial statements due to the early adoption of ASU 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. The predecessor auditor reported on the financial statements on the prior period before restatement. We also audited the adjustments described in Note 3 that were applied to restate the 2016 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaughanSullivan LLC

We have served as the Company’s auditor since 2017.

Manchester, VT

April 2, 2018

F-20

To the Board of Directors and
Stockholders of Wizard World, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Consolidated Financial Statements

We have audited, before the effects of the adjustments to retrospectively apply the change in accounting described in Note 3, the consolidated balance sheet of Wizard World, Inc. (the Company) as of December 31, 2016, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the 2016 consolidated financial statements, before the effects of the adjustments to retrospectively apply the change in accounting described in Note 3, present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in accounting described in Note 3 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Maughan Sullivan LLC. (The 2016 consolidated financial statements before the effects of the adjustments discussed in Note 3 are not presented herein.)

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Rosenberg Rich Baker Berman, P.A.

We have served as the Company’s auditor since 2015.

Somerset, New Jersey

April 17, 2017

F-21

WIZARD ENTERTAINMENT, INC.

Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
		As Restated (Note 3)

Assets

Current Assets
Cash and cash equivalents	$1,769,550	$4,401,217
Accounts receivable, net	336,030	187,819
Inventory	1,204	-
Prepaid convention expenses	461,986	704,711
Prepaid insurance	87,987	96,076
Prepaid rent – related party	76,006	181,796
Prepaid taxes	14,398	13,984
Other prepaid expenses	18,117	13,666
Total Current Assets	2,765,278	5,599,279

Property and equipment, net	165,403	215,948

Security deposit	9,408	19,912

Total Assets	$2,940,089	$5,835,129

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$2,800,118	$937,774
Unearned revenue	2,164,972	1,574,938
Convertible promissory note – related party, net	1,116,979	-
Due to CONtv joint venture	224,241	224,241

Total Current Liabilities	6,306,310	2,736,953

Non-current Liabilities:
Convertible promissory note - related party, net	-	1,027,176

Total Non-current Liabilities	-	1,027,176

Total Liabilities	6,306,310	3,764,129

Commitments and contingencies

Stockholders’ Equity (Deficit)
Preferred stock par value $0.0001: 20,000,000 shares authorized; 50,000 shares designated Series A convertible preferred stock par value $0.0001: 50,000 shares designated; 39,101 shares issued and converted	-	-
Common stock par value $0.0001: 80,000,000 shares authorized; 68,535,036 and 68,535,036 shares issued and outstanding, respectively	6,855	6,855
Additional paid-in capital	19,960,893	19,664,619
Accumulated deficit	(23,321,471)	(17,588,657)
Non-controlling interest	(12,498)	(11,817)
Total Stockholders’ Equity (Deficit)	(3,366,221)	2,071,000

Total Liabilities and Stockholders’ Equity (Deficit)	$2,940,089	$5,835,129

See accompanying notes to the consolidated financial statements

F-22

WIZARD ENTERTAINMENT, INC.

Consolidated Statements of Operations

	For the Years Ended
	December 31, 2017	December 31, 2016
		As Restated (Note 3)

Revenues
Convention	$14,983,033	$21,994,433
ConBox	84,580	707,101

Total revenues	15,067,613	22,701,534

Cost of revenues
Cost of revenue	15,058,297	16,002,088
Write-off of obsolete inventory	-	164,903

Total cost of revenues	15,058,297	16,166,991

Gross margin	9,316	6,534,543

Operating expenses
Compensation	3,018,087	4,468,149
Consulting fees	710,634	687,054
General and administrative	1,618,203	2,561,586

Total operating expenses	5,346,924	7,716,789

Loss from operations	(5,337,608)	(1,182,246)

Other expenses
Interest expense	(395,102)	(26,481)
Loss on disposal of equipment	(785)	(36,876)
Loss on CONtv joint venture	-	(262,500)

Total other expenses	(395,887)	(325,857)

Loss before income tax provision	(5,733,495)	(1,508,103)

Income tax provision	-	-

Net loss	(5,733,495)	(1,508,103)

Net income (loss) attributable to non-controlling interests	(681)	67,258

Net loss attributable to common stockholders	$(5,732,814)	$(1,575,361)

Loss per share - basic and diluted	$(0.08)	$(0.03)

Weighted average common shares outstanding – basic and diluted	68,535,036	52,775,488

See accompanying notes to the consolidated financial statements

F-23

WIZARD ENTERTAINMENT, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2017 and 2016

	Preferred Stock Par		Common Stock Par		Additional		Non-	Total
	Value $0.0001		Value $0.0001		Paid-in	Accumulated	controlling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity (Deficit)

Balance - January 1, 2016	-	$-	51,368,386	$5,138	$17,341,268	$(16,013,296)	$17,706	$1,350,816

Share-based compensation	-	-	-	-	777,536	-	-	777,536

Shares issued as debt discount	-	-	500,000	50	741	-	-	791

Exercise of warrants	-	-	16,666,650	1,667	-	-	-	1,667

Warrants issued as debt discount	-	-	-	-	1,448,293	-	-	1,448,293

Acquisition of controlling interest of ConBox	-	-	-	-	96,781	-	(96,781)	-

Net (loss) income	-	-	-	-	-	(1,575,361)	67,258	(1,508,103)

Balance - December 31, 2016 (as Restated Note 3)	-	-	68,535,036	6,855	19,664,619	(17,588,657)	(11,817)	2,071,000

Share-based compensation	-	-	-	-	296,274	-	-	296,274

Net income (loss)	-	-	-	-	-	(5,732,814)	(681)	(5,733,495)

Balance - December 31, 2017	-	$-	68,535,036	$6,855	$19,960,893	$(23,321,471)	$(12,498)	$(3,366,221)

See accompanying notes to the consolidated financial statements

F-24

WIZARD ENTERTAINMENT, INC.

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31, 2017	December 31, 2016
		As Restated (Note 3)

Cash Flows From Operating Activities:
Net loss	$(5,773,495)	$(1,508,103)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	147,832	159,101
Write-off of obsolete inventory	-	164,903
Loss on disposal of equipment	785	36,876
Accretion of debt discount	89,803	1,260
Loss on CONtv joint venture	-	262,500
Share-based compensation	296,274	777,536
Changes in operating assets and liabilities:
Accounts receivable	(148,211)	219,323
Inventory	(1,204)	(125,351)
Prepaid convention expenses	242,725	285,689
Prepaid rent- related party	105,790	(181,796)
Prepaid insurance	8,089	(58,422)
Prepaid taxes	(414)	280,000
Other prepaid expenses	(4,451)	(6,455)
Security deposits	10,504	1,154
Accounts payable and accrued expenses	1,862,344	(639,665)
Unearned revenue	590,034	(2,156,559)

Net Cash Used in Operating Activities	(2,533,595)	(2,488,009)

Cash Flows from Investing Activities:
Purchase of property and equipment	(98,072)	(169,802)
Proceeds received on disposal of equipment	-	8,662
Investment in CONtv joint venture - net	-	(150,000)

Net Cash Used In Investing Activities	(98,072)	(311,140)

Cash Flows from Financing Activities:
Proceeds from issuance of convertible promissory note and warrants	-	2,500,000
Payment of debt issuance costs	-	(25,000)
Proceeds from the exercise of warrants	-	1,667

Net Cash Provided By Financing Activities	-	2,476,667

Net change in cash and cash equivalents	(2,631,667)	(322,482)

Cash and cash equivalents at beginning of reporting period	4,401,217	4,723,699

Cash and cash equivalents at end of reporting period	$1,769,550	$4,401,217

Supplemental disclosures of cash flow information:
Interest paid	$-	$200
Income tax paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of controlling interest of ConBox	$-	$96,781
Warrants issued for debt discount recorded on convertible debt	$-	$1,448,293
Common stock issued for debt discount recorded on convertible note	$-	$791

See accompanying notes to the consolidated financial statements

F-25

WIZARD ENTERTAINMENT, INC.

December 31, 2017

Notes to the Consolidated Financial Statements

Note 1 – Organization and Operations

Wizard World, Inc.

Wizard World, Inc., formerly GoEnergy, Inc. (“Wizard World” or the “Company”) was incorporated on May 2, 2001, under the laws of the State of Delaware. The Company, through its operating subsidiary, is a producer of pop culture and live multimedia conventions across North America.

Kick the Can Corp.

Kick the Can Corp. was incorporated on September 20, 2010, under the laws of the State of Nevada.

Kicking the Can, L.L.C.

Kicking the Can, L.L.C. was formed on April 17, 2009, under the laws of the State of Delaware.

Acquisition of Kick the Can Corp. / Wizard Conventions, Inc. Recognized as a Reverse Acquisition

On December 7, 2010, the Company entered into and consummated a share exchange agreement (“Share Exchange Agreement”) with successor, Kick the Can Corp. (“KTC Corp.”) and its predecessors Wizard Conventions, Inc. and Kicking the Can, L.L.C. (collectively, “Conventions”). Pursuant to the Exchange Agreement, the Company issued 32,927,596 shares of its common stock to the KTC Corp. shareholders in exchange for 100% of the issued and outstanding shares of KTC Corp. The shares issued represented approximately 94.9% of the issued and outstanding common stock immediately after the consummation of the Share Exchange Agreement.

As a result of the controlling financial interest of the former stockholder of Conventions, for financial statement reporting purposes, the merger between the Company and Conventions has been treated as a reverse acquisition with KTC Corp. deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the Financial Accounting Standards Board (‘FASB”) Accounting Standards Codification (“ASC”). The reverse merger is deemed a capital transaction and the net assets of KTC Corp. (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of KTC Corp. which are recorded at historical cost. The equity of the Company is the historical equity of KTC Corp. retroactively restated to reflect the number of shares issued by the Company in the transaction. Because of the predecessor/successor relationship between the Company and KTC Corp., Conventions ultimately became the accounting acquirer.

Wizard World Digital, Inc.

On March 18, 2011, the Company formed a wholly owned subsidiary called Wizard World Digital, Inc., a Nevada corporation (“Digital”). Digital never commenced operations or has employees, and Digital is currently dormant, pending execution of a digital strategy.

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Wiz Wizard, LLC

On December 29, 2014, the Company and a member of the Board of Directors (the “Board”) of the Company formed Wiz Wizard, LLC (“Wiz Wizard”) under the law of the State of Delaware. The Company and the member of the Board each owned 50% of the membership interest and agreed to allocate the profits and losses accordingly upon repayment of the initial capital contributions on a pro rata basis. The Company consolidates its 50% equity interest and reports the remaining 50% equity interest owned by a member of the Board as the non-controlling interest in Wiz Wizard as the management of the Company believes that the Company has the control of Wiz Wizard. In addition, the Company and Wiz Wizard, launched ComicConBox (“ConBox”) in April 2015. ConBox is a subscription-based premium monthly box service featuring collectibles, exclusives, toys, tech and gaming, licensed artwork, superior comics and apparel, Comic Convention tickets, special VIP discounts and more, which will be shipped on or around the end of every month. On February 4, 2016, the member of the Board assigned his fifty percent (50%) membership interest to the Company. Consequently, Wiz Wizard is a wholly-owned subsidiary of the Company. The Company ceased ConBox operations in 2017.

ButtaFyngas LLC

On April 10, 2015, the Company and an unrelated third party formed ButtaFyngas, LLC (“ButtaFyngas”) under the law of the State of Delaware. The Company and the unrelated party each own 50% of the membership interest and shall allocate the profits and losses accordingly upon repayment of the initial capital contributions on a pro rata basis. The Company consolidates its 50% equity interest and reports the remaining 50% equity interest owned by the third party as the non-controlling interest in ButtaFyngas.

Note 2 – Going Concern Analysis

Going Concern Analysis

The Company had a loss from operations of $5,337,608 and $1,182,246 for the year ended December 31, 2017 and 2016, respectively. As of December 31, 2017, we had cash and working capital deficit $1,769,550 and $3,541,032, respectively. We have evaluated the significance of these conditions in relation to our ability to meet our obligations, which had previously raised doubts about the Company’s ability to continue as a going concern through March 2019. However, the Company believes that the effects of its cost savings efforts with regard to corporate overhead and show production expenses commenced in 2017 are not reflected in the above results, but should be evident in 2018.

In addition to its cost containment strategies, the Company has announced three agreements to expand its future revenues: 1) An alignment with Sony Pictures Entertainment to explore a number of strategic initiatives; 2) An agreement to program a linear advertising Supported channel and an SVOD Channel in China on the CN Live platform; and, 3) A programming agreement with Associated Television International to launch the Chinese networks.

Additionally, if necessary, management believes that both related parties (management and members of the Board of Directors of the Company) and potential external sources of debt and/or equity financing may be obtained based on management’s history of being able to raise capital from both internal and external sources coupled with current favorable market conditions. Therefore, the accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the matters discussed herein. While the Company believes in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon the ability to further implement the business plan, generate sufficient revenues and to control operating expenses.

Note 3 – Significant and Critical Accounting Policies and Practices

The management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

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Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s) as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

KTC Corp.	The State of Nevada, U.S.A.	September 20, 2010	100%

Kicking the Can L.L.C.	The State of Delaware, U.S.A.	April 17, 2009	100%

Wizard World Digital, Inc.	The State of Nevada, U.S.A.	March 18, 2011	100%

Wiz Wizard, LLC	The State of Delaware, U.S.A.	December 29, 2014	100%

ButtaFyngas, LLC	The State of Delaware, U.S.A.	April 10, 2015	50%

All inter-company balances and transactions have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

As of December 31, 2017, the aggregate non-controlling interest in ButtaFyngas was ($12,498). As of December 31, 2016, the aggregate non-controlling interest in Wiz Wizard and ButtaFyngas was ($11,817). The non-controlling interest is separately disclosed on the Consolidated Balance Sheet.

Cash and Cash Equivalents

The Company considers investments with original maturities of three months or less to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short-term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

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Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of December 31, 2017 and 2016, the allowance for doubtful accounts was $0 and $0, respectively.

Inventories

Inventories are stated at average cost using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following:

	December 31, 2017	December 31, 2016
Finished goods	$1,204	$-

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment	3

Equipment	2-5

Furniture and fixture	7

Leasehold improvements	*

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever period is shorter.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Investments - Cost Method, Equity Method and Joint Venture

In accordance with sub-topic 323-10 of the FASB ASC (“Sub-topic 323-10”), the Company accounts for investments in common stock of an investee for which the Company has significant influence in the operating or financial policies even though the Company holds 50% or less of the common stock or in-substance common stock.

Method of Accounting

Investments held in stock of entities other than subsidiaries, namely corporate joint ventures and other non-controlled entities usually are accounted for by one of three methods: (i) the fair value method (addressed in Topic 320), (ii) the equity method (addressed in Topic 323), or (iii) the cost method (addressed in Subtopic 325-20). Pursuant to Paragraph 323-10-05-5, the equity method tends to be most appropriate if an investment enables the investor to influence the operating or financial policies of the investee.

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Investment in CONtv

On August 27, 2014, the Company entered into a joint venture and executed an Operating Agreement for CON TV LLC (“CONtv”) with Cinedigm Entertainment Corp. (“Cinedigm”), ROAR, LLC (a related party partially owned by a member of the Board) (“ROAR”) and Bristol Capital, LLC (a related party controlled by a member of the Board) (“Bristol Capital”). The Company owned a 47.50% interest in the newly formed entity, CONtv. The Company was accounting for the interest in the joint venture utilizing the equity method of accounting.

On November 16, 2015, pursuant to that certain Amended and Restated Operating Agreement for CONtv by and among the aforementioned parties (the “A&R Operating Agreement”), the Company’s ownership interest in CONtv was reduced to 10%. Pursuant to the A&R Operating Agreement, the Company is only obligated to fund on-going costs in the amount of $25,000 in cash on an on-going monthly basis for a period of 12 months following the effective date.

For the years ended December 31, 2017 and 2016, the Company recognized $0 and $262,500 in losses from this venture, respectively. As of December 31, 2017 and 2016, the investment in CONtv was $0.

Fair Value of Financial Instruments

The Company follows ASC 820-10 of the FASB Accounting Standards Codification to measure the fair value of its financial instruments and disclosures about fair value of its financial instruments. ASC 820-10 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820-10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by ASC 820-10 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, inventory, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

In connection with the securities purchase agreement and debt transactions during the year ended December 31, 2016, the Company issued warrants, to purchase common stock with an exercise price of $0.15 and a five-year term. Upon issuance of the warrants, the Company evaluated the note agreement to determine if the agreement contained any embedded components that would qualify the agreement as a derivative. The Company identified certain put features embedded in the warrants that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the warrants as a derivative liability. During the year ended December 31, 2017, the Company early adopted ASU 2017-11 on a retrospective basis (see below).

Transactions involving related parties typically cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. However, in the case of the convertible promissory note discussed in Note 6, the Company obtained a fairness opinion from an independent third party which supports that the transaction was carried out at an arm’s length basis.

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Revenue Recognition and Cost of Revenues

The Company follows Paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Convention revenue is generally earned upon completion of the convention. Unearned convention revenue is deposits received for conventions that have not yet taken place, which are fully or partially refundable depending upon the terms and conditions of the agreements.

Unearned ConBox revenue is non-refundable up-front payments for products. These payments are initially deferred and subsequently recognized over the subscription period, typically three months, and upon shipment of the product. The Company ceased ConBox operations during 2017.

The Company recognizes cost of revenues in the period in which the revenues was earned. In the event the Company incurs cost of revenues for conventions that are yet to occur, the Company records such amounts as prepaid expenses and such prepaid expenses are expensed during the period the convention takes place.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of revenue as incurred.

Shipping and handling costs were $21,479 and $178,931 for the years ended December 31, 2017 and 2016, respectively.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s Common stock over the expected option life and other appropriate factors. The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on the Common stock of the Company and does not intend to pay dividends on the Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

F-31

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the actual forfeiture rate is materially different from the Company’s estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2017. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by federal, state, and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with federal, state, and city tax laws. The Company's management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is no longer subject to tax examinations by tax authorities for years prior to 2014.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

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The following table shows the outstanding dilutive common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Contingent shares issuance arrangement, stock options or warrants
	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016

Convertible note	16,666,667	16,666,667
Common stock options	4,043,000	5,319,000
Common stock warrants	16,666,667	16,666,667

Total contingent shares issuance arrangement, stock options or warrants	37,376,334	38,652,334

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Recently Issued Accounting Pronouncements

In July 2015, the FASB issued the ASU No. 2015-11 “Inventory (Topic 330): Simplifying the Measurement of Inventory” (“ASU 2015-11”). The amendments in this ASU do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure inventory within the scope of this ASU at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company adopted the standard during the year ended December 31, 2017 and the adoption did not have a material effect on its consolidated financial statements and disclosures.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” Under ASU 2016-02, lessees will be required to recognize, for all leases of 12 months or more, a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. Additionally, the guidance requires improved disclosures to help users of financial statements better understand the nature of an entity’s leasing activities. This ASU is effective for public reporting companies for interim and annual periods beginning after December 15, 2018, with early adoption permitted, and must be adopted using a modified retrospective approach. The Company is in the process of evaluating the effect of the new guidance on its consolidated financial statements and disclosures.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing (Topic 606)”. In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross verses Net) (Topic 606)”. These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, “Revenue from Contracts with Customers”. The amendments in ASU 2016-10 provide clarifying guidance on materiality of performance obligations; evaluating distinct performance obligations; treatment of shipping and handling costs; and determining whether an entity’s promise to grant a license provides a customer with either a right to use an entity’s intellectual property or a right to access an entity’s intellectual property. The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The adoption of ASU 2016-10 and ASU 2016-08 is to coincide with an entity’s adoption of ASU 2014-09, which the Company intends to adopt for interim and annual reporting periods beginning after December 15, 2017. The Company is in the process of evaluating the standard and does not expect the adoption will have a material effect on its consolidated financial statements and disclosures.

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In April 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”. The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company adopted the standard during the year ended December 31, 2017 and the adoption did not have a material effect on its consolidated financial statements and disclosures.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which narrowly amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition and is effective during the same period as ASU 2014-09. The Company is currently evaluating the standard and does not expect the adoption will have a material effect on its consolidated financial statements and disclosures.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. The Company is currently evaluating the impact of the new standard.

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting,” which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This standard is required to be adopted in the first quarter of 2018. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements and related disclosures.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company early adopted the ASU 2017-11 in the three months ending December 31, 2017. See below.

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Adoption of ASU 2017-11

As noted above, in connection with the securities purchase agreement and debt transactions during the year ended December 31, 2016, the Company issued warrants, to purchase common stock with an exercise price of $0.15 and a five-year term. Upon issuance of the warrants, the Company evaluated the note agreement to determine if the agreement contained any embedded components that would qualify the agreement as a derivative. The Company identified certain put features embedded in the warrants that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the warrants as a derivative liability. The Company changed its method of accounting for the debt and warrants through the early adoption of ASU 2017-11 during the three months ended December 31, 2017 on a retrospective basis. Accordingly, the Company recorded the warrant derivative and conversion option derivative liabilities to additional paid in capital upon issuance. Comparative disclosures to 2016 audited numbers in the footnotes represent the restated amounts due to the early adoption.

The following table provides a summary of the derivative liability activity as a result of the adoption of ASU 2017-11:

	Warrants	Convertible Note	Total
Balance – December 31, 2015	$-	$-	$-
Issuance of derivative liabilities	5,206,444	2,294,435	7,500,879
Extinguishment of derivative liability from exercise of warrants	(2,831,851)	-	(2,831,851)
Change in fair value of derivative liability	825,544	1,004,165	1,829,709
Reclassified derivative liabilities of adoption	(3,200,137)	(3,298,000)	(6,498,737)
Balance – December 31, 2016	$-	$-	$-

Tabular summaries of the revisions and the corresponding effects on the consolidated balance sheet as of December 31, 2016 and consolidated statement of earnings for the year ended December 31, 2016 are presented below:

	Consolidated Balance Sheet
	December 31, 2016
	Previously		Revised
	Reported	Revisions	Reported
Convertible promissory note – related party, net	$1,456	$1,025,720	$1,027,176

Derivative liabilities – related party	6,498,737	(6,498,737)	-

Additional paid in capital	21,132,386	(1,467,767)	19,664,619

Accumulated deficit	(24,529,440)	6,940,783	(17,588,657)

	Consolidated Statement of Operations Year ended December 31, 2016
	Previously Reported	Revisions	Revised Reported
Interest expense	$(26,676)	$195	$(26,481)

Change in fair value of derivative liabilities	(1,829,709)	1,829,709	-

Derivative expense	(5,110,879)	5,110,879	-

Net loss	$(8,448,886)	$6,940,783	$(1,508,103)

Net loss per ordinary share:
Basic	$(0.16)	$(0.13)	$(0.03)

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In September 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). The new standard, among other things, provides additional implementation guidance with respect to Accounting Standards Codification (ASC) Topic 606 and ASC Topic 842. ASU 2017-03 is effective for annual and interim fiscal reporting periods beginning after December 15, 2017. The Company is currently evaluating the impact of the new standard, but does not expect it to have a material impact on its implementation strategies or its consolidated financial statements upon adoption.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	December 31, 2017	December 31, 2016
Computer Equipment	$43,087	$33,858
Equipment	460,927	390,656
Furniture and Fixtures	62,321	45,198
Leasehold Improvements	22,495	22,495
	588,830	492,207
Less: Accumulated depreciation	(423,427)	(276,259)
	$165,403	$215,948

Depreciation expense was $147,832 and $159,102 for the years ended December 31, 2017 and 2016, respectively.

Note 5 – Investment in CONtv Joint Venture

On August 27, 2014, the Company entered into a joint venture and executed an Operating Agreement with Cinedigm, ROAR (a related party co-founded by one of the Company’s directors) and Bristol Capital (a related party founded by the Company’s Chairman of the Board). The Company owned a 47.50% interest in the newly formed entity, CONtv. The Company was accounting for the interest in the joint venture utilizing the equity method of accounting.

On November 16, 2015, the Company entered that certain A&R Operating Agreement by and among, the Company, Cinedigm, ROAR and Bristol Capital, pursuant to which the Company’s interest in CONtv was reduced to a non-dilutable 10% membership interest. Such agreement was deemed effective on the execution date; however, Cinedigm agreed to the Company recognizing only 10% of the losses from the period July 1, 2015 through December 31, 2015. Pursuant to the A&R Operating Agreement, the Company is only obligated to fund on-going costs in the amount of $25,000 in cash on an on-going monthly basis for a period of 12 months following the effective date.

For the years ended December 31, 2017 and 2016, the Company recognized $0 and $262,500 in losses from this venture, respectively.

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As of December 31, 2017 and 2016, the Company has a balance due to CONtv of $224,241.

Note 6 – Related Party Transactions

Wiz Wizard

On December 29, 2014, the Company and a member of the Board formed Wiz Wizard (d/b/a ConBox) in the State of Delaware. The Company and the member of the Board each owned 50% of the membership interest and agreed to allocate the profits and losses accordingly upon repayment of the initial capital contributions on a pro rata basis. On February 4, 2016, the member of the Board assigned his fifty percent (50%) membership interest to the Company. The Company ceased ConBox operations in 2017.

Consulting Agreement

On December 29, 2016, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol Capital, LLC, a Delaware limited liability company (“Bristol”) managed by Paul L. Kessler, the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the Company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Term”). The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Bristol gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Term.

During the Term, the Company will pay Bristol a monthly fee (the “Monthly Fee”) of Eighteen Thousand Seven Hundred Fifty and No/100 Dollars ($18,750).

In addition, the Company will grant to Bristol options to purchase up to an aggregate of 600,000 shares of the Company’s common stock.

During the year ended December 31, 2017 and 2016, the Company incurred total expenses of $208,106 and $80,132, respectively, for services provided by Bristol. At December 31, 2017 and 2016, the Company accrued $208,106 and $75,000, respectively, of monthly fees due to Bristol.

Operating Sublease

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease (“Sublease”) with Bristol Capital Advisors, LLC (“Bristol Capital Advisors”), an entity controlled by the Company’s Chairman of the Board. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016 with monthly payments of $8,118. Upon execution of the Sublease, the Company paid a security deposit of $9,137 and $199,238 for prepaid rent of which $76,006 and $181,796 remain at December 31, 2017 and 2016, respectively. During the year ended December 31, 2017 and 2016, the Company incurred total rent expense of $98,877 and $24,354, respectively, under the Sublease. See Note 7 for future minimum rent payments due.

Outsourced Marketing

During the year ended December 31, 2017, the Company utilized outsourced marketing support from a company affiliated with ROAR, which is partially owned by a member of the Board. The Company had expenses of $7,500 and $5,809 during the years ended December 31, 2017 and 2016. As of December 31, 2017 and 2016, the outstanding liability due to the entity was $2,250 and $0, respectively.

Securities Purchase Agreement

Effective December 1, 2016, the Company entered into the Purchase Agreement with Bristol Investment Fund, Ltd. (the “Purchaser”), an entity controlled by the Chairman of the Company’s Board of Directors, pursuant to which the Company sold to the Purchaser, for a cash purchase price of $2,500,000, securities comprising: (i) the Debenture, (ii) Series A Warrants, and (iii) Series B Warrants. Pursuant to the Purchase Agreement, the Company paid $25,000 to the Purchaser and issued to the Purchaser 500,000 shares of Common Stock with a grant date fair value of $85,000 to cover the Purchaser’s legal fees. The Company recorded as a debt discount of $25,791 related to the cash paid and the relative fair value of the shares issued to Purchaser for legal fees.

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(i)	Debenture

The Debenture with an initial principal balance of $2,500,000, due December 30, 2018 (the “Maturity Date”), will accrue interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2017, (ii) on each date the Purchaser converts, in whole or in part, the Debenture into Common Stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the Company’s notice to redeem some or all of the of the outstanding principal of the Debenture (only as to that principal amount then being redeemed) and on the Maturity Date. The Debenture is convertible into shares of the Company’s Common Stock at any time at the option of the holder, at an initial conversion price of $0.15 per share, subject to adjustment. In the event of default occurs, the conversion price shall be the lesser of (i) the initial conversion price of $0.15 and (ii) 50% of the average of the 3 lowest trading prices during the 20 trading days immediately prior to the applicable conversion date.

(ii)	Series A Warrants

The Series A Warrants to acquire up to 16,666,667 shares of Common Stock at the Series A Initial Exercise Price of $0.15 and expiring on December 1, 2021. The Warrants may be exercised immediately upon the issuance date, upon the option of the holder.

(iii)	Series B Warrants

The Series B Warrants to acquire up to 16,666,650 shares of Common Stock at the Series B Initial Exercise Price of $0.15 and expiring on December 1, 2021. The Series B Warrants were exercised immediately upon the issuance date. The Company received gross proceeds of $1,667 upon exercise of the warrants.

Upon issuance of the note, the Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it using the relative fair value of $1,448,293 as debt discount on the consolidated balance sheet. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method which approximates the interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $1,383,021 and $1,472,824 as of December 31, 2017 and 2016, respectively, which includes the debt discount recorded upon execution of the Securities Purchase Agreement discussed above.

Note 7 – Commitments and Contingencies

Employment Agreements

Appointment of Executive Vice President and Chief Operating Officer

On November 8, 2016, the Company formally entered into an employment agreement (the “Malinoff Employment Agreement”) with Randall S. Malinoff in connection with his appointment as the Company’s Executive Vice President and Chief Operating Officer on July 14, 2016 (the “Effective Date”) to serve for a period of two years from the Effective Date. In connection with such appointment, Mr. Malinoff will receive an annual base salary of $225,000 and will be eligible for a performance-based bonus at the discretion of the Board.

On November 8, 2016, pursuant to the terms of the Malinoff Employment Agreement, the Company granted six hundred thousand (600,000) options to purchase shares of the Company’s common stock.

On July 5, 2017, Mr. Malinoff departed from the Company. Mr. Malinoff is currently engaged in a dispute with the Company. The dispute pertains to his departure from the Company. Both Mr. Malinoff and the Company have retained counsel to engage on the issues in controversy. As of December 31, 2017, all of Mr. Malinoff’s options have been cancelled.

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Appointment of President and Chief Executive Officer

On April 22, 2016, the Board approved the appointment of Mr. John D. Maatta as the Company’s President and Chief Executive Officer, effective as of May 3, 2016. Mr. Maatta will continue to serve as a member of the Board. In addition, the Board granted Mr. Maatta options to purchase up to an aggregate of 1,100,000 shares of the Company’s common stock, subject to the terms and conditions of the Third Amended and Restated 2011 Stock Incentive and Award Plan. Mr. Maatta formally entered into his Employment Agreement with the Company on July 17, 2016.

Mr. Maatta received the following, with effective dates as defined below:

1)	upon the effectiveness of the Maatta Appointment on May 3, 2016, three hundred thousand (300,000) options to purchase shares of the Company’s common stock at an exercise price of $0.50 per share, such options to vest only upon a Change in Control (as defined in Mr. Maatta’s Employment Agreement) during Mr. Maatta’s tenure as President and Chief Executive Officer;

2)	upon the effectiveness of the Maatta Appointment on May 3, 2016, eight hundred thousand (800,000) options to purchase shares of the Company’s common stock, such options to vest, at the applicable exercise price, as follows:

a.	one hundred thousand (100,000) options shall be exercisable at a price of $0.50 per share and shall vest immediately;

b.	one hundred thousand (100,000) options shall be exercisable at a price of $0.50 per share and shall vest by September 30, 2016;

c.	one hundred thousand (100,000) options shall be exercisable at a price of $0.50 per share and shall vest by December 31, 2016;

d.	one hundred thousand (100,000) options shall be exercisable at a price of $0.55 per share and shall vest by March 31, 2017;

e.	one hundred thousand (100,000) options shall be exercisable at a price of $0.55 per share and shall vest by June 30, 2017;

f.	one hundred thousand (100,000) options shall be exercisable at a price of $0.55 per share and shall vest by September 30, 2017;

g.	one hundred thousand (100,000) options shall be exercisable at a price of $0.60 per share and shall vest by December 31, 2017; and

h.	one hundred thousand (100,000) options shall be exercisable at a price of $0.60 per share and shall vest by March 31, 2018.

Consulting Agreement

As discussed in Note 6, on December 29, 2016, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol managed by Paul L. Kessler, the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the Company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Term”). The term of the Consulting Agreement will be automatically extended for additional terms of 90-day periods each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Bristol gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Term.

During the Term, the Company will pay Bristol a monthly fee (the “Monthly Fee”) of Eighteen Thousand Seven Hundred Fifty and No/100 Dollars ($18,750). For services rendered by Bristol prior to entering into the Consulting Agreement, the Company will pay Bristol the Monthly Fee, pro-rated, for the time between September 1, 2016 and December 29, 2016. Bristol may also receive an annual bonus as determined by the Compensation Committee of the Company’s Board of Directors (the “Board”) and approved by the Board. At December 31, 2017 and 2016, the Company accrued $208,106 and $75,000 of monthly fees due to Bristol, respectively.

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In addition, the Company will grant to Bristol options to purchase up to an aggregate of 600,000 shares of the Company’s common stock in accordance with the following vesting schedule and at the applicable exercise prices therein:

Bristol received the following, with effective dates as defined below:

1)	upon the effectiveness of the Consulting Agreement on December 29, 2016, seventy-five thousand (75,000) options to purchase shares of the Company’s common stock at an exercise price of $0.50 per share, such options to vest upon execution of the agreement;

2)	upon the effectiveness of the Consulting Agreement on December 29, 2016, five hundred twenty-five thousand (525,000) options to purchase shares of the Company’s common stock, such options to vest, at the applicable exercise price, as follows:

a.	Seventy-five thousand (75,000) options shall be exercisable at a price of $0.50 per share and shall vest immediately;

b.	Seventy-five thousand (75,000) options shall be exercisable at a price of $0.55 per share and shall vest by March 31, 2017;

c.	Seventy-five thousand (75,000) options shall be exercisable at a price of $0.55 per share and shall vest by June 30, 2017;

d.	Seventy-five thousand (75,000) options shall be exercisable at a price of $0.55 per share and shall vest by September 30, 2017;

e.	Seventy-five thousand (75,000) options shall be exercisable at a price of $0.60 per share and shall vest by December 31, 2017;

f.	Seventy-five thousand (75,000) options shall be exercisable at a price of $0.60 per share and shall vest by March 31, 2018; and

g.	Seventy-five thousand (75,000) options shall be exercisable at a price of $0.60 per share and shall vest by June 30, 2018.

Operating Lease

On June 16, 2016, the Company entered into a Standard Multi-Tenant Sublease (“Sublease”) with Bristol Capital Advisors, an entity controlled by the Company’s Chairman of the Board. The term of the Sublease is for 5 years and 3 months beginning on July 1, 2016 with monthly payments of $8,118. Upon execution of the Sublease, the Company paid a security deposit of $9,137 and $199,238 for prepaid rent of which $76,006 and $181,796 remain at December 31, 2017 and 2016, respectively. During the year ended December 31, 2017 and 2016, the Company incurred total rent expense of $98,877 and $24,354 under the Sublease, respectively. See below for future minimum rent payments due.

F-40

Future minimum lease payments inclusive of related tax required under the non-cancelable operating lease are as follows:

Fiscal year ending December 31:
2018	$101,844
2019	104,899
2020	108,046
2021	83,054
$397,843

Obligation to Fund CONtv

As discussed in Note 3, on November 16, 2015, pursuant to that certain A&R Operating Agreement for CONtv, the Company’s ownership interest in CONtv was reduced to 10%. In addition, the Company is only obligated to fund on-going costs in the amount of $25,000 in cash on an on-going monthly basis for a period of 12 months following the effective date.

For the years ended December 31, 2017 and 2016, the Company recognized $0 and $262,500 in losses from this venture, respectively.

As of December 31, 2017 and 2016, the Company has a balance due to CONtv of $224,241.

Stephen Shamus Lawsuit

On October 28, 2016, the Company filed a Complaint (the “SDNY Complaint”) and commenced a lawsuit in the United States District Court, Southern District of New York, against Stephen Shamus, the former Chief Marketing Officer of the Company whose employment was terminated on October 27, 2016 (the “SDNY Lawsuit”). In the SDNY Lawsuit, the Company alleges, among other things, breach of fiduciary duty, misappropriation of corporation assets, breach of contract, and conversion, against Mr. Shamus relating to the Company’s assertion that he used his position with the Company to improperly obtain memorabilia at the Company’s Comic Conventions which he would then sell and retain the profits from for his own benefit. On November 16, 2016, Mr. Shamus filed an Answer to the SDNY Complaint with counterclaims against the Company (the “SDNY Counterclaim”). The SDNY Counterclaim alleges breach of contract and unjust enrichment against the Company and seeks compensatory damages in the form of cash.

The lawsuit was concluded on February 15, 2017 with no financial impact on the Company’s financial statements.

Gareb Shamus Lawsuit

On December 16, 2016, the Company filed a Complaint (the “DNJ Complaint”) and commenced a lawsuit in the United States District Court, District of New Jersey (the “DNJ Lawsuit”), against Gareb Shamus, the founder and former Chief Executive Officer of the Company; Pivot Media LLC and 4 Brothers LLC, entities owned and operated by Gareb Shamus; Stephen Shamus, the former Chief Marketing Officer of the Company whose employment was terminated on October 27, 2016; Kenneth Shamus, a former director of the Company; Eric Weisblum; GEM Funding LLC; It’s All Normal LLC; and various other defendants (collectively, the “DNJ Defendants”). In the DNJ Complaint, the Company alleged that the DNJ Defendants violated Section 13(d) of the Securities and Exchange Act of 1934 and SEC Rules 13d-1 and 13d-5. The Company sought an injunction to compel the DNJ Defendants to make complete disclosure under Section 13(d) of the Exchange Act and to cure their past violations. The DNJ Lawsuit was concluded on February 15, 2017 with no financial impact on the Company’s financial statements.

Silverman Lawsuit

On January 11, 2017, Arden B. Silverman (“Silverman”), d/b/a Capital Asset Protection, filed a complaint (the “Silverman Complaint”) and commenced a lawsuit against the Company in the Superior Court of California, County of Los Angeles – Central District (the “Silverman Lawsuit”). Silverman brought the claim after being assigned the right title and interest in a claim against the Company by Rogers & Cowan, Inc., a California corporation (Rogers & Cowan). The Silverman Complaint alleges the Company owes $42,600 plus attorney’s fees to Silverman for services provided by Rogers & Cowan to the Company. On April 10, 2017, the Company filed a cross Cross-Complaint in the Silverman Lawsuit against Rogers and Cowan, among others (the “Cross-Complaint”). The Cross-Complaint seeks in excess of $90,000 from Rogers & Cowan, among others, and alleges, fraud, negligent misrepresentation, breach of written agreement; breach of covenant of good faith and fair dealings, and violations of Cal. Bus. & Prof. Code §§17200 et seq. The matters at issue in the Silverman lawsuit were resolved by way of a mutual settlement with no financial impact on the Company’s financial statements in June 2017.

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Malinoff Dispute

Randall Malinoff, the Company’s former Chief Operating Officer, who departed from on the Company as of July 5, 2017, is currently engaged in a dispute with the Company. A complaint for breach of contract and various disability discrimination claims was filed after the Company terminated him for cause. The Company believes that the matter, which is set for trial in 2019, is wrongful and is without merit. The Company currently intends to proceed to trial on this matter.

With the exception of the foregoing disputes, the Company is not involved in any disputes and does not have any litigation matters pending which the Company believes could have a materially adverse effect on the Company’s financial condition or results of operations.

Note 8 – Stockholders’ Equity (Deficit)

The Company’s authorized capital stock consists of 100,000,000 shares, of which 80,000,000 are for shares of common stock, par value $0.0001 per share, and 20,000,000 are for shares of preferred stock, par value $0.0001 per share, of which 50,000 have been designated as Series A Cumulative Convertible Preferred Stock.

As of December 31, 2017 and 2016, there were 68,535,036 shares of common stock issued and outstanding. Each share of the common stock entitles its holder to one vote on each matter submitted to the shareholders.

Equity Incentive Plan

On May 9, 2011, the Board approved, authorized and adopted (subject to stockholder approval) the 2011 Incentive Stock and Award Plan (the “Plan”). The Plan was amended on September 14, 2011, April 11, 2012, July 9, 2012 and September 25, 2014. The Plan provides for the issuance of up to 15,000,000 shares of common stock, par value $.0001 per share, of the Company through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options”) and together with the Non-qualified Options, the (“Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.

The Plan shall be administered by a committee consisting of two or more independent, non-employee and outside directors (the “Committee”). In the absence of such a Committee, the Board shall administer the Plan.

Each Option shall contain the following material terms:

(i)	the exercise price, which shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the common stock is listed or quoted, as applicable) of the common stock of the Company, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Company, the exercise price shall be at least 110% of the Fair Market Value;

(ii)	the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than five (5) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Company, the Incentive Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

(iii)	subject to acceleration in the event of a Change of Control of the Company (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter of the Company through the four (4) year anniversary of the date on which the Option was granted;

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(iv)	no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(v)	with respect to Incentive Options, the aggregate Fair Market Value of common stock exercisable for the first time during any calendar year shall not exceed $100,000.

Each award of Restricted Stock is subject to the following material terms:

(i)	no rights to an award of Restricted Stock is granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Committee;

(ii)	Restricted Stock shall not be delivered until they are free of any restrictions specified by the Committee at the time of grant;

(iii)	recipients of Restricted Stock have the rights of a stockholder of the Company as of the date of the grant of the Restricted Stock;

(iv)	shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied or the employment with the Company is terminated; and

(v)	the Restricted Stock is not transferable until the date on which the Committee has specified such restrictions have lapsed.

Stock Options

The following is a summary of the Company’s option activity:

	Options	Weighted Average Exercise Price

Outstanding – January 1, 2016	9,933,500	$0.70
Exercisable – January 1, 2016	4,332,500	$0.41
Granted	2,000,000	$0.55
Exercised	-	$-
Forfeited/Cancelled	(6,614,500)	$-
Outstanding – December 31, 2016	5,319,000	$0.57
Exercisable – December 31, 2016	1,640,500	$0.47
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	(1,276,000)	$-
Outstanding – December 31, 2017	4,043,000	$0.58
Exercisable – December 31, 2017	3,328,000	$0.57

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	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40 - 1.50	4,043,000	2.10 years	$0.58	3,328,000	$0.57

At December 31, 2017, the total intrinsic value of options outstanding and exercisable was $0 and $0, respectively.

The Company recognized an aggregate of $296,274 and $777,536 in compensation expense during the years ended December 31, 2017 and 2016, respectively, related to option awards. At December 31, 2017, unrecognized stock-based compensation was $310,519.

Stock Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 1, 2016	-	$-
Exercisable – January 1, 2016	-	$-
Granted	33,333,317	$0.08
Exercised	(16,666,650)	$0.00
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2016	16,666,667	$0.15
Exercisable – December 31, 2016	16,666,667	$0.15
Granted	-	-
Exercised	-	-
Forfeited/Cancelled	-	-
Outstanding – December 31, 2017	16,666,667	$0.15
Exercisable – December 31, 2017	16,666,667	$0.15

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.15	16,666,667	4.67 years	$0.15	16,666,667	$0.15

At December 31, 2017, the total intrinsic value of warrants outstanding and exercisable was $0 and $0, respectively.

There were no new options or warrants granted during the year ended December 31, 2017. The following table summarizes the range of assumptions the Company utilized to estimate the fair value of the options and warrants issued during the year ended December 31, 2016:

Assumptions	December 31, 2016
Expected term (years)	2.40-5.00
Expected volatility	90%-115%
Risk-free interest rate	0.87% - 1.96%
Dividend yield	0.00%

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The expected warrant term is based on the contractual term. The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. The expected volatility is based on historical-volatility of the Company when stock prices were publicly available. The risk-free interest rate is based on the U.S. Treasury yields with terms equivalent to the expected term of the related option at the valuation date. Dividend yield is based on historical trends.

Note 9 – Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of December 31, 2017, substantially all of the Company’s cash and cash equivalents were held by major financial institutions and the balance in certain accounts exceeded the maximum amount insured by the Federal Deposits Insurance Corporation (“FDIC”). However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

Note 10 – Segment Information

The Company maintained operating segments; Conventions and ConBox. The Company ceased ConBox operations in 2017, which is the principal reason for the decrease in operating results compared to 2016. The Company evaluated performance of its operating segments based on revenue and operating profit (loss). Segment information for the years ended December 31, 2017 and 2016 and as of December 31, 2017 and 2016, are as follows:

	Conventions	ConBox	Total
Year ended December 31, 2017
Revenue	$14,983,033	$84,580	$15,067,613
Cost of revenue	(14,978,136)	(80,161)	(15,058,297)
Gross margin	4,897	4,419	10,371,076
Operating expenses	(5,314,391)	(32,533)	(5,346,924)
Operating loss	(5,309,494)	(28,114)	(5,337,608)

Year ended December 31, 2016
Revenue	$21,994,433	$707,101	$22,701,534
Cost of revenue	(14,972,190)	(1,029,898)	(16,002,088)
Gross margin	(164,903	-	(164,903
Operating expenses	(6,857,340)	(322,797)	6,534,543)
Operating profit (loss)	(7,627,847)	(88,942	(7,716,789)

December 31, 2017
Accounts receivable, net	$336,030	$-	$336,030
Total assets	2,940,089	-	2,940,089
Unearned revenue	2,164,972	-	2,164,972

December 31, 2016
Accounts receivable, net	$128,561	$59,258	$187,819
Total assets	5,775,871	59,258	5,835,129
Unearned revenue	1,479,392	95,546	1,574,938

Note 11 – Income Tax Provision

Deferred Tax Assets

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Reform Bill”) was signed into law. Prior to the enactment of the Tax Reform Bill, the Company measured its deferred tax assets at the federal rate of 34%. The Tax Reform Bill reduced the federal tax rate to 21% resulting in the re-measurement of the deferred tax asset as of December 31, 2017. Beginning January 1, 2018, the lower tax rate of 21% will be used to calculate the amount of any federal income tax due on taxable income earned during 2018.

F-45

At December 31, 2017, the Company has available for U.S. federal income tax purposes a net operating loss (“NOL”) carry-forwards of approximately $9,919,000 that may be used to offset future taxable income through the fiscal year ending December 31, 2036. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements since the Company believes that the realization of its net deferred tax asset of approximately $2,083,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $2,083,000.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. The valuation allowance increased by approximately $590,000 and $249,000 for the years ended December 31, 2017 and 2016, respectively.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest expense” in the statement of operations. Penalties would be recognized as a component of “General and administrative.”

No material interest or penalties on unpaid tax were recorded during the years ended December 31, 2017 and 2016, respectively. As of December 31, 2017 and 2016, no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

Components of deferred tax assets are as follows:

	December 31, 2017	December 31, 2016
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$2,083,000	$1,493,000
Less valuation allowance	(2,083,000)	(1,493,000)
Deferred tax assets, net of valuation allowance	$-	$-

F-46

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016

Federal statutory income tax rate	21.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(21.0%)	(34.0%)

Effective income tax rate	0.0%	0.0%

F-47

[__] Shares

Common stock

Roth Capital Partners

[__], 2018

Part II

Information not require in prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee, and the Nasdaq Capital Market listing application fees.

Amount to be Paid
SEC registration fee	$1,702
FINRA filing fee	2,606
Nasdaq Capital Market listing application fees	50,000
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

* To be completed by amendment

Item 14. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s certificate of incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. In addition, together its certificate of incorporation and its bylaws require the Company to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding (whether criminal, civil, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director, officer or employee at the Company’s request or the request of any predecessor of the Company, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. The Company’s bylaws also provide that the Company may, to the fullest extent provided by law, indemnify any person against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. The Company is not required to advance expenses incurred by its directors, officers, employees and agents in defending any action or proceeding for which indemnification is required or permitted, subject to certain limited exceptions. The indemnification rights conferred by its certificate of incorporation and bylaws are not exclusive.

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The Company maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Company for those losses for which it has lawfully indemnified the directors and officers. The policy contains various exclusions.

In addition, the underwriting agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Company and the Company’s officers and directors for certain liabilities arising under the Securities Act, or otherwise.

Item 15. Recent Sales of Unregistered Securities.

Effective December 1, 2016, we entered into a securities purchase agreement (the “Purchase Agreement”) with Bristol Investment Fund, Ltd. (“Bristol”), an entity controlled by our Executive Chairman, for the sale of our securities, comprised of (i) $2.5 million of convertible debentures convertible at a price of $0.15 per share (the “Debenture”), (ii) warrants (the “Series A Warrants”) to acquire 16,666,667 shares of our common stock at an exercise price of $0.15 per share, and (iii) warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to acquire 16,666,650 shares of our common stock at an exercise price of $0.0001 per share. As a condition to Bristol entering into the Purchase Agreement, we entered into a Security Agreement (the “Security Agreement”) in favor of Bristol, granting a security interest in substantially all of our property, whether presently owned or existing or hereafter acquired or coming into existence, including but not limited to, its ownership interests in our subsidiaries, to secure the prompt payment, performance and discharge in full of all of our obligations under the Debenture. We received net proceeds under the Purchase agreement of approximately $2.47 million after paying certain fees and expenses.

On December 29, 2016, we granted Bristol Capital options to purchase up to an aggregate of 600,000 shares of our common stock, vesting in quarterly increments of 75,000 options through June 30, 2018 and expiring on December 29, 2021.

On [__], 2018, we entered into and Exchange Agreement with Bristol pursuant to which we issued [__] shares of Preferred Stock in exchange for the Notes (the “Exchange”). This issuance was deemed to be exempt from registration under the Securities Act in reliance on Section 3(a)(9) of the Securities Act, as an exchange of securities of the issuer for no consideration.

No underwriters were used in connection with any of the foregoing transactions. Except as otherwise noted, these issuances were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, including in some cases, Regulation D and Rule 506 promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The purchasers of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to offer or sell, in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

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Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed herewith or incorporated by reference to exhibits previously filed with the SEC.

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

2.1	Share Purchase and Share Exchange Agreement, dated November 5, 2010, by and among GoEnergy, Inc., Strato Malamas, an individual and the majority stockholder of GoEnergy, Inc., Kick the Can Corp., a Nevada corporation, Kicking the Can, L.L.C., a Delaware limited liability company and the majority shareholder of Kick the Can Corp., and certain shareholders of Kick the Can Corp. that are signatories thereto (as filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 16, 2010).

3.1	Certificate of Incorporation of GoEnergy, Inc. (as filed as Exhibit 1.1 to the Company’s Registration Statement on Form SB-2, filed with the SEC on March 25, 2003).

3.2	Bylaws (as filed as Exhibit 2.1 to the Company’s Registration Statement on Form SB-2, filed with the SEC on March 25, 2003).

3.3	Certificate of Amendment to the Certificate of Incorporation of GoEnergy, Inc., dated December 6, 2010 (as filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2010).

3.4	Certificate of Correction, dated December 8, 2010 (as filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2010).

3.5	Second Certificate of Correction filed January 20, 2011 (as filed as Exhibit 3.5 to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2011).

3.6	Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $0.0001 par value per share (as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2010).

3.7	Certificate of Amendment to Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (as filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 25, 2011).

3.8	Certificate of Amendment to Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2012).

3.9	Amended and Restated Series A Certificate of Designations, dated March 29, 2012 (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 30, 2012).

3.10	First Amendment to the Bylaws of Wizard World, Inc. (as filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 21, 2016).

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3.11	Certificate of Amendment to Certificate of Incorporation, filed September [__], 2018 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September [__], 2018).

3.12*	Form of Amended and Restated Certificate of Incorporation to be in effect immediately prior to the completion of this offering.

3.13*	Form of Amended and Restated Bylaws to be in effect immediately prior to the completion of this offering.

4.1	Form of 2011 Series A Common Stock Purchase Warrant (as filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 25, 2011).

4.2	Form of Convertible Promissory Note, dated August 19, 2011 (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2011).

4.3	Form of Series A Common Stock Purchase Warrant (as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 5, 2012).

4.4	Form of Senior Convertible Debenture (as filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 5, 2012).

5.1**	Opinion of DLA Piper LLP (US)

10.1	Director Agreement, dated January 18, 2011, by and between GoEnergy, Inc. and Vadim Mats (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 18, 2011).

10.2	Director Agreement, dated May 9, 2011, by between Wizard World, Inc. and Greg Suess (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2011).

10.3	2011 Stock Incentive and Award Plan (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 12, 2011)

10.4	Amendment to the 2011 Incentive Stock and Award Plan (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 15, 2011).

10.5	2011 Amended and Restated Stock Incentive and Award Plan. (as filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 16, 2012).

10.6	Form of Non-Qualified Stock Option Agreement (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 12, 2011).

10.7	Director Agreement, dated May 25, 2011, by and between Wizard World, Inc. and John Maatta (as filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 16, 2012).

10.8	Office Service Agreement, dated January 18, 2011, by and between Kick the Can Corp. and NYC Office Suites (as filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the SEC on September 13, 2011).

10.9	Internet Domain Name Assignment Agreement, dated January 2011, by and between Gareb Shamus Enterprises, Inc. and Kick the Can Corp. (as filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the SEC on September 13, 2011).

10.10	Mid-Ohio Acquisition Agreement, dated November 13, 2010, by and between Kicking the Can L.L.C and GCX Holdings LLC (as filed as Exhibit 10.15 to the Company’s Current Report on Form 8-K/A, filed with the SEC on November 16, 2011).

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10.11	Second Amended and Restated 2011 Incentive Stock and Award Plan (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 13, 2012).

10.12	Director Agreement, dated March 17, 2013, by and between Wizard World, Inc. and Paul L. Kessler (as filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2013).

10.13	Director and Officer Indemnification, dated March 17, 2013, by and between Wizard World, Inc. and Paul L. Kessler (as filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2013).

10.14	Non-Qualified Stock Option Agreement, dated March 17, 2013, by and between Wizard World, Inc. and Paul L. Kessler (as filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2013).

10.15	Form of Commercial Real Estate Lease by and between Bristol Capital, LLC and 225 California Street, LLC, as lessors, and Wizard World, Inc., as lessee (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 24, 2013).

10.16	2011 Third Amended and Restated Stock Incentive and Award Plan. (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 29, 2014)

10.17	Amended and Restated Operating Agreement of CON TV, LLC, by and among Wizard World, Inc., Cinedigm Entertainment Corp., Roar, LLC and Bristol Capital, LLC (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2015)

10.18	Amended and Restated License Agreement by and between Wizard World, Inc. and CON TV, LLC (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2015)

10.19	Amended and Restated Services Agreement by and between Wizard World, Inc. and CON TV, LLC (as filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2015)

10.20	Employment Agreement by and between Wizard World, Inc. and Randy Malinoff, individually (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 7, 2016)

10.21	Employment Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2016)

10.22	Non-Compete, Non-Solicitation and Non-Disclosure Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2016)

10.23	Indemnification Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta (as filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2016)

10.24	Option Agreement, dated July 15, 2016, by and between Wizard World, Inc. and John D. Maatta (as filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on July 20, 2016)

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10.25	Employment Agreement, dated November 8, 2016, by and between Wizard World, Inc. and Randall S. Malinoff (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2016)

10.26	Non-Compete, Non-Solicitation and Non-Disclosure Agreement, dated November 8, 2016, by and between Wizard World, Inc. and Randall S. Malinoff (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2016)

10.27	Indemnification Agreement, dated November 8, 2016, by and between Wizard World, Inc. and Randall S. Malinoff (as filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2016)

10.28	Non-Qualified Stock Option Agreement, dated November 8, 2016, by and between Wizard World, Inc. and Randall S. Malinoff (as filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2016)

10.29	Form of Securities Purchase Agreement by and between Wizard World, Inc. and Bristol Investment Fund, Ltd. (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 2, 2016)

10.30	Form of 12% Senior Secured Convertible Debenture issued by Wizard World, Inc., in favor of Bristol Investment Fund, Ltd. (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 2, 2016)

10.31	Form of Warrant issued by Wizard World, Inc. to Bristol Investment Fund, Ltd. (as filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on December 2, 2016)

10.32	Security Agreement by and between Wizard World, Inc. (as filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on December 2, 2016)

10.33	Consulting Services Agreement by and between Wizard World, Inc. and Bristol Capital, LLC (as filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on January 5, 2017)

10.34	2016 Incentive Stock and Award Plan (as filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 15, 2016)

10.35**	Exchange Agreement, dated September [__], 2018, by and between Wizard World, Inc. and Bristol Investment Fund, Ltd.

10.36**	Letter Agreement, dated September [__], 2018, by and between Wizard World, Inc. and Bristol Investment Fund, Ltd.

16.1	Letter of Rosenberg Rich Baker Berman & Company, dated December 28, 2017 (incorporated herein by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2017)

21.1	Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017)

23.1*	Consent of MaughanSullivan LLC, an independent registered public accounting firm.

23.2*	Consent of Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm.

23.3**	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page to this registration statement).

* Filed herewith

** To be filed by amendment

+ Indicates management compensatory agreement

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Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 10 day of October, 2018.

WIZARD ENTERTAINMENT, INC.

By:	/s/ John D. Maatta
Name:	John D. Maatta
Title:	Chief Executive Officer and President

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Maatta and Paul L. Kessler, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Maatta	Chief Executive Officer, President and Director (Principal Executive, Financial , and Accounting Officer)	October 10, 2018
John D. Maatta

/s/ Paul L. Kessler	Executive Chairman	October 10, 2018
Paul L. Kessler

/s/ Greg Suess	Director	October 10, 2018
Greg Suess

/s/ Jordan Schur	Director	October 10, 2018
Jordan Schur

/s/ Michael Breen	Director	October 10, 2018
Michael Breen

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